UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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THE CLOROX COMPANY
(Name of Registrant as Specified In Its Charter)

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To Our Stockholders

Dear Stockholders:

I am pleased to invite you to attend our 2017 Annual Meeting of Stockholders.

Clorox delivered strong results in fiscal year 2017 and we continue to be committed to good growth: growth that is profitable, sustainable, and responsible. We are focused on delivering products and brands that provide superior value, investing in product innovation and the consumer experience, and being an industry leader in using marketing and technology to enable real-time consumer engagement. We also view employee engagement as critical, as engagement has been shown to correlate to a company’s performance. Inclusion and diversity are top business priorities as we benefit from the diverse backgrounds and perspectives of our employees, which we also see reflected in our female and minority leaders on the management team and Board of Directors.

Our Board continues to provide excellent guidance and leadership and to set the right tone at the top. Whether it’s strategic oversight, risk management, or human capital management, the Board is focused on the long term. We are constantly thinking about how the Company must evolve as an industry leader in a rapidly changing world, and in a way that is responsible and sustainable to continue to generate financial returns for you, our stockholders.

We look forward to sharing our progress and results with you at our Annual Meeting. Thank you for your continued support and investment in Clorox.

Sincerely,

Benno Dorer
Chairman and Chief Executive Officer

Dear Stockholders:

As Lead Director of Clorox, it is my honor to serve with our other independent directors as an independent voice representing you, the stockholders, to help ensure that the Company continues to be managed with integrity, strong corporate governance, and appropriate oversight of strategy and risks.

In fiscal year 2017, we were pleased to add three new directors, each of whom brings a unique and valuable perspective to the Board. Once again this year I participated in outreach meetings with our stockholders to engage in two-way dialogue and understand the issues that are most important to our investors. As a Board, we regularly discuss and consider investor feedback on a wide variety of governance, compensation, and other topics as we strive to be responsible stewards of the Company.

I am also committed to diversity. As Clorox seeks to develop its diverse workforce and to foster a culture that is inclusive of different perspectives, experiences, and backgrounds, I encourage and engage with our employees directly. Talent management is crucial to the business and we must continue building and retaining our pipeline of high-potential employees to continue to grow profitably, in a values-led manner, and for the long term.

On behalf of the independent directors, thank you for your confidence and your support.

Sincerely,

Pamela Thomas-Graham
Lead Director

THE CLOROX COMPANY - 2017 Proxy Statement       i

Notice of Annual Meeting of Stockholders

To be held on November 15, 2017

The 2017 Annual Meeting of Stockholders of The Clorox Company will be held at 8:00 a.m. Eastern time on Wednesday, November 15, 2017, at the Company’s Durham, NC, offices, 210 W. Pettigrew Street, Durham, NC 27701, for the following purposes:

1.	To elect the twelve director nominees named in the proxy statement;
2.	To hold an advisory vote to approve executive compensation;
3.	To hold an advisory vote on the frequency of future advisory votes to approve executive compensation;
4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm;
5.	To approve the material terms of the performance goals under the Company’s 2005 Stock Incentive Plan;
6.	To approve the Company’s equity award policy for non-employee directors; and
7.	To consider and act upon one stockholder proposal, if properly presented at the Annual Meeting.

Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Stockholders of record at the close of business on September 18, 2017, are entitled to vote at the Annual Meeting and any adjournment or postponement.

Proof of share ownership as of the record date will be required to attend the Annual Meeting. Please see the “Attending the Annual Meeting” section of the proxy statement for more information.

On or about September 22, 2017, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders informing them that our Proxy Statement, Integrated Annual Report—Executive Summary, and voting instructions are available on the Internet as of the same date.

Your vote is very important. Even if you plan to attend the Annual Meeting, we hope that you will read the proxy statement and vote your proxy by telephone, via the Internet, or by signing, dating, and returning the proxy card in the envelope provided.

By Order of the Board of Directors,

Angela C. Hilt
Vice President – Corporate Secretary
& Associate General Counsel

The Clorox Company
1221 Broadway
Oakland, California 94612

September 22, 2017

Important Notice Regarding the Availability of Proxy Materials for The Clorox Company Stockholders Meeting to be Held on November 15, 2017: The Notice of Annual Meeting, Proxy Statement, and 2017 Integrated Annual Report—Executive Summary are available at www.edocumentview.com/CLX.

THE CLOROX COMPANY - 2017 Proxy Statement

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

501 Madison Avenue, 20th Floor
New York, New York 10022

Stockholders may call toll-free at (877) 750-9499

Banks and brokers may call collect at (212) 750-5833

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. For more complete information, please review the Company’s proxy statement before voting.

Proposals to be Voted on and Board Voting Recommendations

		More information	Board’s voting recommendation
PROPOSAL 1	Election of Directors	Page 4	FOR EACH NOMINEE
PROPOSAL 2	Advisory Vote on Executive Compensation	Page 27	FOR
PROPOSAL 3	Advisory Vote on Frequency of Future Advisory Votes on	Page 28	ONE YEAR
Executive Compensation
PROPOSAL 4	Ratification of Independent Registered Public Accounting Firm	Page 60	FOR
PROPOSAL 5	Material Terms of Performance Goals Under 2005 Stock Incentive Plan	Page 63	FOR
PROPOSAL 6	Equity Award Policy for Non-Employee Directors	Page 68	FOR
PROPOSAL 7	Stockholder Proposal Regarding Proxy Access Amendment	Page 69	AGAINST

Our Director Nominees

The following table provides summary information about each director nominee.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Amy Banse	58	2016	Managing Director and Head of Funds,	✓	●AC
			Comcast Ventures
Richard H. Carmona	67	2007	Vice Chairman, Canyon Ranch	✓	●NGCRC (Chair) ●MDCC
Benno Dorer	53	2014	Chairman and Chief Executive Officer, Clorox
Spencer C. Fleischer	63	2015	Managing Partner, FFL Partners, L.P.	✓	●MDCC
Esther Lee	58	2013	Executive Vice President – Global Chief Marketing	✓	●NGCRC
			Officer, MetLife Inc.
A. D. David Mackay	62	2016	Former President and Chief Executive Officer,	✓	●MDCC
			Kellogg Company
Robert W. Matschullat	69	1999	Former Vice Chairman and Chief Financial Officer,	✓	●NGCRC
			The Seagram Company Ltd.
Jeffrey Noddle	71	2013	Former Chairman and Chief Executive Officer,	✓	●AC
			SuperValu, Inc.		●MDCC (Chair)
Pamela Thomas-Graham	54	2005	Former Chief Marketing and Talent Officer, Credit	✓	●NGCRC
Lead Director			Suisse Group AG
Carolyn M. Ticknor	70	2005	Former President, Imaging and Printing Systems	✓	●AC (Chair)
			group, Hewlett Packard Company		●NGCRC
Russell Weiner	49	2017	President, Domino’s USA	✓	●AC
Christopher J. Williams	59	2015	Chairman and Chief Executive Officer, The	✓	●AC
			Williams Capital Group, L.P. and Williams Capital
			Management, LLC

AC	Audit Committee
NGCRC	Nominating, Governance and Corporate Responsibility Committee
MDCC	Management Development and Compensation Committee

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THE CLOROX COMPANY - 2017 Proxy Statement	1

Corporate Governance Highlights

Our Corporate Governance Policies Reflect Best Practices

✓	11 of our 12 Director Nominees are Independent	✓	Annual Election of All Directors
✓	Majority Voting and Director Resignation Policy in Uncontested Director Elections	✓	Robust Annual Board, Committee, and Individual Director Evaluation Process
✓	Strong Independent Lead Director with Ability to Call Special Meetings of the Board	✓	Standing Board Committees are 100% Independent
✓	Diverse Board with Effective Mix of Skills, Experiences, and Perspectives	✓	5 New Directors Elected Since 2015 and Average Board Tenure of 5.8 Years
✓	Proactive Stockholder Engagement	✓	Rigorous Stock Ownership Guidelines for Executives and Directors
✓	Proxy Access Right for Stockholders Adopted in 2015	✓	Special Meeting Right for Stockholders
✓	Robust Code of Conduct	✓	Regular Executive Sessions of Independent Directors

Business Performance and Executive Compensation Highlights

Fiscal Year 2017 Business Performance

Successes for the Company in fiscal year 2017 included:

●	net sales growth of 4%, with total Company sales growth in every quarter of the fiscal year;
●	achieving $112 million in cost savings, the Company’s 14th consecutive year of average cost savings in excess of $100 million;
●	achieving increased volume of 6%, reflecting gains in all four of the Company’s reportable segments;
●	increasing earnings from continuing operations to $703 million or $5.32 diluted earnings per share (EPS), versus $648 million or $4.92 diluted EPS in the prior year;
●	leveraging incremental demand-building investments, including product innovation to support category and market share growth;
●	launching new products in numerous categories, including the Brita® Stream™ pitcher, Burt’s Bees® gloss lip crayon and Burt’s Bees® flavor crystals® lip balm, Clorox Scentiva® line of sprays and wipes, Clorox® Healthcare Fuzion™ cleaner disinfectant, Clorox® Total 360™ electrostatic disinfection system, Fresh Step® Extreme with the power of Febreze® Hawaiian Aloha™ litter and Fresh Step® Extreme with the power of Febreze® lightweight litter, Glad Kitchen Pro™ trash bags, Hidden Valley® Simply Ranch® dressing, and Kingsford® BBQ sauces and Kingsford® long-burning charcoal, among others;
●	continuing to receive external recognition for our leadership in corporate responsibility and sustainability efforts; and
●	returning excess capital to stockholders through share repurchases, delivering $412 million in dividends to stockholders, and increasing the quarterly dividend by 5% in May 2017.

Fiscal Year 2017 Pay For Performance

Our fiscal year 2017 results and compensation decisions continue to illustrate that our pay-for-performance philosophy works as intended, with pay being driven by performance in the following ways:

●	Fiscal Year 2017 Annual Incentive Payout. In alignment with our pay-for-performance philosophy, the annual incentive payout for each of our named executive officers was close to target due to the Company’s solid operational results compared to the targets established at the beginning of the 2017 fiscal year. The Company’s sales performance exceeded the targets for the fiscal year, while economic profit (EP) performance fell slightly below the target.
●	Fiscal Year 2017 Long-Term Incentive Payout. Our three-year performance share results were well above the financial target for cumulative EP and yielded a 150% payout. These awards were granted in September 2014, and payment was determined in August 2017, based on performance over the period commencing July 1, 2014, and ending June 30, 2017. Fiscal years 2015 and 2016 had especially strong results. The cumulative EP results for the three-year period thus resulted in the maximum payout for the Company’s performance shares.

In 2017, the Management Development and Compensation Committee undertook a detailed assessment of the Company’s overall compensation program for alignment to our business strategy, our stockholders’ interests, our pay-for-performance philosophy, and market practices. This review resulted in various changes to the annual and long-term incentive programs, which are effective beginning with fiscal year 2018, as described in greater detail in the Compensation Discussion and Analysis section.

2       THE CLOROX COMPANY - 2017 Proxy Statement

PROXY SUMMARY

What We Pay: Components of Our
Compensation Program

A substantial portion of our targeted executive compensation is at-risk variable compensation, with 86% of compensation for our Chief Executive Officer (CEO) and 70% of compensation for all of our other named executive officers being at-risk.

Compensation Mix - CEO(1)
Fixed compensation = 14% Variable compensation = 86%

Base salary is the only fixed compensation component, as outlined in the following charts, which reflect target compensation for fiscal year 2017.

Compensation Mix - Average of All Other NEOs(1)
Fixed compensation = 30% Variable compensation = 70%

(1)	Compensation mix represents the actual base salary, target annual incentive award, and actual long-term incentives granted in fiscal year 2017. Refer to the Summary Compensation Table on page 44 of this proxy statement for further details on actual compensation.

Best Pay Practices Highlights

What We Have

✓	An executive compensation program designed to further the Company’s strategy and mitigate inappropriate risk;
✓	Different performance horizons for the goals within our annual and long-term incentive plans;
✓	Use of economic profit as a rigorous incentive metric;
✓	Stringent stock ownership and retention guidelines for all of our executives;
✓	A prohibition on speculative transactions involving the Company’s stock, including hedging and pledging;
✓	Stock options that vest over a four-year period and have an exercise price equal to the fair market value of our Common Stock on the date of grant;
✓	Clawback provisions in both our annual and long-term incentive plans;
✓	Double-trigger change in control provisions for all equity awards;
✓	Reasonable cash severance provisions to support talent retention and attraction objectives, promote orderly succession planning, and avoid individual negotiation with exiting executives, thus eliminating the need for individual employment agreements;
✓	Modest perquisites supported by sound business rationale;
✓

Annual review of our executive compensation program by the Management Development and Compensation Committee, which yielded changes to the annual and long-term incentive programs to be effective in fiscal year 2018; and

✓	Use of an independent compensation consultant who does not provide any additional consulting services to the Company.

What We Don’t Have

∅	Employment contracts for any executives;
∅	Stock option re-pricing without stockholder approval;
∅	Payment of dividends or dividend equivalents on unvested or unearned performance shares; and
∅	Tax gross-ups for any employee, including executive officers.

THE CLOROX COMPANY - 2017 Proxy Statement       3

Board of Directors

Proposal 1: Election of Directors

At the Annual Meeting, twelve people will be elected as members of the Board of Directors to serve until the 2018 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The Board, upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, has nominated the twelve people listed below for election at the Annual Meeting.

Each of the nominees for director has agreed to be named in this proxy statement and to serve as a director if elected. Each nominee is currently serving as a director of the Company. Russell Weiner was appointed to the Board during calendar year 2017 and is being nominated for election by the stockholders for the first time. Mr. Weiner was recommended to the Nominating, Governance and Corporate Responsibility Committee by a director recruitment firm retained by the Committee to identify potential director candidates.

Board of Directors’ Recommendation

The Board unanimously recommends a vote FOR each of the Board’s twelve nominees for director listed below. The Board believes that each of the nominees listed below is highly qualified and has the background, skills, experience, and attributes that qualify each of the nominees to serve as a director of the Company (see each nominee’s biographical information and the Evaluation of Director Qualifications and Experience section below for more information). The recommendation of the Board is based on its carefully considered judgment that the background, skills, experience, and attributes of the nominees make them the best candidates to serve on our Board.

Certain information with respect to each nominee appears on the following pages, including age, period served as a director, position (if any) with the Company, business experience, directorships of other publicly owned corporations, including other such directorships held during the past five years (if any), and other relevant experience and qualifications, including service on certain non-profit or non-public company boards, that contributed to the conclusion that each director is qualified to serve as a director of the Company.

Vote Required

Majority Voting for Directors. The Company’s Bylaws require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director). Under the Company’s Bylaws, any director who fails to be elected by a majority of the votes cast in an uncontested election must tender his or her resignation to the Board. The Nominating, Governance and Corporate Responsibility Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the Nominating, Governance and Corporate Responsibility Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. A director who tenders his or her resignation would not participate in the Board’s decision.

The people designated in the proxy and voting instruction card intend to vote your shares represented by proxy FOR the election of each of these nominees, unless you include instructions to the contrary. In the event any director nominee is unable to serve or for good cause will not serve, the persons named as proxies may vote for a substitute nominee recommended by the Board or the Board may reduce the size of the Board.

4       THE CLOROX COMPANY - 2017 Proxy Statement

Board of Directors

Message from Rich Carmona, Chair of the Nominating, Governance and Corporate Responsibility Committee

Dear Stockholders:

Our Nominating, Governance and Corporate Responsibility Committee, along with the full Board, is focused on having the right people in the board room for the Company and its stockholders. We regularly assess our Board composition for strong, independent leadership, skills and expertise tailored to our Company’s business strategy and needs, a mix of tenures so we have fresh perspectives as well as deep knowledge of the Company, and diverse voices and backgrounds to inform our decisions. You’ll see this independence and balanced mix in the biographies of our director nominees below.

We believe that regularly reviewing and refreshing the skill sets and perspectives on the Board is important. When we think about refreshing the Board, we consider the changing environment and industry in which the Company operates, both now and several years down the road. We use our individual, committee, and Board evaluations to identify specific needs and desired attributes for director candidates. These conversations and considerations led us to expand the size of the Board by one seat and add three new directors to the Board in fiscal year 2017: Amy Banse, who brings media and technology expertise and a unique venture capital perspective; Dave Mackay, whose consumer goods background and global and operational experience are directly relevant to the Company’s operations; and Russell Weiner, who has a track record of innovation and bringing digital technology to consumer goods companies.

As we continuously review and refine our processes and evaluate the Board’s leadership and structure, we remain committed and accountable to you, our stockholders.

Sincerely,

Rich Carmona
Chair, Nominating, Governance and Corporate Responsibility Committee

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THE CLOROX COMPANY - 2017 Proxy Statement	5

Director Since	Name, Principal Occupation, and Other Information
2016	Amy Banse

Ms. Banse has served as Managing Director and Head of Funds of Comcast Ventures, the venture capital arm of Comcast Corporation (a global media and technology company) since August 2011. From 2005 to 2011, Ms. Banse was Senior Vice President, Comcast Corporation and President, Comcast Interactive Media, a division of Comcast responsible for developing online strategy and operating the company’s digital properties, including Fandango, Xfinity. com, and Xfinitytv.com. Since joining Comcast in 1991, Ms. Banse has held various positions at the company, including content development, programming investments, and overseeing the development and acquisition of Comcast’s cable network portfolio. Earlier in her career, Ms. Banse was an associate at Drinker, Biddle & Reath LLP.

Other Public Company Boards:
Ms. Banse serves as a director of Adobe Systems, Inc. (May 2012 to present).

Non-Profit/Other Boards:
Ms. Banse serves on the boards of a number of Comcast Ventures’ portfolio companies, including Quantifind and TuneIn, and on the board of Tipping Point Community.

Director Qualifications:
Ms. Banse’s expertise in media and technology enables her to contribute valuable insights into digital media and online business. Her experience in investing in, starting, and building businesses provides her with deep strategic and financial understanding, and her previous executive leadership roles contribute to her management and operational knowledge. Age: 58.

2007	Richard H. Carmona, M.D., M.P.H., F.A.C.S.

Dr. Carmona has been Vice Chairman of Canyon Ranch (a life-enhancement company) since October 2006. He also serves as Chief Executive Officer of the Canyon Ranch Health Division and President of the non-profit Canyon Ranch Institute. He is the first Distinguished Professor of Public Health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from 2002 through 2006, achieving the rank of Vice Admiral. Previously, he was Chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health, and family and community medicine at the University of Arizona, and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Dr. Carmona served in the United States Army and the Army’s Special Forces.

Other Public Company Boards:
Dr. Carmona serves as a director of Axon Enterprise, Inc. (formerly Taser International, March 2007 to present) and Herbalife Ltd. (October 2013 to present).

Non-Profit/Other Boards:
Dr. Carmona serves on the boards of Nuvox Pharma and Ross University.

Director Qualifications:
Dr. Carmona’s experience as the Surgeon General of the United States and extensive background in public health provide him with a valuable perspective on health and wellness matters, as well as insight into regulatory organizations and institutions, which are important to the Company’s business strategy. In addition, his executive leadership experience, including with a global lifestyle enhancement company, provides him with international experience and enables him to make valuable contributions to the Company’s international growth strategies. Dr. Carmona’s experience in the United States Army and in academia also strengthens the Board’s collective qualifications, skills, and experience. Age: 67.

6       THE CLOROX COMPANY - 2017 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2014	Benno Dorer

Mr. Dorer has served as Chief Executive Officer (CEO) of the Company since November 2014 and was appointed Chairman of the Board in August 2016. Prior to becoming CEO, Mr. Dorer was Executive Vice President and Chief Operating Officer – Cleaning, International and Corporate Strategy since January 2013, with responsibility for the Laundry, Home Care, and International businesses as well as Corporate Strategy and Growth. He previously served as Senior Vice President – Cleaning Division and Canada from March 2011 through December 2012, Senior Vice President – Cleaning Division from 2009 to 2011, and Vice President & General Manager – Cleaning Division from 2007 to 2009. Mr. Dorer joined Clorox in 2005 as Vice President & General Manager – Glad® Products. Prior to that role, he worked for The Procter & Gamble Company for 14 years, leading the marketing organization for the Glad® Products joint venture since its inception and holding marketing positions across a range of categories and countries.

Other Public Company Boards:
Mr. Dorer serves as a director of VF Corporation.

Non-Profit/Other Boards:
Mr. Dorer serves on the executive committee of the board of GMA (Grocery Manufacturers Association) and the executive committee of the board of the Bay Area Council. He previously served on the executive committee of the board of directors of the American Cleaning Institute and the board of directors of the Chabot Space & Science Center Foundation in Oakland, California.

Director Qualifications:
Mr. Dorer’s leadership experience and his in-depth knowledge of the consumer packaged goods industry, the Company’s businesses, and his leadership in developing the Company’s 2020 Strategy enable him to provide valuable contributions with respect to strategy, growth, and long-range plans. Additionally, his extensive international background provides him with a broad perspective on international customer and consumer dynamics and business strategy. Age: 53.

2015	Spencer C. Fleischer

Mr. Fleischer is Managing Partner of FFL Partners, L.P. (FFL) (a private equity firm), where he has served in various roles since co-founding FFL in 1997. Before co-founding FFL, Mr. Fleischer spent 19 years with Morgan Stanley & Company as an investment banker and manager. At Morgan Stanley & Company, he was a member of the worldwide Investment Banking Operating Committee and also held roles including head of investment banking in Asia and head of corporate finance for Europe.

Other Public Company Boards:
Mr. Fleischer was previously a director of Banner Corporation (October 2015 to December 2016).

Non-Profit/Other Boards:
Mr. Fleischer is a director of Levi Strauss & Co., Strategic Investment Management, LLC, and Eyemart Express Holdings LLC. He previously served on the board of WiltonRe Holdings Limited.

Director Qualifications:
Mr. Fleischer brings to the Board more than 35 years of financial and operational expertise as well as deep international experience. His significant experience in both private equity and investment banking enables him to contribute valuable insights into strategic planning, mergers and acquisitions, and operating expertise to the Company. His leadership role at FFL also allows him to provide significant experience in compensation matters. Age: 63.

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THE CLOROX COMPANY - 2017 Proxy Statement	7

Director Since	Name, Principal Occupation, and Other Information
2013	Esther Lee

Ms. Lee has served as Executive Vice President – Global Chief Marketing Officer at MetLife Inc. (an insurance, annuities, and employee benefits company) since January 2015. Previously, Ms. Lee served as Senior Vice President – Brand Marketing, Advertising and Sponsorships for AT&T from 2009 to December 2014. From 2007 to 2008 she served as CEO of North America and President of Global Brands for Euro RSCG Worldwide. Prior to that, she served for five years as Global Chief Creative Officer for The Coca-Cola Company. Earlier in her career, as co-founder of DiNoto Lee advertising firm, Ms. Lee worked with several consumer packaged goods companies, including The Procter & Gamble Company, Unilever, and Nestle.

Non-Profit/Other Boards:
Ms. Lee serves on the boards of the MetLife Foundation and the Ad Council.

Director Qualifications:
Ms. Lee brings to the Company significant executive and brand-building expertise. Her current and prior executive leadership roles enable her to provide valuable contributions with respect to creativity and vision for long-term growth. In addition, Ms. Lee brings to the Company significant experience in the areas of marketing and digital media. Her prior experience with global brand marketing, advertising, media, and sponsorship, as well as developing operating models in these areas, enable her to provide valuable contributions to the Company’s business strategies. Age: 58.

2016	A. D. David Mackay

Mr. Mackay served as President and Chief Executive Officer of Kellogg Company (a food manufacturing company) from 2006 until his retirement in 2011. From 2003 to 2006, he served as the company’s President and Chief Operating Officer. Prior to that, Mr. Mackay held a number of other leadership positions at Kellogg, including roles at Kellogg Australia, United Kingdom, and Republic of Ireland. He also previously served as Managing Director of Sara Lee Corporation in Australia and held various positions at Mars, Inc.

Other Public Company Boards:
Mr. Mackay is a director of Fortune Brands Home and Security Inc. (September 2011 to present). Mr. Mackay previously served as a director of Keurig Green Mountain, Inc. (December 2012 to March 2016), Beam, Inc. (October 2011 to April 2014), Fortune Brands, Inc. (January 2006 to October 2011), and Kellogg Company (February 2005 to January 2011).

Non-Profit/Other Boards:
Mr. Mackay serves on the board of FSHD Global Research Foundation Ltd. He previously served on the boards of McGrath Ltd. and Woolworths Ltd., which are Australia-based companies.

Director Qualifications:
Mr. Mackay brings significant strategic leadership and operational experience to the Board. His extensive consumer products background and his international experience allow him to contribute valuable insights regarding the Company’s industry, operations, and international businesses. In addition, his previous leadership roles provide him with expertise in executive compensation and succession planning matters. Age: 62.

8       THE CLOROX COMPANY - 2017 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
1999	Robert W. Matschullat

Mr. Matschullat served as independent lead director of the Board from November 2012 until July 2015. He was interim Chairman and interim Chief Executive Officer of the Company from March 2006 through October 2006, served as presiding director of the Board from January 2005 through March 2006, and served as Chairman of the Board from January 2004 through January 2005. Previously, he was the Vice Chairman and Chief Financial Officer of The Seagram Company Ltd. (a global company with entertainment and beverage operations). Prior to joining The Seagram Company Ltd., Mr. Matschullat served as head of worldwide investment banking for Morgan Stanley & Co. Incorporated, and was on the Morgan Stanley Group board of directors.

Other Public Company Boards:
Mr. Matschullat is a director of The Walt Disney Company, Inc. (December 2002 to present), and is Chairman of the Board of Visa, Inc. (April 2013 to present), having served as a director of Visa, Inc., since October 2007.

Director Qualifications:
Mr. Matschullat brings to the Company a wealth of public company leadership experience at the board and executive levels. Mr. Matschullat’s executive leadership experience includes service as the chief financial officer of a major global company and as the division head of a major financial institution, providing him with expertise in business and financial matters as well as broad international experience. In addition, Mr. Matschullat has an extensive understanding of the Company’s business, having served more than 15 years on the Board, including in the leadership roles of independent lead director, non-executive Chairman, and presiding director of the Board. Mr. Matschullat also served as the Company’s interim Chief Executive Officer. These experiences have provided him with a long-term perspective, as well as valuable management, governance, and leadership experience. Age: 69.

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THE CLOROX COMPANY - 2017 Proxy Statement	9

Director Since	Name, Principal Occupation, and Other Information
2013	Jeffrey Noddle

Mr. Noddle was the Executive Chairman of SuperValu, Inc. (SuperValu) (a food retailer and provider of distribution and logistical support services) from 2009 until his retirement in 2010. He served as SuperValu’s Chairman and Chief Executive Officer from 2002 to 2009. During his career with SuperValu, which commenced in 1976, Mr. Noddle held a number of other leadership positions, including President and Chief Operating Officer, Vice President – Merchandising, and President of SuperValu’s Fargo and former Miami divisions.

Other Public Company Boards:
Mr. Noddle is Chairman of the Board of Donaldson Company, Inc. (April 2016 to present), having served as a director of Donaldson Company, Inc. since November 2000. He is a director of Ameriprise Financial, Inc. (September 2005 to present). Mr. Noddle previously served on the board of SuperValu, Inc. (May 2002 to June 2010).

Non-Profit/Other Boards:
Mr. Noddle previously served on the boards of the University of Minnesota Carlson School of Management, The Food Industry Center at the University of Minnesota, and the Greater Twin Cities United Way. Mr. Noddle was also a member of the executive committee of the Minnesota Business Partnership and past chairman of the board of The Food Marketing Institute.

Director Qualifications:
Mr. Noddle’s prior leadership roles enable him to provide valuable operational and supply chain insights as well as strategic leadership and human resources guidance to the Company. His over 30-year career with SuperValu provides him with valuable perspective on the Company’s retail environment, as well as experience in the areas of mergers and acquisitions, including integration planning and execution, stockholder relations and communications, corporate governance issues, executive succession planning, and director recruitment. Mr. Noddle’s expertise in leading one of the largest grocery retail companies in the United States and his extensive knowledge of the Company’s customers and consumers enable him to make valuable contributions to the Company. Age: 71.

10       THE CLOROX COMPANY - 2017 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2005	Pamela Thomas-Graham

Ms. Thomas-Graham served as Chair, New Markets, of Credit Suisse Group AG (a global financial services company) from October 2015 to June 2016. She served as Chief Marketing and Talent Officer, Head of Private Banking & Wealth Management New Markets, and member of the Executive Board, of Credit Suisse from January 2010 to October 2015. From 2008 to 2009, she served as a managing director in the private equity group at Angelo, Gordon & Co. From 2005 to 2007, Ms. Thomas-Graham held the position of Group President at Liz Claiborne, Inc. She served as Chairman, President, and Chief Executive Officer of CNBC from 2001 to 2005. Previously, Ms. Thomas-Graham served as an Executive Vice President of NBC and as President and Chief Executive Officer of CNBC.com. Prior to joining NBC, Ms. Thomas-Graham was a partner at McKinsey & Company.

Other Public Company Boards:
Ms. Thomas-Graham previously served as a director of Idenix Pharmaceuticals, Inc. (June 2005 to January 2010).

Non-Profit/Other Boards:
Ms. Thomas-Graham serves on the board of the New York Philharmonic, the Parsons School of Design, and the Education Committee of the Museum of Modern Art in New York City. She is a member of the Business Council of the Metropolitan Museum of Art in New York City. Additionally, she previously served on the Visiting Committee of Harvard Business School and on the board of the Harvard Alumni Association.

Director Qualifications:
Ms. Thomas-Graham brings to the Company significant executive expertise, including as a former CEO. Her current and prior executive leadership roles enable her to provide valuable contributions with respect to management, operations, growth, and long-range plans. In addition, Ms. Thomas-Graham brings to the Company significant experience in the area of branding. Her prior experience as a management consultant also enables her to provide valuable contributions to the Company’s business strategies and mergers and acquisitions activities. Additionally, her leadership experience in banking and private equity provides her with financial and accounting expertise, enabling her to contribute to the oversight of the Company. Age: 54.

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THE CLOROX COMPANY - 2017 Proxy Statement	11

Director Since	Name, Principal Occupation, and Other Information
2005	Carolyn M. Ticknor

Ms. Ticknor was President of the Imaging and Printing Systems group of the Hewlett Packard Company (a global IT company) from 1999 until her retirement in 2001. Previously, she served as President and General Manager of the Hewlett Packard Company’s LaserJet Solutions.

Other Public Company Boards:
Ms. Ticknor previously served as a director of OfficeMax Incorporated (formerly Boise Cascade Corporation) (February 2000 to April 2006).

Non-Profit/Other Boards:
Ms. Ticknor is currently a director of The Center for the Advancement of Science in Space (CASIS). She previously served as a director of Lucile Packard Children’s Hospital, a private non-profit organization at the Stanford University Medical Center.

Director Qualifications:
Ms. Ticknor’s prior executive leadership roles enable her to provide valuable contributions with respect to management, operations, strategy, growth, and long-range plans. Her prior leadership at a global IT company enables her to provide valuable contributions with respect to the Company’s international operations, strategies, and growth plans. She also brings to the Company significant expertise in the areas of innovation and supply chain management. Ms. Ticknor’s service as a director of Lucile Packard Children’s Hospital at Stanford University Medical Center enhances her understanding of health and wellness issues, as well as the Company’s focus on community involvement. Age: 70.

2017	Russell Weiner

Russell Weiner is President of Domino’s USA (a restaurant chain), a role he assumed in September 2014. Before assuming this position, he served as the company’s Executive Vice President, Chief Marketing Officer, starting in 2008. Prior to joining Domino’s, he was Vice President of Marketing, Colas at Pepsi-Cola North America from 2005 to 2008. During his tenure at Pepsi-Cola North America, which commenced in 1998, Mr. Weiner held a number of leadership roles in marketing and brand management.

Director Qualifications:
Mr. Weiner’s experience in digital innovation enables him to help the Company maintain its leadership position in digital technology within the consumer packaged goods industry. In addition, his executive leadership experience in the food and consumer packaged goods industries enables him to contribute his deep knowledge of brand building, marketing, operations, and consumer insights. Age: 49.

12       THE CLOROX COMPANY - 2017 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2015	Christopher J. Williams

Mr. Williams has served as the Chairman and Chief Executive Officer of The Williams Capital Group, L.P. and Williams Capital Management, LLC (Williams Capital) (an investment banking and financial services firm) since the company’s formation in 1994. Prior to founding Williams Capital, Mr. Williams managed the derivatives and structured finance division of Jefferies & Company. He previously worked at Lehman Brothers, where his roles included managing groups in the corporate debt capital markets and derivatives structuring and trading.

Other Public Company Boards:
Mr. Williams is a director of Caesars Entertainment Corporation (April 2008 to present) and Ameriprise Financial, Inc. (September 2016 to present). He previously served on the board of Wal-Mart Stores Inc. (June 2004 to June 2014).

Non-Profit/Other Boards:
Mr. Williams serves on the boards of Cox Enterprises Inc., Lincoln Center for the Performing Arts, and The Partnership for New York City. Mr. Williams is also Chairman of the Board of Overseers at the Tuck School of Business at Dartmouth.

Director Qualifications:
Mr. Williams brings a wealth of financial, accounting, and strategic knowledge to the Board with his years of experience in investment banking and finance, and as the former chair of the audit committee of a Fortune 100 company. He also contributes important executive management and leadership experience as the chairman and chief executive officer of an investment management firm. As a current and former director of several public and private companies, he brings a valuable perspective for the Company’s strategy and operations as well as extensive customer insights. Age: 59.

THE CLOROX COMPANY - 2017 Proxy Statement	13

Organization of the Board of Directors

Evaluation of Director Qualifications and Experience

The Nominating, Governance and Corporate Responsibility Committee works closely with our Board in determining the skills, experiences, and characteristics desired for the Board as a whole and for its individual members, and screens and recommends candidates for nomination by the full Board. While the Board has not established any specific minimum qualifications that a potential nominee must possess, director candidates, including incumbent directors, are assessed based upon criteria established by the Nominating, Governance and Corporate Responsibility Committee in light of the Company’s long-term strategy, the skills and backgrounds currently represented on the Board, and any specific needs identified in the Committee’s evaluation of Board composition. Criteria include broad-based leadership and business skills and experience, prominence and reputation in their professions, global business and social perspective, ability to effectively represent the long-term interests of our stockholders, and personal integrity and judgment. The ability of incumbent directors to continue to contribute to the Board is also considered in connection with the renominating process.

The following experience and skills, among others, have been specifically identified by the Nominating, Governance and Corporate Responsibility Committee as being important in creating a diverse and well-rounded Board:

●

Significant Current or Prior Leadership Experience (such as service in a significant leadership role, including as a chief executive officer, or other executive officer or senior leadership position): This enables a director to contribute to the Company’s management expertise, operations, strategy, growth, and long-range plans.

●	Leadership Experience on Public Company, Private Company, Non-Profit, or Other Boards: This prepares a director to take an active leadership role in oversight and governance.
●

Knowledge of the Company’s Business, the Consumer Packaged Goods Industry, or Other Complementary Industry: This helps a director provide guidance on the Company’s strategy and position in our industry.

●

Experience in Emerging Technology, Innovation (including digital media and e-commerce), Brand Building, or Other Relevant Areas: This supports the Company’s strategy, innovation, marketing to consumers, and business operations.

●	Relevant Retail or Customer Experience: This allows a director to provide insights on customer relations and results with the Company’s customer and consumer base.
●	Significant Mergers and Acquisitions or Strategy Experience: This enables a director to provide perspective on the Company’s merger and acquisitions, partnership, and adjacency strategies.
●	International Experience: This supports the Company’s global business strategy.
●	Financial and Accounting Expertise: This contributes to analysis and oversight of the Company’s financial position, financial statements, and results of operations.
●

Regulatory Experience (including experience in the health and wellness sector): This supports the Company’s portfolio and provides insights on navigating the regulatory environment, including in health and wellness.

In addition, under the Company’s Corporate Governance Guidelines (Governance Guidelines), non-management directors whose primary job responsibilities change must offer their resignation for the Board’s consideration.

Diversity

As highlighted in our Governance Guidelines, the Board values diversity and recognizes the importance of having unique and complementary backgrounds and perspectives in the board room. The Board endeavors to bring together diverse skills, professional experience, perspectives, age, race, ethnicity, gender, and cultural backgrounds that reflect the Company’s consumer and investor base, and to guide the Company in a way that reflects the best interests of all of our stockholders. The Nominating, Governance and Corporate Responsibility Committee assesses the effectiveness of these efforts by examining the overall composition of the Board, assessing how individual director candidates can contribute to the overall success of the Board, and reviewing individual, committee, and Board evaluation results.

14       THE CLOROX COMPANY - 2017 Proxy Statement

Organization of the Board of Directors

Stockholder Recommendations and Nominations of Director Candidates

The Nominating, Governance and Corporate Responsibility Committee considers recommendations from many sources, including stockholders, regarding possible candidates for director. Such recommendations, together with biographical and business experience information (similar to that required to be disclosed under applicable Securities and Exchange Commission (SEC) rules and regulations) regarding the candidate, should be submitted to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Nominating, Governance and Corporate Responsibility Committee evaluates all candidates for the Board in the same manner, including those suggested by stockholders.

In addition, our Bylaws permit a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s Common Stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy materials if the stockholder(s) provide(s) timely written notice of such nomination(s) and the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Stockholders who wish to nominate directors for inclusion in the Company’s proxy materials or directly at an annual meeting of stockholders in accordance with the procedures in our Bylaws should follow the instructions under the Stockholder Proposals and Director Nominations for the 2018 Annual Meeting section of this proxy statement.

Director Communications

Stockholders and interested parties may direct communications to individual directors, including the lead director, to a Board committee, to the independent directors as a group, or to the Board as a whole, by addressing the communications to the named individual, to the committee, to the independent directors as a group, or to the Board as a whole and sending them to The Clorox

Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Corporate Secretary will review all communications so addressed and will forward to the addressee(s) all communications determined to bear substantively on the business, management, or governance of the Company.

Director Compensation

Only our non-employee directors receive compensation for their services as directors. The Company’s non-employee director compensation program is comprised of cash compensation and an annual grant of deferred stock units.

The Management Development and Compensation Committee has the responsibility for making recommendations regarding non-employee director compensation. The Management Development and Compensation Committee reviews the form and amount of compensation of non-employee directors at least once a year to ensure that the Company’s non-employee directors are being compensated appropriately relative to peer companies. The Management Development and Compensation Committee retains the services of an independent compensation consulting firm to assist it in the performance of its duties. During fiscal year 2017, the Management Development and Compensation Committee used the services of Frederic W. Cook & Co., Inc. (FW Cook). FW Cook’s work with the Management Development and Compensation Committee included data analysis and guidance and recommendations regarding compensation levels relative to our compensation peer group (see discussion regarding the peer group in the Compensation Discussion and Analysis section below) as well as trends and recent developments in the area of non-employee director compensation. Clorox generally aims to compensate non-employee directors at or near the median of the compensation peer group.

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THE CLOROX COMPANY - 2017 Proxy Statement	15

The following table sets forth information regarding compensation for each of the Company’s non-employee directors during fiscal year 2017.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Amy Banse	79,076	108,750	187,826
Richard H. Carmona	114,375	141,250	255,625
Spencer C. Fleischer	100,000	141,250	241,250
George J. Harad(1)	56,250	32,500	88,750
Esther Lee	100,000	141,250	241,250
A. D. David Mackay	87,500	108,750	196,250
Robert W. Matschullat	100,000	141,250	241,250
Jeffrey Noddle	120,000	141,250	261,250
Rogelio Rebolledo(1)	37,500	32,500	70,000
Pamela Thomas-Graham	143,750	141,250	285,000
Carolyn M. Ticknor	120,000	141,250	261,250
Russell Weiner	39,722	36,250	75,972
Christopher J. Williams	100,000	141,250	241,250
(1)	Messrs. Harad and Rebolledo retired from the Board effective November 16, 2016.
(2)	The amounts reported in the Fees Earned or Paid in Cash column reflect the total annual cash retainer and other cash compensation earned by each director in fiscal year 2017 and include amounts deferred into cash or deferred stock units and/or amounts issued in Common Stock in lieu of cash, as elected by the director. The annual cash retainer is paid to each director in quarterly installments.
(3)	The amounts reported reflect the grant-date fair value for financial statement reporting purposes of the annual grant of deferred stock units. Awards are granted on an annual basis at the end of each calendar year. Refer to Note 15 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, for a discussion of the relevant assumptions used in calculating the grant-date fair value under applicable accounting guidance. As of June 30, 2017, the following directors had the indicated aggregate number of deferred stock units accumulated in their deferred accounts for all years of service as a director, which includes deferrals of cash compensation, annual awards of deferred stock units, and additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units: Ms. Banse – 311 units; Dr. Carmona – 17,375 units; Mr. Fleischer – 3,286 units; Ms. Lee – 3,891 units; Mr. Mackay – 311 units; Mr. Matschullat – 79,971 units; Mr. Noddle – 4,627 units; Ms. Thomas-Graham – 21,500 units; Ms. Ticknor – 28,277 units; Mr. Weiner – 297 units; and Mr. Williams – 3,286 units.

Stock Unit Awards

Each non-employee director receives an annual grant of deferred stock units, the value of which was increased from $130,000 to $145,000 effective October 1, 2016. The aggregate value of the deferred stock unit award amount earned by a non-employee director serving for the full fiscal year 2017 was $141,250. Awards are made as of the last business day in the calendar year and represent payment for services provided during such calendar year.

Directors who serve as non-employee Board members for less than the full calendar year receive pro-rated awards based on the number of full fiscal quarters they served as a non-employee Board member during the calendar year. Deferred stock units accrue dividend equivalents and the balance of a director’s deferred stock unit account is paid out in Common Stock following the director’s termination of service, as described in greater detail under Payment Elections below.

Fees Earned or Paid in Cash

In addition to the deferred stock units described above, directors receive cash compensation. Cash compensation consists of annual cash retainer amounts and any special assignment fees. The following table lists the various retainers paid for Board service and service as the independent chair, lead director, or a committee chair during fiscal year 2017:

Annual director retainer	$100,000
Lead director retainer	50,000
Independent chair retainer	150,000
Committee chair retainers:
Nominating, Governance and Corporate Responsibility Committee(1)	14,375
Audit Committee	20,000
Management Development and Compensation Committee	20,000
(1)	The annual Nominating, Governance and Corporate Responsibility Committee chair retainer through September 30, 2016, was $12,500. This retainer was increased to $15,000 effective October 1, 2016. The aggregate amount of the annual retainer for service as chair of the Nominating, Governance and Corporate Responsibility Committee in fiscal year 2017 was $14,375.

16       THE CLOROX COMPANY - 2017 Proxy Statement

Organization of the Board of Directors

Directors who serve as a Board member, lead director, independent chair, or committee chair for less than the full fiscal year receive pro-rated retainer amounts based on the number of days they served in such position during the fiscal year. In addition to the retainer amounts, each non-employee director is entitled to receive a fee of $2,500 per day for any special assignment requested by the Board. No special assignment fees were paid in fiscal year 2017.

Payment Elections

Under the Company’s Independent Directors’ Deferred Compensation Plan, a director may annually elect to receive all or a portion of his or her cash compensation in the form of cash, Common Stock, deferred cash, or deferred stock units.

Payment in Stock. Directors who elect to receive cash compensation amounts in the form of Common Stock are issued shares of Common Stock based on the fair market value of the Common Stock as determined by the closing price of the Common Stock on the last trading day of the quarter for which the fees were earned.

Elective Deferral Program. For directors who elect deferred cash, the amount deferred is credited to an unfunded cash account that is credited with interest at an annual interest rate equal to Wells Fargo Bank, N.A.’s prime lending rate in effect on January 1 of each year. Upon termination of service as a director, the amounts credited to the director’s deferred cash account are paid out in five annual cash installments or in one lump-sum cash payment, as elected by the director. For directors who elect deferred stock units, the amount deferred is credited to an unfunded account in the form of units equivalent to the fair market value of the Common Stock on the date on which the fees are scheduled to be paid. When dividends are declared, additional deferred stock units are allocated to the director’s deferred stock unit account in amounts equivalent to the dollar amount of Common Stock dividends paid by the Company divided by the fair market value of the Common Stock on the date the dividends are paid. Upon termination of service as a director, the amounts credited to the deferred stock unit account, which include any elective deferrals and the annual deferred stock unit grants described above, are paid out in shares of Common Stock in five annual installments or in one lump sum, as elected by the director.

Stock Ownership Guidelines for Directors

The Board believes that the alignment of directors’ interests with those of stockholders is strengthened when Board members are also stockholders. The Board therefore requires that each non-employee director, within five years of first being elected, own Common Stock or deferred stock units having a market value of at least five times his or her annual cash retainer. This program is designed to ensure that directors acquire a meaningful and significant ownership interest in the Company during their tenure on the Board. Furthermore, as directors must hold the deferred stock units until termination of their service on the Board, they have an incentive to promote long-term value for stockholders during their service as a director. As of June 30, 2017, each non-employee director was in compliance with the guidelines.

THE CLOROX COMPANY - 2017 Proxy Statement	17

Corporate Governance

Our Corporate Governance Philosophy

Consistent with our focus on good growth, we are committed to strong corporate governance and corporate responsibility. We regularly review our policies and practices to further the interests of our stockholders, promote the long-term health of our business, provide effective oversight of management, and encourage responsible and ethical behavior by our directors and employees. Our Governance Guidelines, Code of Conduct, and other company policies set forth a framework to further these goals and guide our decisions, as described in greater detail below.

Our Commitment to Corporate Responsibility

Corporate responsibility is the foundation of how Clorox operates, and we consider it integral to our business. As a signatory to the United Nations Global Compact, we are committed to its Ten Principles by driving our corporate responsibility strategy, a comprehensive set of commitments across our Company: from human rights, labor, and product safety to transparency, environmental sustainability, and contributions to communities where we operate. Our commitment to sustainability includes, among other goals, reducing our operational footprint while growing our business, making sustainability improvements to our products, and working to drive transparency and sustainability progress in our supply chain.

Clorox is also committed to helping communities by supporting causes that promote health and well-being and education. The Clorox Company Foundation provides grants to support youth, education, and cultural and civic organizations where our employees live and work; we encourage our employees to support causes of their choosing by volunteering and by participating in our corporate giving campaign; and we have a long history of providing products and donations to assist with disaster relief globally, such as in the wake of recent hurricanes, including Harvey and Irma.

We also believe our financial performance and commitment to corporate responsibility go hand in hand. Each year, we publish an integrated report that highlights the intersection of our business and corporate responsibility commitments by reporting our financial, environmental, social, and governance performance. In furtherance of our focus on corporate responsibility, in fiscal year 2017, we changed the name of our Nominating and Governance Committee to the Nominating, Governance and Corporate Responsibility Committee and enhanced the Committee’s charter in the areas of corporate responsibility and sustainability. The revised charter expands the Committee’s responsibilities to include oversight of corporate responsibility and sustainability matters. While the Committee as well as the full Board has historically provided oversight in these areas, the Board felt it was important to formalize these responsibilities, reflecting our long-standing values and commitment to best practices in corporate responsibility and sustainability.

Stockholder Engagement

During the past fiscal year, members of the Board and management held meetings with a significant portion of investors to discuss a variety of key corporate governance, executive compensation, and corporate responsibility topics. These meetings provide an opportunity for two-way dialogue and for our management and Board to discuss and better understand the issues that matter most to our stockholders. For example, our directors considered the feedback from these meetings, along with best practices, market standards, policies at other companies, and Clorox’s stockholder base and unique circumstances, in determining that the Company’s existing proxy access right continues to be most appropriate for the Company. Our Board also took into consideration stockholder input in reviewing the Company’s compensation plan design and metrics, as described in greater detail in the Compensation Discussion and Analysis section.

18       THE CLOROX COMPANY - 2017 Proxy Statement

Corporate Governance

The Clorox Company Governance Guidelines

The Board has adopted Governance Guidelines that can be found in the Corporate Governance section on the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/governance-guidelines/, and are available in print to any stockholder who requests them from The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Governance Guidelines present a framework for the governance of the Company. They describe responsibilities, qualifications, and operational matters applicable to the Board and the Board committees and include provisions relating to the evaluation of the CEO and ordinary-course and emergency succession planning. The Governance Guidelines are reviewed at least annually by the Nominating, Governance and Corporate Responsibility Committee, which recommends changes to the Board as appropriate.

Director Independence

The Governance Guidelines provide that a substantial majority of the Board must consist of independent directors. The Board determines whether individual Board members are independent, as defined by the New York Stock Exchange (NYSE). The Board has adopted director independence standards, which are set forth in the Governance Guidelines, to assist it in assessing the independence of directors. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee.

The Board has determined that each of the Company’s non-management directors is independent under the NYSE listing standards and the independence standards set forth in the Governance Guidelines: Messrs. Fleischer, Mackay, Matschullat, Noddle, Weiner, and Williams, Mmes. Banse, Lee, Thomas-Graham, and Ticknor, and Dr. Carmona. Mr. Dorer is not independent as a result of his service as the Company’s CEO. In addition, each of retired directors Messrs. Harad and Rebolledo was independent under the NYSE listing standards and the independence standards set forth in the Governance Guidelines during the period in fiscal 2017 during which such director served.

Board of Directors Leadership Structure

The Board believes it is in the best interests of the Company and its stockholders for the Board to have flexibility in determining the Board leadership structure of the Company. Over the years, the Board has had a variety of leadership structures, including an independent chair structure with a separate CEO; an executive chair structure, along with a separate independent lead director and separate CEO; and a combined chair and CEO structure with a separate independent lead director. The Company currently has a combined chair and CEO role with a strong independent lead director, as described in greater detail below. The Board believes that having flexibility to determine the optimal leadership structure based on the Company’s current circumstances and anticipated needs, including whether to separate or combine the roles of chair and CEO, is important and has served the Company and its stockholders well.

The Nominating, Governance and Corporate Responsibility Committee regularly reviews the leadership structure of the Board. In addition to the Company’s specific circumstances, it takes into account market practices, investor feedback, and corporate governance studies and expert commentary, among other things. Since August 2016, the Board leadership structure has consisted of a combined Chairman and CEO role held by Mr. Dorer, a strong independent lead director position held by Ms. Thomas-Graham, and strong independent committee chairs. The Board believes that Mr. Dorer’s leadership in developing the Company’s 2020 Strategy, his in-depth knowledge of the Company’s operations, and his strong working relationship with the independent members of the Board make him best suited to chair the regular Board meetings as key business and strategic issues are discussed and to serve as Chairman of the Board at this time. This role allows him to drive execution of the Company’s strategic plans and facilitate effective communication between management and the Board, to bring key issues to the Board’s attention, and to see that the Board’s guidance and decisions are implemented effectively by management. At the same time, in selecting Ms. Thomas-Graham to serve as the independent lead director, the Board noted her strong leadership and qualifications, including her experience as a CEO and her tenure on the Board, among other factors,

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THE CLOROX COMPANY - 2017 Proxy Statement	19

which contribute to her ability to fulfill the role of lead director effectively and independently. The Company’s Governance Guidelines require an independent director to serve as a lead director if the position of Chairman is held by a management director.

The lead director is elected annually by and from the independent directors with clearly delineated and comprehensive duties and responsibilities. To qualify as lead director, a director must have served as a member of the Board for a minimum of three years. The duties of the lead director, which are also included in the Governance Guidelines, include coordinating the activities of the independent directors and serving as a liaison between the Chairman and the independent directors. In addition, the lead director:

●	has the ability to call special meetings of the Board;
●	presides at executive sessions of the independent directors and has the authority to call additional executive sessions or meetings of the independent directors;
●	presides at Board meetings in the Chairman’s absence;
●	approves information sent to the Board;
●	approves meeting agendas and meeting schedules for the Board to ensure that there is sufficient time for discussion of all agenda items;

●	is available for consultation and direct communication with major stockholders if requested;
●	evaluates, along with the members of the Management Development and Compensation Committee and the other independent directors, the performance of the CEO; and
●	assists the Board and Company officers in promoting compliance with and implementation of the Governance Guidelines.

In addition to the duties and responsibilities listed above, Ms. Thomas-Graham has taken an active role in the Company’s diversity efforts and outreach to employees, including hosting small group meetings with high-potential, diverse employees and holding town hall meetings with all employees. She also actively participates in stockholder engagement and has met with a number of the Company’s major stockholders.

All of the Company’s directors, other than Mr. Dorer, are “independent” as defined by the NYSE rules. The Board believes that this structure promotes effective governance and that, under the present circumstances, the leadership structure described above is in the best interests of the Company and its stockholders.

Board Committees

The Board has established three standing committees: the Audit Committee, the Nominating, Governance and Corporate Responsibility Committee, and the Management Development and Compensation Committee. Each of these committees consists only of non-management directors whom the Board has determined are independent under the NYSE listing standards and the Board’s independence standards set forth in the Company’s Governance Guidelines. In addition, directors who serve on the Audit Committee and the Management Development and

Compensation Committee must meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards. The charters for these committees are available in the Corporate Governance section of the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/committee-charters, or in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

20       THE CLOROX COMPANY - 2017 Proxy Statement

Corporate Governance

The table below indicates the current members of each standing Board committee:

Director	Audit	Nominating, Governance and Corporate Responsibility	Management Development and Compensation
Amy Banse	●
Richard H. Carmona		Chair	●
Benno Dorer
Spencer C. Fleischer			●
Esther Lee		●
A.D. David Mackay			●
Robert W. Matschullat		●
Jeffrey Noddle	●		Chair
Pamela Thomas-Graham		●
Carolyn M. Ticknor	Chair	●
Russell Weiner	●
Christopher J. Williams	●
Number of meetings in fiscal year 2017	9	7	4

Audit Committee. The Audit Committee is the principal link between the Board and the Company’s independent registered public accounting firm. The Audit Committee has the functions and duties set forth in its charter, including representing and assisting the Board in overseeing:

●	the integrity of the Company’s financial statements;
●	the independent registered public accounting firm’s qualifications, independence, and performance;
●	the performance of the Company’s internal audit function;
●	the Company’s system of disclosure controls and procedures and system of internal control over financial reporting;
●	the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters;
●	the Company’s framework and guidelines with respect to risk assessment and risk management; and
●	the Company’s material financial policies and actions.

The Audit Committee’s duties also include preparing the report required by the SEC proxy rules to be included in the Company’s annual proxy statement. The Board has determined that directors Noddle, Ticknor, and Williams are audit committee financial experts, as defined by SEC rules, and each member of the Audit Committee is financially literate, as defined by NYSE rules.

Nominating, Governance and Corporate Responsibility Committee. The Nominating, Governance and Corporate Responsibility Committee has the functions and duties set forth in its charter, including:

●	identifying and recruiting individuals qualified to become Board members;

●	recommending to the Board individuals to be selected as director nominees for the annual meeting of stockholders;
●	reviewing and recommending to the Board changes in the Governance Guidelines and the Code of Conduct;
●

overseeing the Company’s ethics and compliance program and activities, including the Company’s compliance with legal and regulatory requirements relating to matters other than accounting and financial reporting matters;

●	performing a leadership role in shaping the Company’s corporate governance and overseeing the evaluation of the Board and its committees; and
●	assisting the Board in overseeing the Company’s corporate responsibility and sustainability program.

Management Development and Compensation Committee. The Management Development and Compensation Committee has the functions and duties set forth in its charter, including:

●	reviewing and approving the performance goals and objectives for the CEO and other executive officers and the extent to which such performance goals and objectives have been met;
●	assessing the CEO’s performance and determining and approving the CEO’s compensation based on a variety of factors;
●	reviewing periodically with the CEO the performance of each of the other executive officers and approving the compensation of each such executive officer;
●	determining the amount and other material terms of individual short- and long-term incentive awards to be made to executive officers;
●	reviewing and approving recommendations regarding retirement income and other deferred benefit plans applicable to executive officers;

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THE CLOROX COMPANY - 2017 Proxy Statement	21

●	reviewing and approving employment-related arrangements with executive officers; and
●	evaluating the outcome of the advisory vote of the stockholders regarding “say on pay” and making recommendations or taking appropriate actions in response to such advisory vote.
In addition, the Management Development and Compensation Committee oversees, with involvement of the full Board, the Company’s management development and succession planning processes.

Board and Director Evaluation Process

The Nominating, Governance and Corporate Responsibility Committee is responsible for overseeing the Board, committee, and individual director evaluation process. Under the Governance Guidelines, the Board and each of the Audit, Nominating, Governance and Corporate Responsibility, and Management Development and Compensation Committees are required to conduct an annual self-evaluation. The evaluations include a range of issues designed to assess Board and committee performance, including Board and committee composition, structure, information received, accountability, and effectiveness, among other topics.

Additionally, the Board conducts individual director interviews as part of its evaluation process. Each director provides an individual assessment as well as any feedback they may have on other Board members’ performance on an annual basis. The individual assessments are conducted by the chair of the Nominating, Governance and Corporate Responsibility Committee, who summarizes and reports the results and any related recommendations to the Nominating, Governance and Corporate Responsibility Committee and the full Board.

As a result of the evaluation process, the Board has made a number of changes, including, for example, adding regular cybersecurity updates to Audit Committee meeting agendas, adding new topics or devoting more time to particular topics and businesses of interest, incorporating external speakers on certain topics, revising the format and focus of Board materials, and identifying the skills and expertise desired for future director candidates.

Board of Directors Meeting Attendance

The Board held six meetings during fiscal year 2017. All incumbent directors attended at least 75% of the meetings of the Board and committees of which they were members during fiscal year 2017 during the period in which they served on the Board. All members of the Board are expected to attend the Annual Meeting of Stockholders. Each of the eleven members of the Board at the time of the Company’s 2016 Annual Meeting of Stockholders held on November 16, 2016, attended the meeting.

Executive Sessions

The independent directors generally meet in executive session at each regularly scheduled Board meeting without the presence of management directors or employees of the Company to discuss various matters related to the oversight of the Company, the management of the Board’s affairs, and the CEO’s performance. The lead director chairs the executive sessions.

22       THE CLOROX COMPANY - 2017 Proxy Statement

Corporate Governance

Conflict of Interest and Related Person Transaction Policies and Procedures

The Company has a long-standing policy of prohibiting its directors, officers, and employees from entering into transactions that are an actual or potential conflict of interest. The Company’s Code of Conduct has a detailed provision prohibiting conflicts of interests and is available on the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct.

Additionally, the Company has a written policy regarding review and approval of related person transactions by the Audit Committee (Related Person Policy). The Related Person Policy defines an “Interested Transaction” as any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved in any fiscal year will or may be expected to exceed $120,000 (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon), (ii) the Company is a participant, and (iii) any Related Person (as defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

A “Related Person” is (i) any person who is or was (since the beginning of the Company’s last fiscal year, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director, (ii) a beneficial owner of more than 5% of the Company’s Common Stock, or (iii) an immediate family member of any of the foregoing. For purposes of this definition, “immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee).

Under the Related Person Policy, if a new Interested Transaction is identified for approval, it is brought to the Audit Committee to determine if the proposed transaction is reasonable and fair to the Company. The Audit Committee will review the material facts of all Interested Transactions that require its approval and either approve or disapprove of the entry into the Interested Transaction.

The Related Person Policy also contains categories of preapproved transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit.

In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

No director participates in any discussion or approval of an Interested Transaction for which he or she is a Related Person, except that the director will provide all material information concerning the Interested Transaction to the Audit Committee. There were no transactions considered to be an Interested Transaction during the Company’s 2017 fiscal year.

Code of Conduct

The Company has adopted a Code of Conduct, which can be found in the Corporate Governance section of the Company’s website, https:// www.thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct, or obtained in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

The Code of Conduct applies to all of the Company’s employees, including executives, as well as directors. We also have established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found at https://www.thecloroxcompany.com/who-we-are/ corporate-governance/codes-of-conduct.

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THE CLOROX COMPANY - 2017 Proxy Statement	23

Board of Directors’ Role in Risk Management Oversight

The Board has responsibility for the oversight of the Company’s risk management, while the Company’s management is responsible for the day-to-day risk management process. With the oversight of the Board, the Company has a comprehensive enterprise risk management program in place. The Company has an Enterprise Risk Management Steering Committee (ERM Committee), which consists of a cross-functional team of senior leaders and key executives. The ERM Committee oversees the annual key risk identification process, whereby it identifies the top risks that the Company faces with respect to its business, operations, strategy, and other factors, as well as the key mitigation strategies and the risk owner(s). At least annually, and generally in connection with the Board’s annual strategy meeting, management reports on and discusses the identified risks and risk mitigation and management efforts with the Board. The Board may allocate responsibility to a specific committee to examine a particular risk in detail if the committee is in the best position to review and assess the risk. For example, the Audit Committee reviews compliance and risk management programs and practices related to accounting and financial reporting matters and financial risk management, and the Management Development and Compensation Committee reviews the risks related to the executive compensation structure. The Audit Committee also receives regular updates relating to cybersecurity. In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the full Board to facilitate proper risk oversight by the entire Board.

As part of its responsibilities, the Management Development and Compensation Committee periodically reviews the Company’s compensation policies and programs to ensure that the compensation program is able to provide incentives to employees, including executive officers, while mitigating excessive risk-taking. The overall executive compensation program contains various provisions that mitigate against excessive risk-taking, including:

●	An appropriate balance between annual cash compensation and equity compensation that is earned over a period of three to four years;
●	Caps on the payouts under executive and non-executive incentive plans, which protect against executives taking short-term actions to maximize bonuses that are not supportive of long-term objectives;
●

Financial metrics under the Annual Incentive Plan that are equally weighted between net customer sales and economic profit (as defined in the Compensation Discussion and Analysis section), which discourage revenue generation at the expense of profitability and vice versa;

●

Clawback provisions applicable to current and former executives as set forth in the applicable plans that enable the recapture of previously paid compensation under certain circumstances, which serve as a deterrent to inappropriate risk-taking activities; and

●

Stock ownership guidelines that require executive officers to accumulate meaningful levels of equity ownership in the Company, which align executives’ short- and long-term interests with those of the Company’s stockholders.

Based on its review and the analysis provided by its independent compensation consultant, FW Cook, the Management Development and Compensation Committee has determined that the risks arising from the Company’s compensation policies and practices for its employees, including executive officers, are not reasonably likely to have a material adverse effect on the Company.

24       THE CLOROX COMPANY - 2017 Proxy Statement

Stock Ownership Information

Beneficial Ownership of Voting Securities

The following table shows, as of July 31, 2017 (except as otherwise indicated below), the holdings of Common Stock by (i) any entity or person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director and each of the six individuals named in the Summary Compensation Table (the named executive officers), and (iii) all current directors and executive officers of the Company as a group. As discussed in the Director Compensation section of this proxy statement, the majority of director compensation is delivered in the form of deferred stock units, which are paid out in Common Stock following a director’s termination of service. Because the directors cannot dispose of those shares while they serve on the Board, they are not reflected in this table. See footnote 2 below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
The Vanguard Group, Inc.(4)
100 Vanguard Blvd.
Malvern, PA 19355	13,514,950	10.47
BlackRock, Inc.(5)
55 East 52nd Street
New York, NY 10055	10,203,264	7.91
State Street Corporation(6)
One Lincoln Street
Boston, MA 02111	7,482,585	5.80
Amy Banse(2)	0	*
Richard H. Carmona(2)	0	*
Benno Dorer	452,526	*
Spencer C. Fleischer(2)	0	*
James Foster	36,329	*
Esther Lee(2)	0	*
A. D. David Mackay(2)	5,000	*
Robert W. Matschullat(2)	1,324	*
Jeffrey Noddle(2)	1,150	*
Stephen M. Robb	185,966	*
Laura Stein	130,915	*
Pamela Thomas-Graham(2)	1,778	*
Carolyn M. Ticknor(2)	0	*
Russell Weiner(2)(7)	0	*
Christopher J. Williams(2)	0	*
Nikolaos Vlahos(8)	24,487	*
Dawn Willoughby	98,309	*
All current directors and executive officers as a group (25 persons)(9)	1,296,756	*
*	Does not exceed 1% of the outstanding shares.
(1)	Unless otherwise indicated, each beneficial owner listed has sole voting and dispositive power concerning the shares indicated. These totals include the following numbers of shares of Common Stock that such persons have the right to acquire through stock options exercisable within 60 days of July 31, 2017, or with respect to which such persons have shared voting or dispositive power: Mr. Dorer – 444,472 options; Mr. Foster – 32,768 options; Mr. Robb – 172,199 options; Ms. Stein – 107,577 options; Mr. Vlahos – 22,815 options and shared voting and dispositive power with respect to 1,672 shares held in family trust; Ms. Willoughby – 87,632 options and shared voting and dispositive power with respect to 3,411 shares held in family trust; and all current directors and executive officers as a group – 1,186,008 options. The numbers in the table above do not include the following numbers of shares of Common Stock that the executive officers have the right to acquire upon the termination of their service as employees pursuant to vested performance units that were deferred at the executive officers’ election: Mr. Dorer – 11,098; Mr. Foster – 8,188; Mr. Robb – 10,239; Ms. Stein – 27,231; Mr. Vlahos – 4,700; Ms. Willoughby – 4,700; and all current executive officers as a group – 72,440.
(2)	The numbers in the table above do not include the following numbers of shares of Common Stock that the non-management directors have the right to acquire upon the termination of their service as directors pursuant to deferred stock units granted under the Independent Directors’ Stock-Based Compensation Plan: Ms. Banse – 311; Dr. Carmona – 17,375; Mr. Fleischer – 3,286; Ms. Lee – 3,891; Mr. Mackay – 311; Mr. Matschullat – 79,971; Mr. Noddle – 4,627; Ms. Thomas-Graham – 21,500; Ms. Ticknor – 28,277; Mr. Weiner – 297; and Mr. Williams – 3,286.
(3)	On July 31, 2017, there were 129,068,511 shares of Common Stock outstanding.

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THE CLOROX COMPANY - 2017 Proxy Statement	25

(4)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 10, 2017, The Vanguard Group reported, as of December 31, 2016, sole voting power with respect to 202,284 shares, sole dispositive power with respect to 13,286,632 shares, shared voting power with respect to 28,499 shares and shared dispositive power with respect to 228,318 shares.
(5)	Based on information contained in a report on Schedule 13G/A filed with the SEC on January 23, 2017, BlackRock, Inc. reported, as of December 31, 2016, sole voting power with respect to 8,566,242 shares and sole dispositive power with respect to all shares reported.
(6)	Based on information contained in a report on Schedule 13G filed with the SEC on February 9, 2017, State Street Corporation reported, as of December 31, 2016, shared voting and dispositive power with respect to all of these shares.
(7)	Effective February 6, 2017, Mr. Weiner was appointed to the Board.
(8)	Effective March 31, 2017, Mr. Vlahos retired from the Company.
(9)	Pursuant to Rule 3b-7 of the Securities Exchange Act of 1934, as amended (Exchange Act), executive officers include the Company’s current CEO and all current executive vice presidents and senior vice presidents. Effective March 31, 2017, there were 25 current directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and SEC regulations require the Company’s directors, certain officers, and holders of more than 10% of the Company’s Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all

Section 16(a) reports they file. Based solely on its review of copies of such reports received or written representations from its directors and such covered officers, the Company believes that its directors and officers complied with all applicable Section 16(a) filing requirements during fiscal year 2017.

26       THE CLOROX COMPANY - 2017 Proxy Statement

Executive Compensation

Proposal 2: Advisory Vote to Approve Executive Compensation

We are seeking a non-binding, advisory vote from our stockholders to approve the compensation of our named executive officers. This proposal gives our stockholders the opportunity to express their views on the Company’s executive compensation, and is commonly referred to as a “say-on-pay” proposal. This vote is only advisory and will not be binding upon the Company or the Board. However, the Management Development and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders and encourages all stockholders to vote their shares on this matter.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 29, the Company’s compensation programs are designed to align pay with short- and long-term financial and strategic objectives to build stockholder value, while providing a competitive level of compensation to recruit, retain, and motivate talented executives. The Board urges you to consider the factors discussed in the Compensation Discussion and Analysis section when deciding how to vote on this Proposal 2.

At our 2016 Annual Meeting of Stockholders held on November 16, 2016, our stockholders overwhelmingly approved our executive compensation policies, with approximately 93% of votes cast in favor of our proposal. We value this positive endorsement by our stockholders and believe that the outcome signals our stockholders’ support of our compensation program and continued our general approach to compensation for fiscal year 2017. We provide our stockholders the opportunity to vote on the compensation of our named executive officers every year. It is expected that the next vote on executive compensation will be at the 2018 Annual Meeting of Stockholders.

Board of Directors’ Recommendation

The Board recommends a vote FOR the advisory vote to approve executive compensation. The Company is asking its stockholders to support the compensation of the named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in fiscal year 2017 and the philosophy, policies, and practices underlying that compensation, which are described in this proxy statement. The Board believes that the Company’s overall compensation process effectively implements its compensation philosophy and achieves its goals.

Accordingly, the Board recommends a vote FOR the adoption of the following advisory resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the stockholders of The Clorox Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in The Clorox Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

This vote is advisory, and therefore not binding on the Company, the Board, or the Management Development and Compensation Committee. However, the Board and the

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THE CLOROX COMPANY - 2017 Proxy Statement	27

Management Development and Compensation Committee value the opinions of the Company’s stockholders and, to the extent there is any significant vote against the named executive officers’ compensation as disclosed in the proxy statement, we will consider such stockholders’ concerns and the Management Development and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The people designated in the proxy and voting instruction card will vote your shares FOR approval unless you include instructions to the contrary.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

In accordance with SEC rules, this proposal gives our stockholders the opportunity to indicate how frequently (every year, every two years, or every three years) they want to vote on an advisory basis to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as the one in Proposal 2 above, which are commonly referred to as “say-on-pay” votes. Stockholders last voted on the frequency of say-on-pay votes at the 2011 Annual Meeting, at which time stockholders overwhelmingly voted for an annual say-on-pay vote.

By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote to approve named executive officer compensation once every one, two, or three years. Alternatively, you may abstain from voting.

Board of Directors’ Recommendation

The Board recommends a vote for the option of ONE YEAR for the frequency of future advisory votes to approve executive compensation. The Board continues to believe that stockholders should vote on named executive officer compensation every year so that they may provide the Company with their direct input annually. Setting a one-year period for holding this advisory stockholder vote will enhance stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy, policies, and practices. In addition, an annual advisory vote to approve executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, its stockholders on corporate governance matters and its executive compensation program.

Accordingly, the Board recommends a vote for the option of ONE YEAR as the frequency with which stockholders are provided a say-on-pay vote.

Vote Required

While the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the above recommendation. The option of one, two, or three years that receives the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting by the stockholders will be the frequency for say-on-pay votes that has been selected by the stockholders. In the event that no option receives a majority of the votes, the Company will consider the option that receives the most votes cast to be the option selected by the stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of the Company’s stockholders and the Company to hold a say-on-pay vote more or less frequently than the option selected by the stockholders.

The people designated in the proxy and voting instruction card will vote your shares represented by proxy for the option of ONE YEAR unless you include instructions to the contrary.

28       THE CLOROX COMPANY - 2017 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program, the compensation decisions made under this program and the specific factors we considered in making those decisions. This CD&A focuses on the compensation of our “named executive officers” for fiscal year 2017, who were:

●	Benno Dorer – Chairman and Chief Executive Officer (CEO);
●	Stephen M. Robb – Executive Vice President – Chief Financial Officer (CFO);
●	Dawn Willoughby – Executive Vice President – Chief Operating Officer (COO);
●	Laura Stein – Executive Vice President – General Counsel and Corporate Affairs;
●	James Foster – Executive Vice President – Product Supply, Enterprise Performance and IT; and
●	Nikolaos A. Vlahos – Former Executive Vice President and Chief Operating Officer – Household, Lifestyle and Core Global Functions (retired March 31, 2017).

Fiscal Year 2017 Performance Highlights

In fiscal year 2017, despite the increasingly competitive retail environment, Clorox delivered strong results with fiscal year sales growth of 4% and volume growth of 6%. This included sales growth in every quarter of the fiscal year and sales and volume improvement in all four of the Company’s reportable segments. The Company also grew diluted net earnings per share from continuing operations by 9%. In addition, the Company maintained its focus on operational efficiencies including lowering selling and administrative expenses and delivering cost savings, and continued to make progress toward its product sustainability improvement, energy, and waste reduction goals.

The Company’s 2020 Strategy aims to accelerate profitable growth by engaging employees as business owners, increasing brand investment behind superior products and technology that reaches consumers in a dynamic marketplace, expanding its brands into new categories and channels, and driving out waste in its work, processes, and products. Successes for the Company in fiscal year 2017 included:

●	achieving $112 million in cost savings, the Company’s 14th consecutive year of average cost savings in excess of $100 million;
●	achieving increased volume of 6%, reflecting gains in all four of the Company’s reportable segments;
●	increasing earnings from continuing operations to $703 million or $5.32 diluted earnings per share (EPS), versus $648 million or $4.92 diluted EPS in the prior year;
●	leveraging incremental demand-building investments, including product innovation to support category and market share growth;
●

launching new products in numerous categories, including the Brita® Stream™ pitcher, Burt’s Bees® gloss lip crayon and Burt’s Bees® flavor crystals® lip balm, Clorox Scentiva® line of sprays and wipes, Clorox® Healthcare Fuzion™ cleaner disinfectant, Clorox® Total 360™ electrostatic disinfection system, Fresh Step® Extreme with the power of Febreze® Hawaiian Aloha™ litter and Fresh Step® Extreme with the power of Febreze® lightweight litter, Glad Kitchen Pro™ trash bags, Hidden Valley® Simply Ranch® dressing, and Kingsford® BBQ sauces and Kingsford® long-burning charcoal, among others;

●	continuing to receive external recognition for our leadership in corporate responsibility and sustainability efforts; and
●	returning excess capital to stockholders through share repurchases, delivering $412 million in dividends to stockholders, and increasing the quarterly dividend by 5% in May 2017.

How Pay Was Tied to the Company’s Performance in Fiscal Year 2017

Our fiscal year 2017 results and compensation decisions continue to illustrate that our pay-for-performance philosophy works as intended, with pay being driven by performance in the following ways:

●

Fiscal Year 2017 Annual Incentive Payout. In alignment with our pay-for-performance philosophy, the annual incentive payout for each of our named executive officers was close to target due to the Company’s solid operational results compared to the targets established at the beginning of the 2017 fiscal year. The Company’s sales performance exceeded the targets for the fiscal year, while economic profit (EP) performance fell slightly below the target.

●

Fiscal Year 2017 Long-Term Incentive Payout. Our three-year performance share results were well above the financial target for cumulative economic profit and yielded a 150% payout. These awards were granted in September 2014, and payment was determined in August 2017, based on performance over the period commencing July 1, 2014, and ending June 30, 2017. Fiscal years 2015 and 2016 had especially strong results. The cumulative EP results for the three-year period thus resulted in the maximum payout for the Company’s performance shares.

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THE CLOROX COMPANY - 2017 Proxy Statement	29

Compensation Philosophy

The key principle of our compensation philosophy is to align pay with performance. We do so by delivering the majority of executive pay through “at-risk” variable incentive awards that help ensure that realized pay is tied to attainment of critical operational goals and sustainable appreciation in stockholder value. In fiscal year 2017, approximately 86% of the targeted compensation for our CEO and approximately 70% of the targeted compensation for our other named executive officers was directly tied to the achievement of short- and long-term operating goals and total stockholder return. This approach is designed to accomplish the following:

Element	Objective
Pay for Performance	Reward performance that drives achievement of the Company’s short- and long-term goals and, ultimately, stockholder value
Align Management and Stockholder Interests	Align the interests of our executive officers with our stockholders by using long-term, equity-based incentives, encourage a culture of ownership with stock retention guidelines, and reward executive officers for sustained Company performance as measured by operating results and total stockholder return
Attract, Retain, and Motivate Talented Executives	Maintain market-based pay targets and program design that allow the Company to be a magnet for high-performing executives
Address Risk-Management Considerations	Motivate our executives to create long-term stockholder value and discourage behavior that could lead to unnecessary or excessive risk-taking by providing a balance of fixed and at-risk pay, and short-term and long-term performance horizons, using a variety of metrics tied to key drivers of sustainable value creation
Support Financial Efficiency	Help ensure that cash- and equity-based incentive payouts are appropriately supported by performance, and design awards in a way that is intended to be treated as performance-based compensation that is tax-deductible by the Company under Internal Revenue Code (IRC) Section 162(m), as appropriate

In 2017, the Management Development and Compensation Committee undertook a detailed assessment of the Company’s overall compensation program for alignment to our business strategy, our stockholders’ interests, our pay-for-performance philosophy, and market practices. This review resulted in various changes to the annual and long-term incentive programs, which are effective beginning with fiscal year 2018, as described in greater detail below.

What We Have and Don’t Have – Elements of Our Executive Compensation Program

The following elements of our executive compensation program reflect our continued commitment to our compensation philosophy:

What We Have

✓	An executive compensation program designed to further the Company’s strategy and mitigate inappropriate risk;
✓	Different performance horizons for the goals within our annual and long-term incentive plans;
✓	Use of economic profit as a rigorous incentive metric;
✓	Stringent stock ownership and retention guidelines for all of our executives;
✓	A prohibition on speculative transactions involving the Company’s stock, including hedging and pledging;
✓	Stock options that vest over a four-year period and have an exercise price equal to fair market value of our Common Stock on the date of grant;
✓	Clawback provisions in both our annual and long-term incentive plans;
✓	Double-trigger change in control provisions for all equity awards;
✓	Reasonable cash severance provisions to support talent retention and attraction objectives, promote orderly succession planning, and avoid individual negotiation with exiting executives, thus eliminating the need for individual employment agreements;
✓	Modest perquisites supported by sound business rationale;
✓	Annual review of our executive compensation program by the Committee, which yielded changes to the annual and long-term incentive programs to be effective in fiscal year 2018; and
✓	Use of an independent compensation consultant who does not provide any additional consulting services to the Company.

What We Don’t Have

Ø	Employment contracts for any executives;
Ø	Stock option re-pricing without stockholder approval;
Ø	Payment of dividends or dividend equivalents on unvested or unearned performance shares; and
Ø	Tax gross-ups for any employee, including executive officers.

30       THE CLOROX COMPANY - 2017 Proxy Statement

Compensation Discussion and Analysis

Components of Our Executive Compensation Program

The table below outlines the components of our executive compensation program, their purposes, and certain characteristics of these components.

Component	Purpose	Characteristics
Base Salary	Compensate named executive officers for their role and	Fixed component.
level of responsibility, as well as individual performance.
Annual Incentives(1)	Promote the achievement of the Company’s annual	Performance-based cash bonus opportunity.
corporate financial and strategic goals, as well as
individual objectives.
Long-Term Incentives(1)	Promote the achievement of the Company’s long-term	Values of performance share grants and stock
	corporate financial goals and stock price appreciation.	option awards vary based on actual Company
financial and stock price performance.
Retirement Plans	Provide replacement income upon retirement (a long-term	Fixed component; however, Company
	retention incentive).	contributions vary based on pay and
employee contributions.
Post-Termination	Provide contingent payments to attract and retain named	Only payable if a named executive officer’s
Compensation	executive officers and promote orderly succession for	employment is terminated under specific
	key roles.	circumstances as described in the applicable
severance plan.
Perquisites	Provide other benefits competitive with the compensation	Financial planning, Company car or car
	peer group and encourage executives to proactively	allowance, paid parking, annual executive
	manage their health and financial wellness.	physical, and health club allowance.

(1)	Payouts under the annual and long-term incentive plans are determined based on the achievement of objectives established by the Committee at the beginning of the performance period. The performance period is one year for the cash awarded under the Annual Incentive Plan, which is further described in What We Pay: Components of Our Compensation Program and three years for the performance shares awarded under the long-term incentive plan. Specific financial goals cannot be changed during the performance period, except in accordance with principles set by the Committee at the time the goals were established, which, in the case of our long-term incentive plan, provide for adjustments in limited circumstances, including acquisitions, restructuring charges, or significant changes to generally accepted accounting principles, and only if the adjustments exceed a specified minimum financial impact to the Company.

How We Make Compensation Decisions

Roles and Responsibilities in Setting Executive Compensation

Management Development and Compensation Committee. The Committee is made up entirely of independent directors as defined by our Governance Guidelines and NYSE listing standards. The Committee regularly reviews the design and implementation of our executive compensation program and reports on its discussions and actions to the Board. In particular, the Committee (i) oversees our executive compensation program, (ii) approves the performance goals and strategic objectives for our named executive officers, evaluates results against those targets each year, and determines and approves the compensation of our CEO (after consulting with the other independent members of the Board) and our other named executive officers, as well as officers at or above the level of senior vice president and any other officers covered by Section 16 of the Exchange Act, and (iii) makes recommendations to the Board with respect to the structure of overall incentive and equity-based plans.

The Committee makes its determinations regarding executive compensation after consulting with management and the Committee’s independent compensation consultant (as further described below), and its decisions are based on a variety of factors, including the Company’s performance, individual executives’ performance, peer group data, and input and recommendations from the independent compensation consultant.

In 2017, the Committee conducted a comprehensive examination of the Company’s compensation plan design, evaluating the program for alignment to the Company’s business strategy, the interests of our stockholders, our pay-for-performance philosophy, and market practices. After an extensive review, which included discussion with and support from the Committee’s independent compensation consultant, consideration of stockholder input, and review of compensation data from other companies (including our compensation peer group and other companies in our industry or comparable geographies and talent markets), the Committee approved various changes to both the annual and long-term incentive programs, as described in Changes to the Annual Incentive Program for Fiscal Year

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2018 and Changes to the Long-Term Incentive Program for Fiscal Year 2018 under What We Pay: Components of Our Compensation Program. These changes will be effective beginning fiscal year 2018.

The Committee evaluates individual performance based on the performance of the business or operations for which the executive is responsible, the individual’s skill set relative to industry peers, overall experience and time in the position, the critical nature of the individual’s role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level, role relative to that of other executive officers, and, in the case of externally recruited named executive officers, compensation earned with a prior employer.

In determining the compensation package for each of our named executive officers other than our CEO, the Committee receives input and recommendations from our CEO and our Senior Vice President – Chief People Officer. Named executive officers do not have a role in the determination of their own compensation, but named executive officers other than our CEO do discuss their individual performance objectives with our CEO. The Committee currently consists of Dr. Carmona and Messrs. Fleischer, Mackay and Noddle.

Board of Directors. The independent members of the Board undertake a thorough process during which they review our CEO’s annual performance, and each independent director provides candid feedback and observations that are shared in aggregate with our CEO. The Board considers a variety of substantive factors it has identified as being most important for effective CEO performance, with a focus on strategy, people, operations, and values. The full Board discusses the evaluations of our CEO’s performance against these factors and then provides its compensation recommendations to the Committee. The Committee, after evaluating the Board’s recommendations and receiving input from the independent compensation consultant, then makes a final determination on our CEO’s compensation. Our CEO does not have a role in his own compensation determination other than participating in a discussion with the Board regarding his performance relative to specific targets and strategic objectives set at the beginning of the fiscal year, which the Board considers in both its compensation determination and when setting performance targets for the upcoming fiscal year.

Independent Compensation Consultant. The Committee retains the services of an independent compensation consulting firm to assist it in the performance of its duties. During fiscal year 2017, the Committee used the services of Frederic W. Cook & Co., Inc. FW Cook’s work with the Committee included data analysis and guidance and recommendations on the following topics:

compensation levels relative to our peers, market trends in incentive plan design, risk and reward structure of executive compensation plans, and other policies and practices, including the policies and views of third-party proxy advisory firms. FW Cook also assisted in the evaluation and implementation of changes to the Company’s incentive plans, which are effective for fiscal year 2018 and are described in Changes to the Annual Incentive Program for Fiscal Year 2018 and Changes to the Long-Term Incentive Program for Fiscal Year 2018 under What We Pay: Components of Our Compensation Program. See the section entitled Independence of the Compensation Consultant for a discussion of FW Cook’s independence from management.

Chairman and Chief Executive Officer. Our CEO makes compensation recommendations to the Committee for all executive officers other than himself. In making these recommendations, our CEO evaluates the performance of each executive officer and considers his or her responsibilities as well as the compensation analysis provided by the independent compensation consultant.

Other Members of Management. Senior human resources management provides analyses regarding competitive practices and pay ranges, compensation and benefit plans, policies and procedures for equity awards, perquisites, general compensation, and benefits philosophy. Senior human resources, legal, and, from time to time, finance executives attend non-executive sessions of Committee meetings to provide additional perspective and expertise.

Independence of the Compensation Consultant

Pursuant to its charter, the Committee is authorized to retain, oversee, and terminate any consultants as it deems necessary, as well as to approve the fees and other retention terms of any such consultants. Prior to retaining a compensation consultant or any other external advisor, from time to time as the Committee deems appropriate but at least annually, the Committee assesses the independence of the advisor from management. In evaluating FW Cook, the Committee’s compensation consultant, the Committee took into consideration all factors relevant to FW Cook’s independence, including the following factors specified in the NYSE listing standards:

●	other services provided to the Company by FW Cook or any of its affiliates;
●	the fees paid by the Company to FW Cook as a percentage of FW Cook’s total revenue;
●	the policies and procedures of FW Cook that are designed to prevent a conflict of interest;

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●	any business or personal relationship between individuals at FW Cook performing consulting services for the Committee and a Committee member;
●	any ownership of Company stock by the individuals at FW Cook performing consulting services for the Committee; and
●	any business or personal relationship between individuals at FW Cook performing consulting services for the Committee and an executive officer of the Company.

FW Cook has provided the Committee with appropriate assurances and confirmation of its independent status in accordance with the Committee’s charter and other considerations. The Committee believes that FW Cook has been independent throughout its service to the Committee and that there is no conflict of interest between FW Cook or individuals at FW Cook and the Committee, the Company’s executive officers, or the Company.

Our Peer Group

The Committee uses a peer group of consumer products companies (the compensation peer group) to help determine competitive compensation rates for the Company’s executive officers, including the named executive officers. The compensation peer group was selected by the Committee based on the factors described below, with input from FW Cook. The compensation peer group is used to evaluate both the levels of executive compensation and compensation practices within the consumer products industry.

For fiscal year 2017, the compensation peer group was composed of the following 19 companies:

Avon Products, Inc.	General Mills, Inc.	Molson Coors Brewing Company
Campbell Soup Company	The Hershey Company	Newell Rubbermaid Inc.
Church & Dwight Co., Inc.	Hormel Foods Corporation	Revlon, Inc.
Colgate-Palmolive Company	The J.M. Smucker Company	S.C. Johnson & Son, Inc.
Dr. Pepper Snapple Group, Inc.	Kellogg Company	Tupperware Brands Corporation
Edgewell Personal Care	McCormick & Company, Incorporated
The Estee Lauder Companies Inc.	Mead Johnson Nutrition Company

To determine the compensation peer group for each year, the Committee considers companies that:

●	hold leadership positions in branded consumer products;
●	are of reasonably similar size based on market capitalization and revenue;
●	compete with the Company for executive talent; and
●	have executive positions similar in breadth, complexity, and scope of responsibility to those of the Company.

The Committee annually reviews and makes adjustments to the compensation peer group as appropriate to ensure that the peer group companies continue to meet the relevant criteria. There were no changes to the compensation peer group for this fiscal year.

The Company was at the 37th percentile for revenue, 52nd percentile for net income, and 49th percentile for market capitalization compared with the compensation peer group.

Fiscal Year 2017 Compensation of Our Named Executive Officers

For fiscal year 2017, management engaged Aon Hewitt to obtain and aggregate compensation data for the compensation peer group. This data was used to advise the Committee on setting target compensation for our named executive officers. FW Cook reviewed this information and performed an independent compensation analysis of the compensation peer group data to advise the Committee. Although each individual component of executive compensation is reviewed, particular emphasis is placed on targeting total compensation within 15% of the median target dollar amounts of compensation of the compensation peer group. Other factors, such as an executive’s level of experience, may result in target total compensation for individual named executive officers being set above or below this median range. For fiscal year 2017, each named executive officer’s target total compensation is within 15% of the compensation peer group median.

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What We Pay: Components of Our Compensation Program

A substantial portion of our targeted executive compensation is at-risk variable compensation, with 86% of compensation for our CEO and 70% of compensation for all of our other named executive officers being at-risk. Base salary is the only fixed compensation component, as outlined in the following charts, which reflect target compensation for fiscal year 2017.

Compensation Mix - CEO(1)

Compensation Mix - Average of All Other NEOs(1)

(1)	Compensation mix represents the actual base salary, target annual incentive award, and actual long-term incentives granted in fiscal year 2017. Refer to the Summary Compensation Table below for further details on actual compensation.

Additional elements of our executive compensation program include retirement plans, post-termination compensation, and perquisites as appropriate to support our executive compensation philosophy. Further detail about each element is provided in the discussion below:

Base Salary. The Committee generally seeks to establish base salaries for our named executive officers within 15% of the median of the compensation peer group. The Committee considered factors such as the executive’s specific role, level of experience, and sustained performance, as well as the compensation peer group market data, in determining each named executive officer’s base salary for fiscal year 2017. Changes in base salary are approved by the Committee in September and become effective in October of each year. All base salaries that went into effect in October 2016 for the named executive officers, excluding our CEO, were within this target pay range with the exception of Mr. Foster, who was slightly below the range given his tenure as an Executive Vice President with the Company.

After conducting a review for Mr. Dorer and evaluating his individual performance and overall Company performance for fiscal year 2016, the Committee approved a base salary increase of 5.1% for fiscal year 2017, to $1,025,000, which was within 15% of the compensation peer group median for CEOs. The annual base salary increases for our named executive officers, other than our CEO, ranged from 2.5% to 5.2%, with an average increase of 3.9%. Our CFO’s salary increase was at the high end of the range to bring his salary closer to market median, in recognition of his continued strong performance. The actual base salaries earned by our named executive officers in fiscal year 2017 are listed in the Salary column of the Summary Compensation Table.

Annual Incentives. The Company provides annual incentive awards to our named executive officers under the Company’s Executive Incentive Compensation Plan (Annual Incentive Plan). Payouts under the Annual Incentive Plan are based on the level of achievement of Company performance goals set annually by the Committee, not to exceed the stockholder-approved maximums. These performance goals are tied to Board-approved corporate financial and strategic performance goals and individual objectives, which are described below. The amounts actually paid under the Annual Incentive Plan are based on four factors: (1) a target award for each named executive officer, which is the base salary multiplied by the annual incentive target (Target Award), (2) the Company’s performance measured against

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pre-established corporate financial goals (Financial Performance Multiplier), (3) the Company’s level of achievement of various strategic metrics (Strategic Metrics Multiplier), and (4) the named executive officer’s individual performance (Individual Performance Multiplier), which is based primarily on the performance of the operations or functions under the individual’s responsibility. The final individual Annual Incentive Plan payout is determined by the following formula:

The Financial Performance Multiplier can range from 0% to 200% based on an objective assessment of Company performance versus goals established by the Committee at the beginning of the year. The Strategic Metrics and Individual Performance Multipliers, which are also determined by the Committee, typically have a much narrower range, which makes the impact they have on the total payout significantly smaller than the Financial Performance Multiplier. Over the past three years, the range for the Strategic Metrics Multiplier was 100% to 110%, and the range for the Individual Performance Multipliers for the named executive officers was

90% to 115%. By comparison, the range for the Financial Performance Multiplier during this same time period was 96% to 171%.

Below is an illustration of the annual incentive calculation, using our CEO’s Annual Incentive Plan payout as an example. The Financial Performance Multiplier was 96% in fiscal year 2017, based on the Company’s performance compared to the targets for annual net sales and EP that were established by the Committee at the beginning of the year. With the CEO’s Individual Performance Multiplier of 110%, this resulted in a final payout that was slightly above target.

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Each of the elements of the annual incentive formula is further described below.

Base Salary. The named executive officer’s actual fiscal year 2017 base salary is the starting point for the annual incentive calculation.

Annual Incentive Target. Each year, the Committee sets an annual incentive target level for each named executive officer as a percentage of his or her base salary, based on an assessment of median bonus targets in the compensation peer group and other factors such as individual experience, as noted above. The annual incentive target level is generally set near the median of bonus targets for comparable positions in the compensation peer group. The table below sets forth the targets for the fiscal year 2017 annual incentive awards.

Named Executive Officer	Annual Incentive Target (% of Base Salary)
Benno Dorer – Chairman and Chief Executive Officer(1)	145%
Stephen M. Robb – Executive Vice President – Chief Financial Officer(2)	85%
Dawn Willoughby – Executive Vice President – Chief Operating Officer	80%
Laura Stein – Executive Vice President – General Counsel and Corporate Affairs	70%
James Foster – Executive Vice President – Product Supply, Enterprise Performance and IT	65%
Nikolaos A. Vlahos – Executive Vice President and Chief Operating Officer – Household, Lifestyle and
Core Global Functions (retired March 31, 2017)	80%

(1)	Mr. Dorer’s target was increased from 130% in fiscal year 2016 to 145% in fiscal year 2017.
(2)	Mr. Robb’s target was increased from 80% in fiscal year 2016 to 85% in fiscal year 2017.

Financial Performance Multiplier. At the beginning of each fiscal year, the Committee sets financial goals for the Annual Incentive Plan based on targets approved by the Board. At the end of the year, the Committee reviews the Company’s results against the goals set at the beginning of the year.

For fiscal year 2017, the Committee established financial goals with a focus on increasing net sales and increasing EP when compared to actual operating results for fiscal year 2016, as described in greater detail below, in order to drive sustainable, profitable growth and short- and long-term total stockholder returns. The net sales and EP metrics that determine the Financial Performance Multiplier are each weighted 50% as the Committee believed this mix effectively balances a focus on both top-line and bottom-line performance. In selecting the metrics and setting the financial goals of the Annual Incentive Plan, the Committee carefully considered whether the goals appropriately align with the goals of the long-term incentive program so that the overall compensation design does not encourage participants to take unnecessary or excessive risk or actions that are inconsistent with the Company’s short- and long-term strategic and financial objectives.

For fiscal year 2017, the financial goals for the Annual Incentive Plan, the potential range of payouts for achieving those goals, and the actual results as determined by the Committee were as follows:

	Annual Incentive Financial Goals (in millions)
Goal	0% (Minimum)	100% (Target)	200% (Maximum)	Actual(1)
Net Sales (weighted 50%)(2)	$5,777	$5,956	$6,135	$5,973
EP (weighted 50%)(3)	$508	$548	$588	$541

(1)	Results exclude the impact of the change in accounting for share-based payments (ASU 2016-09) from EP.
(2)	Net sales are as reported in the Company’s consolidated financial statements.
(3)	EP for purposes of the financial performance multiplier is defined by the Company as earnings from continuing operations before income taxes, non-cash restructuring, and interest expense, which is then tax affected and reduced by a capital charge.

Strategic Metrics Multiplier. At the beginning of each fiscal year, the Committee sets multiple strategic metrics for the Annual Incentive Plan based on what it believes will best drive the Company’s overall strategy of engaging employees, increasing brand investment behind superior value, keeping the core healthy and growing into new categories and channels, and reducing waste. For fiscal year 2017, the Committee set 11 metrics, each with one or more associated targets that are objectively measurable, to be evaluated in determining the Strategic Metrics Multiplier used in the Annual Incentive Plan payout.

For example, to determine whether the results of the high-performing employee engagement metric were met, the Company measured its annual engagement survey results against a benchmark of other fast-moving

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consumer goods companies. To calculate the consumer value metric, the Company measured a brand’s value to consumers in terms of product, price, and brand equity, while the innovation and strategic product pipeline metric was measured against a target based on historical and projected sales resulting from innovation. Goals related to reshaping the portfolio include mergers and acquisitions as well as organic growth. For fiscal year 2017, the 11 strategic metrics and the Company’s results were as follows:

Strategic Metric	FY 2017 Result	Strategic Metric	FY 2017 Result
●High-performing employee engagement	Exceeded	●Innovation and strategic product pipeline	Met
●Diversity targets within the Company	Met	●Targeted goals related to reshaping the portfolio	Met
●Consumer value measure	Exceeded	●Targeted level of cost savings	Exceeded
●Domestic dollar share	Not Met	●Gross margin improvement	Not Met
●International volume	Not Met	●Target selling and administrative expenses of 13.5% of net sales	Exceeded
●Future net sales growth projections	Met

In fiscal year 2017, the Company updated its people strategy for further alignment with our business strategy and made strong progress on all elements, including culture, succession, development, and inclusion and diversity, which contributed to continued gains in employee engagement. Strong cost savings and administrative spending partially mitigated lower gross margin, and though the Company ended the fiscal year with market share slightly down, our consumer value measure and innovation results allowed the Company to reverse a share decline. While international volume growth was below target, this was exclusively due to the economic environment in Argentina; excluding Argentina, international volume exceeded targets. Based on the Company’s performance against these strategic metrics, the Committee determined that the level of payout for the Strategic Metrics Multiplier was 100% (down from 110% for fiscal year 2016). Over the past three years, the range for the Strategic Metrics Multiplier has been 100% to 110%.

Individual Performance Multiplier. Consistent with our pay-for-performance philosophy, the annual incentive payouts initially are determined by financial results and performance against strategic metrics, multiplied by an Individual Performance Multiplier. Based on its evaluation of individual performance, the Committee reviewed and approved the Individual Performance Multiplier for each named executive officer to reflect the officer’s individual contributions in fiscal year 2017. In determining the multiplier for individual performance, the Committee carefully evaluates several performance factors against objectives established at the beginning of the year. For our CEO, the Committee conducts a detailed evaluation covering the key categories of strategy, people, operations, values and relationships, and overall performance, with specific goals within each category. To set specific targets for our CEO, the Committee uses a balanced scorecard with annual strategic priorities of financial goals, people, customer and consumer, growth, and margin, with specific metrics and targets within each strategic priority. These targets are used to measure the CEO’s performance twice a year, with a mid-year review and a year-end evaluation. This assessment is then used to determine the appropriate individual multiplier for the fiscal year performance.

The range of Individual Performance Multipliers in 2017 was 90% to 105% based on the contributions made in the fiscal year by our named executive officers. Our CFO and COO received Individual Performance Multipliers of 105%, primarily for their contributions in delivering above-target performance on financial and operational goals, including sales, EPS, cost savings, cash flow, and capital management while maintaining record-high employee engagement, meeting diversity goals, and reducing turnover. Our former Executive Vice President and Chief Operating Officer – Household, Lifestyle and Core Global Functions received an Individual Performance Multiplier of 90%, based on his contributions during fiscal year 2017 and the results of the businesses he oversaw. The remaining non-CEO named executive officers received Individual Performance Multipliers of 100%. The Committee reviewed the results for our CEO and determined his Individual Performance Multiplier was 110%, based on his continued strong performance, including progress on the Company’s 2020 Strategy, delivering solid financial results and overall operational results for fiscal year 2017 that exceeded expectations, and continuing to shape a highly successful senior management team.

Final Individual Annual Incentive Plan Payouts. In accordance with the formula described above, the final annual incentive payouts to our named executive officers in fiscal year 2017, excluding our CEO, ranged from $295,150 to $522,650, and from 96% to 101% of the named executive officers’ Target Awards (excluding Mr. Vlahos’ payout, which was pro-rated for his partial year of service). Mr. Dorer’s annual incentive payout was $1,569,480. This award was 106% of his Target Award and is composed of a Financial Performance Multiplier of 96%, a Strategic Metrics Multiplier of 100%, and an Individual Performance Multiplier of 110%. These payouts are also reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

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Changes to the Annual Incentive Program for Fiscal Year 2018. As part of its 2017 review of the Company’s compensation plan design, the Committee approved new metrics for the Financial Performance Multiplier for the annual incentive plan. Beginning in fiscal year 2018, the economic profit metric (in fiscal year 2017, weighted as 50% of the multiplier) is replaced by net earnings from continuing operations (weighted 30%) and gross margin (weighted 20%):

Fiscal Year 2017 Metrics		Metrics Effective Fiscal Year 2018
net sales (50%)	➔	net sales (50%)
economic profit (50%)	➔	net earnings (30%)
gross margin (20%)

These revisions are intended to eliminate performance metric redundancy between our annual incentive and long-term incentive plans, where the economic profit metric remains the sole performance goal, enhance the line of sight between earned cash compensation and metrics that our broader management team can directly influence, and reinforce the importance of both net earnings and gross margin in driving sustainable value creation over time. Economic profit remains a key metric for the Company, but the Committee determined that the introduction of net earnings and gross margin was preferable in the annual incentive plan after considering investor feedback regarding a preference not to use the same metric in both short- and long-term plans, evaluating the metrics most commonly used by our peers in their short-term incentive plans, the suitability of various metrics in the short term versus the long term, and the focus on business fundamentals. In replacing the economic profit metric with net earnings and gross margin in the annual incentive, the Committee considered the attributes of these various metrics: economic profit is the after-tax profit the Company generates after paying for assets used to run the business (or capital charge), while net earnings from continuing operations is similar to economic profit but does not include a capital charge. Because the capital charge is more difficult to influence on an annual basis, the Committee determined that economic profit better aligns with long-term incentives, and net earnings to short-term incentives. Additionally, gross margin is a core element of profitable growth and a key metric for our investors, and the Committee believes that adding gross margin as a metric for the annual incentive will help ensure that employees are focused on improving the Company’s profitability and ability to fund investments for future growth.

The Committee also removed the Strategic Metrics Multiplier as a separate multiplier that applies equally to all executive officers. Commencing in fiscal year 2018, the relevant strategic metrics will be incorporated into the individual multipliers for each executive officer, thereby resulting in a simpler annual incentive calculation that continues to reflect performance measured against key strategic objectives and individual contributions. The overall balanced scorecard with annual strategic priorities of financial goals, and other targets related to people, customer and consumer, growth, and margin targets as described above will continue to be evaluated by the Committee and Board, and used to measure the CEO’s performance as part of the CEO’s individual multiplier. Each of these changes will be effective beginning with the annual incentive payout in fiscal year 2018.

Long-Term Incentives. Each year, we provide long-term incentive compensation to our named executive officers. For the past several years, these awards have been made in the form of performance shares and stock options. We believe these forms of compensation align Company performance and executive officer compensation with the interests of our stockholders. These incentive awards also support the achievement of our long-term corporate financial goals.

We use time-based restricted stock for non-executive officer employees and occasionally for special purposes for executive officers, such as in connection with a promotion or as a replacement for compensation forfeited by an externally recruited executive at a prior employer.

The Committee annually reviews the costs of, and potential stockholder dilution attributable to, our long-term incentive program to ensure that the overall program is financially efficient and in line with that of our compensation peer group. The Committee also seeks to calibrate the long-term incentive program design to appropriately drive performance in line with that of the compensation peer group. In determining the total value of the long-term incentive opportunity for each named executive officer, the Committee reviews the compensation peer group data presented by both management and the independent compensation consultant on a role-by-role basis and considers recommendations by our CEO for the other named executive officers.

The Committee’s goal is to target long-term incentive awards in amounts that are generally competitive with the median of the compensation peer group. Actual long-term incentive award target levels for individual named executive officers may vary from the median based on a variety of factors, such as the named executive officer’s sustained performance, individual experience, critical nature of his or her role, and expected future contributions. Like the annual incentive awards, actual payouts under the long-term incentive awards will vary from the target based on how the Company performs against pre-established targets. The value of payouts will also vary based on changes in the market price of our Common Stock.

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The Committee determined that our named executive officers would receive 50% of the value of their total annual long-term incentive award granted in fiscal year 2017 in performance shares and 50% in stock options. The Committee believes this mix of equity awards supports several important objectives, including compensating named executive officers for achievement of long-term goals tied to our business strategy, rewarding named executive officers for sustained increases in the price of our Common Stock, enhancing retention by mitigating the impact of price fluctuations of our Common Stock in the overall long-term incentive value, and ensuring that the overall cost of the program is aligned with the compensation realized by the named executive officers and the performance delivered to stockholders. The Committee does not consider the amount of outstanding performance shares, stock options, and restricted stock currently held by a named executive officer when making annual awards of performance shares and stock options because such amounts represent compensation attributable to prior years.

Long-Term Incentive Award. The long-term incentive awards granted to our named executive officers for fiscal year 2017 were made in September 2016. The Committee considered factors such as the executive’s role, level of experience, and sustained performance, as well as the compensation peer group market data, in determining each named executive officer’s long-term incentive award. For fiscal year 2017, the annual long-term incentives for our named executive officers, excluding our CEO, ranged in value from $525,000 to $1,400,000. Mr. Dorer received a long-term incentive award valued at $4,750,000. The long-term incentives awarded to our named executive officers in fiscal year 2017 are listed in the Stock Awards and Option Awards columns of the Summary Compensation Table.

Performance Shares. Performance shares are grants of restricted stock units that pay out after a three-year performance period only if the Company meets pre-established financial performance goals, which are described below. We believe that performance shares align the interests of our named executive officers with the interests of our stockholders because the number of shares earned and the shares’ potential value are tied to the achievement of performance targets. The performance target for the awards granted in September 2016 is a cumulative EP target informed by our three-year financial long-range plan and the budget developed by management, which is reviewed and approved by the Board. In setting the performance targets for the performance shares, the Committee reviews the budget and long-range plan and seeks to appropriately align the performance goals with the objectives of the Annual Incentive Plan, so that the overall compensation design does not encourage participants to take unnecessary or excessive risk or actions that are inconsistent with the Company’s short- and long-term strategic and financial objectives. The Committee believes its use of cumulative EP as a metric provides rigor and an ability to align performance with pay over the three-year performance period.

The payout of the performance share awards granted in September 2016 is subject solely to the Company’s achievement of a cumulative EP target during the performance period of July 2016 through June 2019. The percentage range for payouts is from 0%, if the minimum cumulative EP target is not met, to a maximum of 150% of the target number of shares, with a payout of 25% of the target number of shares when the minimum cumulative EP target is attained.

For the grant made in September 2014, which was based on a performance period of July 2014 through June 2017 and paid out in August 2017, the Committee established cumulative EP targets and set various payout levels tied to cumulative EP for the performance period. For the September 2014 grant, the cumulative EP target was set so a payout of 100% would be made if the Company achieved EP growth of approximately 4% per year during the performance period. The Committee believes this metric directly supports the Company’s corporate strategy and long-term financial goals and correlates to stock price performance.

In August 2017, the Committee certified the results of the September 2014 grant for the 2014-2017 performance period. The adjusted financial target for the grant was a cumulative EP of $1,342 million over the three-year performance period for a 100% payout. The cumulative EP target was adjusted in accordance with the grant agreements for the impact of the adoption of a change to the accounting standards for share-based payments under ASU 2016-09, as well as for the acquisition of RenewLife in May 2016. The Company’s actual cumulative EP was well above the payout maximum of $1,392 million, resulting in the Committee certifying a payout of 150%. This payout supports the Company’s belief in pay for performance over the long term.

Stock Options. Stock options align the interests of our named executive officers with those of our stockholders because the options only have value if the price of the Company’s stock increases after the stock options are granted. Stock options vest in 25% increments over a four-year period (beginning one year from the date of grant) and expire 10 years from the date of grant. In fiscal year 2017, the Committee awarded stock options to our named executive officers as part of our annual long-term incentive plan. The exercise price for the stock options was equal to the closing price of our Common Stock on the date of grant. Information on all stock option grants is shown in the Grants of Plan-Based Awards table.

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Changes to the Long-Term Incentive Program for Fiscal Year 2018. As part of its 2017 compensation plan design review, the Committee changed the measurement of EP performance from a three-year cumulative dollar amount to a three-year annual growth rate. In addition, the Committee changed the potential payout range from 0% to 150% of target with a 25% payout for threshold performance (with a zero payout below threshold) to a range of 0% to 200% of target with a 50% payout threshold. In making these changes, the Committee considered a number of factors, including practices at other comparable companies, the difficulty in setting a three-year cumulative dollar-denominated target in a rapidly evolving and volatile global economic environment, feedback from investors, and talent retention considerations. With regard to the change from a dollar-denominated cumulative EP target to a target growth rate over three years, the Committee specifically considered the volatility of year-over-year results and the potential for a single good or bad year to have a disproportionate impact on a three-year payout opportunity. These changes became effective beginning with the performance share awards granted in September 2017.

Retirement Plans

Our named executive officers participate in the same tax-qualified retirement benefit programs available to all other United States-based salaried and non-collectively bargained hourly employees. The Company’s retirement plans are designed to provide replacement income upon retirement and to be competitive with programs offered by our peers.

In addition, because the IRC limits the amount of benefits that can be contributed to and paid from a tax-qualified retirement plan, the Company also provides our executive officers, including our named executive officers, with additional retirement benefits intended to restore amounts that would otherwise be payable under the Company’s tax-qualified retirement plans if the IRC did not have limits on includable compensation and maximum benefits. We call these plans “restoration plans” because they restore total executive retirement benefits to the same percentage level provided to our salaried employees who are not limited by IRC restrictions.

A brief description of each of our retirement programs is set forth below. Each of our named executive officers participates in these retirement programs with the exception of the Supplemental Executive Retirement Plan.

The Clorox Company Pension Plan. The Clorox Company Pension Plan (the Pension Plan) is a cash balance pension plan that was frozen effective July 1, 2011. This freeze did not affect the benefits previously accrued under the Pension Plan, which remain fully funded.

The Clorox Company 401(k) Plan. After the Pension Plan was frozen in July 2011, the Clorox Company 401(k) Plan (the 401(k) Plan) became the base retirement plan for the Company. The Company makes an annual fixed contribution of 6% of eligible pay and a matching contribution of up to 4% of eligible pay to employees under the 401(k) Plan.

Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan (the NQDC), eligible employees may voluntarily defer receipt of up to 50% of base salary and up to 100% of their annual incentive awards. In fiscal year 2017, deferred amounts could be invested in a manner that generally mirrored the funds available in the 401(k) Plan. The NQDC permits the Company to contribute amounts that exceed the IRC compensation limits in the tax-qualified plans through a 401(k) restoration provision.

Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan (the SERP), a defined benefit plan, was closed to new participants effective April 2007 and, effective June 30, 2011, was frozen with regard to pay and offsets, while still accruing age and service credits. Benefits under the SERP have historically been calculated as an annuity based on a percentage of average compensation adjusted by age and years of service and offset by the annuity value of Company contributions to the tax-qualified retirement plans and by Social Security. Effective July 1, 2011, the SERP was replaced by the Executive Retirement Plan (the ERP) (described below). Moving from the SERP to the ERP created a defined contribution structure that is more closely aligned with the benefits provided by the Company’s compensation peer group. As of July 1, 2017, only three of our named executive officers are still eligible for the SERP.

Executive Retirement Plan. Our executive officers (including named executive officers) participate in the ERP. Under the ERP, the Company makes an annual contribution of 5% of an eligible participant’s base salary and annual incentive award into the plan.

Further details about the provisions of the Pension Plan, NQDC, SERP, and ERP are provided in the Overview of Pension Benefits and the Overview of the Nonqualified Deferred Compensation Plans sections below.

Post-Termination Compensation

The Company has a severance plan (the Severance Plan) that provides our named executive officers with post-termination payments if the named executive officers’ employment is terminated by the Company other than for cause. These payments are intended to provide a measure of financial security following the loss of employment, which

40       THE CLOROX COMPANY - 2017 Proxy Statement

Compensation Discussion and Analysis

we believe is important to attract and retain executives. The severance benefits are designed to be competitive with the compensation peer group and external market practices.

The Company also has an Executive Change in Control Severance Plan (the CIC Plan), which provides severance benefits to certain eligible executives of the Company, including all of the Company’s named executive officers, if their employment with the Company is involuntarily terminated in connection with a change in control of the Company. In addition to helping mitigate the financial impact associated with termination after a change in control, these benefits further align the interests of our executive officers with the interests of our stockholders by providing incentives for retention, for business continuity purposes. Under the CIC Plan, a named executive officer is eligible for change in control severance benefits if his or her employment is terminated in connection with a change in control, either by the Company without cause or by the named executive officer for good reason. See the section entitled Potential Payments Upon Termination or Change in Control for additional information.

Mr. Vlahos retired from the Company as of March 31, 2017. With his retirement, he was eligible to receive accelerated vesting for stock options held over a year, a pro-rata share of performance units held over a year (subject to Company performance) and a pro-rata bonus payout related to his partial year of service. Equity granted in fiscal 2017 was forfeited by Mr. Vlahos upon retirement, and he was not eligible for subsidized retiree health care.

Perquisites

We provide our named executive officers with other limited benefits we believe are competitive with the compensation peer group and consistent with the Company’s overall executive compensation program. These benefits allow our named executive officers to proactively manage their health, work more efficiently, and, in the case of the financial planning program, help them optimize the value received from our compensation and benefits programs. These perquisites are a Company car or car allowance, paid parking at the Company’s headquarters, an annual executive physical exam, reimbursement for health club membership, and financial planning services.

Other Executive Compensation Policies and Practices

Tally Sheets. To help ensure that our executive compensation design is aligned with our overall compensation philosophy of pay for performance and that total compensation levels are appropriate, the Committee annually reviews compensation tally sheets for each of our named executive officers. These tally sheets outline current target total compensation (including the compensation elements described above), the potential wealth creation of long-term incentive awards granted to our officers under various potential stock prices, and the potential value of payouts under various termination scenarios. As such, these tally sheets help provide the Committee with a comprehensive understanding of all elements of the Company’s compensation program and enable the Committee to consider changes to the Company’s compensation program, arrangements, and plans in light of best practices and emerging trends. The Committee may consider the information presented in the tally sheets in determining future compensation.

Results of 2016 Advisory Vote on Executive Compensation. At our 2016 Annual Meeting of Stockholders held on November 16, 2016, we asked our stockholders to approve, on an advisory basis, our fiscal year 2016 compensation awarded to our named executive officers, commonly referred to as a “say-on-pay” vote. Our stockholders overwhelmingly approved the compensation to our named executive officers, with approximately 93% of votes cast in favor of our proposal. We value this positive endorsement by our stockholders of our 2016 executive compensation policies and believe that the outcome signals our stockholders’ support of our compensation program. We continued our general approach to compensation for fiscal year 2017, specifically our pay-for-performance philosophy and our efforts to attract, retain, and motivate our named executive officers, taking into account the say-on-pay results as well as specific feedback from our stockholders. We value the opinions of our stockholders and will continue to consider the results from this year’s and future advisory votes on executive compensation, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Stock Award Granting Practices. The Company awards annual long-term incentive grants each September at a regularly scheduled Committee meeting, which typically occurs during the third week of the month, or about six weeks after the Company has publicly reported its annual earnings. The meeting date is the effective grant date for the awards, and the exercise/grant price is equal to the closing price of our Common Stock on that date.

The Committee may also make occasional grants of stock options and other equity-based awards at other times to recognize,retain,or recruit executive officers. The Committee approved one additional grant to a named executive officer in fiscal year 2017. Ms. Willoughby was granted $300,000 in restricted stock units upon the retirement of Mr. Vlahos from the Company and the consolidation of the two co-Chief Operating Officer roles into one role held by Ms. Willoughby effective April 3, 2017.

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THE CLOROX COMPANY - 2017 Proxy Statement	41

Executive Stock Ownership Guidelines. To maintain alignment of the interests of the Company’s executive officers and our stockholders, all executive officers, including the named executive officers, are expected to build and maintain a significant level of direct stock ownership. Ownership levels can be achieved over time in a variety of ways, such as by retaining stock received upon the exercise of stock options or the vesting of stock awards or by purchasing stock in the open market. At a minimum, executive officers are expected to establish and maintain direct ownership of Common Stock having a value, based on the current market price of the stock, equal to a multiple of each executive officer’s annual base salary. The current minimum ownership guidelines are as follows:

Chief Executive Officer	6x annual base salary
Executive Officers (other than the CEO)	3x annual base salary
Other Senior Executives	2x annual base salary

Ownership levels are based on shares of Common Stock owned by the named executive officer or held pursuant to Company plans, including performance shares that have vested and been deferred for settlement. Unexercised stock options and shares that have not vested due to time or performance restrictions are excluded from the ownership calculations.

As of the date of this proxy statement, all of our named executive officers except our CEO have met the required ownership levels. Mr. Dorer became subject to a higher threshold with his promotion to CEO in fiscal year 2015, when his ownership threshold increased from 3 times annual base salary to 6 times annual base salary required for the CEO.

Retention Ratios. Executive officers, including our named executive officers, are required to retain a certain percentage of shares obtained upon either the exercise of stock options or the release of restrictions on performance shares and restricted stock, after satisfying applicable taxes. Our CEO is expected to retain 75% of shares acquired (after taxes) until the minimum ownership level is met. After attaining the minimum ownership level, our CEO must retain 50% of any additional shares acquired (after taxes) until retirement or termination. Other executive officers must retain 75% of shares acquired (after taxes) until the minimum ownership levels are met and thereafter must retain 25% of shares acquired (after taxes) for one year after receipt.

Securities Trading Policy; Prohibition on Hedging and Pledging. To ensure alignment of the interests of our stockholders and executive officers, including our named executive officers, the Company’s Insider Trading Policy does not permit executive officers to engage in short-term or speculative transactions or derivative transactions involving the Company’s stock and includes prohibitions on options trading, hedging, or pledging the Company’s stock as collateral. Trading is permitted only during announced trading periods or in accordance with a previously established trading plan that meets SEC requirements. At all times, including during announced trading periods, executive officers are required to obtain preclearance from the Company’s General Counsel or Corporate Secretary prior to entering into any transactions in Company securities, unless those sales occur in accordance with a previously established trading plan that meets SEC requirements.

Clawback Provisions. Under our Annual Incentive Plan and long-term incentive plan, in the event of a restatement of financial results to correct a material error or other factors as described in the long-term incentive plan, the Committee is authorized to reduce or recoup an executive officer’s award, as applicable, to the extent that the Committee determines such executive officer’s fraud or intentional misconduct was a significant contributing factor to the need for a restatement.

Tax Deductibility Limits on Executive Compensation. Section 162(m) limits the tax deductibility of compensation paid to our CEO and the three other most highly compensated named executive officers employed at the end of the year (other than the CFO) to $1 million per year, unless such amounts are determined to be performance-based compensation. Our policy with respect to Section 162(m) seeks to balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction when taxable compensation for any of the executive officers subject to Section 162(m) exceeds $1 million per year. The Annual Incentive Plan and long-term incentive plan are designed to provide the Committee with the ability to decide whether or not to make performance-based compensation awards that are intended to meet the requirements of Section 162(m). The Committee generally seeks to satisfy the requirements necessary to allow the compensation of its executives to be deductible under Section 162(m) of the IRC, but retains the discretion and may also approve compensation that is not deductible under Section 162(m). The rules and regulations promulgated under Section 162(m) are complex and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as “qualified performance-based compensation” under Section 162(m) and/or deductible by the Company.

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Compensation Discussion and Analysis

The Management Development and Compensation Committee Report

As detailed in its charter, the Management Development and Compensation Committee of the Board oversees the Company’s executive compensation program and policies. As part of this function, the Committee discussed, and reviewed with management, the CD&A. Based on this review and discussion, we have recommended to the Board that the CD&A be included in the proxy statement.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Jeffrey Noddle, Chair
Richard H. Carmona
Spencer C. Fleischer
David Mackay

Compensation Committee Interlocks and Insider Participation

Each of Dr. Carmona and Messrs. Fleischer, Harad, Mackay, Noddle, and Rebolledo served as a member of the Management Development and Compensation Committee during part or all of fiscal year 2017. None of the members was an officer or employee of the Company or any of its subsidiaries during fiscal year 2017 or in any prior fiscal year. No executive officer of the Company served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or Management Development and Compensation Committee during fiscal year 2017.

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THE CLOROX COMPANY - 2017 Proxy Statement	43

Compensation Discussion and Analysis Tables

FISCAL YEAR 2017 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned, paid, or awarded to our named executive officers for the fiscal years ended June 30, 2017, 2016, and 2015.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Benno Dorer	2017	$1,010,577	$2,374,406	$2,374,959	$1,569,480	$188,548	$550,919	$8,068,890
Chairman and Chief	2016	976,154	2,175,084	2,175,010	2,469,220	710,100	428,424	8,933,992
Executive Officer	2015	789,762	2,000,344	2,999,979	1,680,820	242,911	144,371	7,858,187
Stephen M. Robb	2017	601,346	700,382	700,053	522,650	—	262,971	2,787,402
Executive Vice President	2016	576,846	550,188	550,065	945,010	366,586	224,752	3,213,447
— Chief Financial Officer	2015	539,423	549,698	549,984	827,640	33,073	121,604	2,621,422
Dawn Willoughby	2017	537,692	750,534	449,985	463,680	2,208	223,421	2,427,520
Executive Vice President	2016	515,154	399,528	400,023	766,130	2,293	177,569	2,260,697
— Chief Operating Officer
Laura Stein	2017	590,317	412,352	412,475	399,500	—	227,339	2,041,983
Executive Vice President	2016	582,050	399,528	400,023	754,980	862,607	226,861	3,226,049
— General Counsel and	2015	570,537	399,699	400,032	751,180	86,515	136,964	2,344,927
Corporate Affairs
James Foster	2017	462,334	262,182	262,434	295,150	3,362	194,842	1,480,304
Executive Vice President
— Product Supply,
Enterprise Performance
and IT
Nikolaos A. Vlahos	2017	405,769	450,509	449,985	277,600	5,693	221,613	1,811,170
Executive Vice President	2016	515,154	399,528	400,023	766,130	3,988	213,887	2,298,710
and Chief Operating Officer — Household, Lifestyle and Core Global Functions (Retired March 31, 2017)

(1)	Reflects actual salary earned for fiscal years 2017, 2016, and 2015. Fiscal year 2016 had an extra day of earnings (versus 2017 and 2015) as a result of the leap year.
(2)	The amounts reflected in these columns are the values determined under Financial Accounting Standards Board (FASB) ASC Topic 718 for the awards granted in the fiscal years ended June 30, 2017, 2016, and 2015, in accordance with the applicable accounting standard. The assumptions made in valuing stock awards and option awards reported in these columns are discussed in Note 1, Summary of Significant Accounting Policies under subsection Stock-Based Compensation, and in Note 15, Stock-Based Compensation Plans, to the Company’s consolidated financial statements for the three years in the period ended June 30, 2017, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017. Additional information regarding the stock awards and option awards granted to our named executive officers during fiscal year 2017 is set forth in the Grants of Plan-Based Awards Table.
(3)	The grant-date fair value of the performance share awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. The maximum potential payout of the stock awards would be 150% of the target shares awarded on the grant date. The maximum value of the performance share award for 2017 determined as of the date of grant would be as follows for each respective named executive officer: Mr. Dorer – $3,561,609; Mr. Robb – $1,050,573; Ms. Willoughby – $675,764; Ms. Stein – $618,527; Mr. Foster – $393,273; and Mr. Vlahos – $675,764. The performance share award and stock options granted to Mr. Vlahos in fiscal year 2017 were forfeited due to his retirement. See the Grants of Plan-Based Awards Table for more information about the performance shares granted under the 2005 Stock Incentive Plan.
(4)	Reflects annual incentive awards earned for fiscal years 2017, 2016, and 2015 and paid out in September 2017, 2016, and 2015, respectively, under the Annual Incentive Plan. Information about the Annual Incentive Plan is set forth in the Compensation Discussion and Analysis under Annual Incentives. Mr. Vlahos’ award for fiscal year 2017 was pro-rated for his partial year of service.

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Compensation Discussion and Analysis

(5)	The amounts reflect the aggregate change in the present value of accumulated benefits during fiscal years 2017, 2016, and 2015 under the SERP, the Pension Plan, and the cash balance restoration benefit of the NQDC (note that the SERP, the Pension Plan, and the cash balance restoration benefit of the NQDC are all frozen benefits; refer to the Pension Benefits Table for further information). Each plan amount in fiscal year 2017 is set forth in the following table:

	Benno Dorer	Stephen M. Robb	Dawn Willoughby	Laura Stein	James Foster	Nikolaos A. Vlahos
The Pension Plan	$1,354	$3,840	$2,109	$3,354	$3,101	$3,259
SERP	179,057	(62,890)	—	(119,987)	—	—
Cash Balance Restoration Benefit	8,137	370	99	30,335	261	2,434
Total	$188,548	$(58,680)	$2,208	$(86,298)	$3,362	$5,693

(6)	The amounts shown in the All Other Compensation column represent (i) actual Company contributions under the Company’s 401(k) Plan, (ii) nonqualified contributions under the NQDC and ERP, and (iii) perquisites available to named executive officers of the Company:

	Benno Dorer	Stephen M. Robb	Dawn Willoughby	Laura Stein	James Foster	Nikolaos A. Vlahos
The Clorox Company 401(k) Plan	$24,988	$27,724	$27,430	$24,568	$28,015	$22,830
Nonqualified Deferred
Compensation Contributions	491,733	203,212	166,357	174,211	126,691	166,288
Company Paid Perquisites	34,198	32,036	29,634	28,560	40,136	32,495
Total	$550,919	$262,971	$223,421	$227,339	$194,842	$221,613

The following table sets forth the perquisites we make available to our named executive officers and the cost to the Company for providing these perquisites during fiscal year 2017. The amounts shown in the Other Perquisites row consist of paid parking at the Company’s headquarters, health club reimbursement, and an annual executive physical.

	Benno Dorer	Stephen M. Robb	Dawn Willoughby	Laura Stein	James Foster	Nikolaos A. Vlahos
Executive Automobile Program	$13,200	$13,200	$13,200	$13,200	$13,200	$9,900
Basic Financial Planning	15,037	15,356	12,354	12,000	22,151	17,323
Other Perquisites	5,961	3,480	4,080	3,360	4,785	5,272
Total	$34,198	$32,036	$29,634	$28,560	$40,136	$32,495

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THE CLOROX COMPANY - 2017 Proxy Statement	45

FISCAL YEAR 2017 GRANTS OF PLAN-BASED AWARDS

This table shows grants of plan-based awards to the named executive officers during fiscal year 2017.

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Benno Dorer
Annual Incentive Plan(1)		—	$1,486,250	$10,330,000
Performance Shares(2)	9/13/2016				4,823	19,290	28,935				$2,374,406
Stock Options(3)	9/13/2016								172,850	$123.09	2,374,959
Stephen M. Robb
Annual Incentive Plan(1)		—	518,500	6,198,000
Performance Shares(2)	9/13/2016				1,423	5,690	8,535				700,382
Stock Options(3)	9/13/2016								50,950	$123.09	700,053
Dawn Willoughby
Annual Incentive Plan(1)		—	460,000	6,198,000
Performance Shares(2)	9/13/2016				915	3,660	5,490				450,509
Stock Options(3)	9/13/2016								32,750	$123.09	449,985
Restricted Stock Units(4)	4/3/2017				2,230	2,230	2,230				300,024
Laura Stein
Annual Incentive Plan(1)		—	416,150	6,198,000
Performance Shares(2)	9/13/2016				838	3,350	5,025				412,352
Stock Options(3)	9/13/2016								30,020	$123.09	412,475
James Foster
Annual Incentive Plan(1)		—	307,450	6,198,000
Performance Shares(2)	9/13/2016				533	2,130	3,195				262,182
Stock Options(3)	9/13/2016								19,100	$123.09	262,434
Nikolaos A. Vlahos
(Retired March 31, 2017)
Annual Incentive Plan(1)		—	428,000	6,198,000
Performance Shares(2)(5)	9/13/2016				915	3,660	5,490				450,509
Stock Options(3)(5)	9/13/2016								32,750	$123.09	449,985

(1)	Represents estimated possible payouts of annual incentive awards for fiscal year 2017 under the Annual Incentive Plan for each of our named executive officers. The Annual Incentive Plan is an annual cash incentive opportunity and, therefore, awards are earned in the year of grant. The target amounts represent the potential payout if both Company performance, including financial and strategic metrics, and individual performance are at target levels. The maximum amount represents the stockholder-approved maximum payout in the Annual Incentive Plan of 1.0% of Company earnings before income taxes for Mr. Dorer and 0.6% of Company earnings before income taxes for all other named executive officers. The Annual Incentive Plan is designed to enable the Committee to make awards that meet the requirements of IRC Section 162(m), as appropriate, and the Maximum column reflects maximum awards possible under the Annual Incentive Plan. The Committee historically has paid annual incentive awards that are substantially lower than the maximum Annual Incentive Plan payouts. See the Summary Compensation Table for the actual payout amounts in fiscal year 2017 under the Annual Incentive Plan. See Annual Incentives in the Compensation Discussion and Analysis for additional information about the Annual Incentive Plan.
(2)	Represents possible future payouts of Common Stock underlying performance shares awarded in fiscal year 2017 to each of our named executive officers as part of their participation in the 2005 Stock Incentive Plan. These awards will vest upon the achievement of performance measures based on cumulative economic profit growth over a three-year period, with the threshold, target, and maximum awards equal to 25%, 100%, and 150%, respectively, of the number of performance shares granted. If the minimum financial goals are not met at the end of the three-year period, no awards will be paid out under the 2005 Stock Incentive Plan. See Long-Term Incentives in the Compensation Discussion and Analysis for additional information.
(3)	Represents stock options awarded to each of our named executive officers under the 2005 Stock Incentive Plan. All stock options vest in equal installments on the first, second, third, and fourth anniversaries of the grant date.
(4)	Represents restricted stock units awarded under the 2005 Stock Incentive Plan to Ms. Willoughby when she became the sole Executive Vice President – Chief Operating Officer effective April 3, 2017. The award vests 100% on the third anniversary of the grant date.
(5)	The option and performance share awards granted to Mr. Vlahos in fiscal year 2017 were forfeited at his retirement.

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Compensation Discussion and Analysis

OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR-END

The following equity awards granted to our named executive officers were outstanding as of the end of fiscal year 2017.

	Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Benno Dorer
Stock Options(2)	14,380	—		$63.95	9/16/2018
	17,460	—		57.25	9/15/2019
	19,826	—		66.48	9/14/2020
	19,809	—		68.15	9/13/2021
	31,058	—		72.11	9/11/2022
	26,559	—		74.09	1/2/2023
	30,598	10,200	(3)	84.45	9/17/2023
	25,390	25,390	(4)	89.82	9/17/2024
	110,585	110,585	(5)	100.24	11/20/2024
	41,350	124,050	(6)	111.60	9/15/2025
	—	172,850	(7)	123.09	9/13/2026
Performance Shares(2)									8,145	(8)	$1,085,240
									15,090	(9)	2,010,592
									19,490	(10)	2,596,848
									19,290	(11)	2,570,200
Stephen M. Robb
Stock Options(2)	54,600	—		72.11	9/11/2022
	30,735	10,245	(3)	84.45	9/17/2023
	28,645	28,645	(4)	89.82	9/17/2024
	10,457	31,373	(6)	111.60	9/15/2025
	—	50,950	(7)	123.09	9/13/2026
Performance Shares(2)									9,180	(8)	1,223,143
									4,930	(10)	656,873
									5,690	(11)	758,136
Dawn Willoughby
Stock Options(2)	11,550	—		72.11	9/11/2022
	6,830	—		74.09	1/2/2023
	15,367	5,123	(3)	84.45	9/17/2023
	11,720	11,720	(4)	89.82	9/17/2024
	5,190	5,190	(12)	97.23	9/22/2024
	7,605	22,815	(6)	111.60	9/15/2025
	—	32,750	(7)	123.09	9/13/2026
Performance Shares(2)									3,765	(8)	501,649
									1,935	(13)	257,819
									3,580	(10)	476,999
									3,660	(11)	487,658
Restricted Stock Units						2,230	(14)	$297,125

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THE CLOROX COMPANY - 2017 Proxy Statement	47

	Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Laura Stein
Stock Options(2)	13,650	—		72.11	9/11/2022
	29,970	9,990	(3)	84.45	9/17/2023
	20,835	20,835	(4)	89.82	9/17/2024
	7,605	22,815	(6)	111.60	9/15/2025
	—	30,020	(7)	123.09	9/13/2026
Performance Shares(2)								6,675	(8)	889,377
								3,580	(10)	476,999
								3,350	(11)	446,354
James Foster
Stock Options(2)	7,185	—		72.11	9/11/2022
	—	5,443	(3)	84.45	9/17/2023
	—	11,720	(4)	89.82	9/17/2024
	—	4,400	(5)	100.24	11/20/2024
	4,752	14,258	(6)	111.60	9/15/2025
	—	19,100	(7)	123.09	9/13/2026
Performance Shares(2)								3,765	(8)	501,649
								2,240	(10)	298,458
								2,130	(11)	283,801
Nikolaos A. Vlahos
(Retired March 31, 2017)
Stock Options(2)	22,815	—	(6)	111.60	4/1/2022
Performance Shares(2)								3,555	(9)	473,668
								1,827	(13)	243,429
								2,088	(10)	278,205

(1)	Represents unvested target number of performance shares under the 2005 Stock Incentive Plan multiplied by the closing price of our Common Stock on June 30, 2017, except as noted below in footnote (8). The ultimate value will depend on whether performance criteria are met and the value of our Common Stock on the actual vesting date.
(2)	Grants were made under the 2005 Stock Incentive Plan.
(3)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 17, 2013.
(4)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 17, 2014.
(5)	Represents unvested portion of off-cycle stock options granted to Messrs. Dorer and Foster when they were promoted to Chief Executive Officer and Executive Vice President – Product Supply, Enterprise Performance and IT, respectively, effective November 20, 2014. Options vest in four equal installments beginning one year from the grant date of November 20, 2014.
(6)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 15, 2015.
(7)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 13, 2016.
(8)	Represents the actual number of performance shares that were paid out under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2015 through 2017). Performance is based on achievement of cumulative economic profit growth. After completion of fiscal year 2017, the Committee determined whether the performance measures had been achieved and based on the results, on August 17, 2017, the Committee approved the payout of this award at 150% of target.
(9)	Represents the target number of performance shares that can be earned under our 2005 Stock Incentive Plan. The off-cycle grants from the plan, which were granted to Mr. Dorer when he was promoted to Chief Executive Officer effective November 20, 2014, have a three-year performance period (October 1, 2014 through September 30, 2017). Performance is based on achievement of cumulative EP growth. The Committee will determine whether the performance measures have been achieved after the completion of the performance period.
(10)	Represents the target number of performance shares that can be earned under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2016 through 2018). Performance is based on achievement of cumulative EP growth. The Committee will determine whether the performance measures have been achieved after the completion of fiscal year 2018.

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(11)	Represents the target number of performance shares that can be earned under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2017 through 2019). Performance is based on achievement of cumulative EP growth. The Committee will determine whether the performance measures have been achieved after the completion of fiscal year 2019.
(12)	Represents unvested portion of off-cycle stock options granted to Ms. Willoughby when she was promoted to Executive Vice President, Chief Operating Officer – Cleaning and International effective September 22, 2014. Options vest in four equal installments beginning one year from the grant date of September 22, 2014.
(13)	Represents the actual number of performance shares that were paid out under our 2005 Stock Incentive Plan. The off-cycle grants from the plan, which were granted to Mr. Vlahos and Ms. Willoughby when they were promoted to Executive Vice President, Chief Operating Officer – Household, Lifestyle and Core Functions and Executive Vice President, Chief Operating Officer – Cleaning and International, respectively, effective September 22, 2014, have a three-year performance period (fiscal years 2015 through 2017). Performance is based on achievement of cumulative EP growth. After completion of fiscal year 2017, the Committee determined whether the performance measures had been achieved and based on the results, on August 17, 2017, the Committee approved the payout of this award at 150% of target.
(14)	Represents unvested one-time off-cycle restricted stock unit grant that was granted to Ms. Willoughby when she became the sole Executive Vice President – Chief Operating Officer effective April 3, 2017. Restricted stock units vest three years from the anniversary of the grant date.

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THE CLOROX COMPANY - 2017 Proxy Statement	49

FISCAL YEAR 2017 OPTION EXERCISES AND STOCK VESTED

This table shows stock options exercised and stock vested for the named executive officers during fiscal year 2017.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Benno Dorer	12,350	(3)	$892,411	—	$—
Stephen M. Robb	—		—	—	—
Dawn Willoughby	10,000	(3)	589,222	—	—
Laura Stein	40,950	(3)	2,440,391	—	—
James Foster	15,702	(3)	581,191	—	—
Nikolaos A. Vlahos (Retired March 31, 2017)	50,037	(3)	2,170,961	—	—

(1)	The dollar value realized reflects the difference between the market price of the Common Stock upon exercise and the stock option exercise price.
(2)	Stock awards represent performance shares granted under the Company’s 2005 Stock Incentive Plan. The grant from the plan had a three-year performance period (fiscal years 2014 through 2016). Performance was based on achievement of cumulative operating profit and EP growth. On August 8, 2016, the Committee approved the payout of this award at 0% of target; thus, no awards vested and no value was realized.
(3)	The number represents the exercise of nonqualified stock options granted in previous years under the Company’s 2005 Stock Incentive Plan.

Overview of Pension Benefits

Historically, pension benefits have been paid to the named executive officers under the following plans: (i) the Pension Plan, (ii) the cash balance restoration provision in the NQDC, and (iii) the SERP. Effective July 1, 2011, the

Pension Plan and the cash balance restoration provision under the NQDC were frozen. The SERP was also frozen as of June 30, 2011, with regard to pay and offsets, while still allowing age and service credits, as described in the Retirement Plans section of the CD&A.

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FISCAL YEAR 2017 PENSION BENEFITS TABLE

The following table sets forth each named executive officer’s pension benefits under the Company’s pension plans for fiscal year 2017.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Benno Dorer	The Clorox Company Pension Plan(3)	12	$53,573	$—
	SERP(4)	12	2,501,902	—
	Cash Balance Restoration(5)	12	143,782	—
Stephen M. Robb	The Clorox Company Pension Plan(3)	28	152,000	—
	SERP(4)	28	1,721,108	—
	Cash Balance Restoration(5)	28	67,539	—
Dawn Willoughby	The Clorox Company Pension Plan(3)	16	83,455	—
	SERP(4)	16	—	—
	Cash Balance Restoration(5)	16	18,063	—
Laura Stein	The Clorox Company Pension Plan(3)	20	132,759	—
	SERP(4)	20	4,473,135	—
	Cash Balance Restoration(5)	20	239,132	—
James Foster	The Clorox Company Pension Plan(3)	20	122,748	—
	SERP(4)	20	—	—
	Cash Balance Restoration(5)	20	47,601	—
Nikolaos A. Vlahos	The Clorox Company Pension Plan(3)	21	128,982	—
(Retired March 31, 2017)	SERP(4)	21	—	—
	Cash Balance Restoration(5)	21	50,701	—

(1)	Number of years of credited service is rounded down to the nearest whole number.
(2)	Present value of the accumulated benefit was calculated using the following assumptions: mortality table: MILES-CGFD; discount rate: 3.70%; and age at June 30, 2017.
(3)	The Pension Plan was frozen effective July 1, 2011. Participants keep their accumulated pay credits and receive only quarterly interest credits after that date.
(4)	The SERP was frozen with regards to pay and offsets effective June 30, 2011. Age and service credits continue to accrue. Messrs. Dorer and Robb and Ms. Stein are the only named executive officers eligible for the SERP.
(5)	The cash balance restoration provision in the NQDC was eliminated effective July 1, 2011, when the Pension Plan was frozen. Participants keep their accumulated pay credits but no contributions were made under this provision after July 1, 2011.

Overview of the Nonqualified Deferred Compensation Plans

Executive Retirement Plan. Our executive officers (including each of our named executive officers) are eligible for participation in the ERP. The ERP provides that the Company will make an annual contribution of 5% of an eligible participant’s base salary plus annual incentive payment into the plan. Company contributions will vest over a three-year period and will fully vest upon the participant’s attainment of age 62 with 10 years of service with the Company (at which time the individuals are considered retirement-eligible under the ERP). An eligible participant can elect distribution in a lump sum or up to 15 annual installments upon a qualifying payment event.

Nonqualified Deferred Compensation Plan. Under the NQDC, participants, including each of our named executive officers, may voluntarily defer the receipt of up to 50% of their base salary and up to 100% of their annual incentive award. In addition, the NQDC offers a 401(k) restoration provision. All Company retirement contributions are made in the form of (i) a fixed 6% employer annual contribution and (ii) an employer match of up to 4% of pay into the 401(k) Plan, subject to IRC compensation limits. Contributions on eligible compensation that exceed the IRC compensation limits are contributed into a participant’s NQDC account under the 401(k) restoration provision.

Participants in the NQDC may elect to receive benefits from the NQDC either in a lump sum or up to 15 annual payments upon a qualifying payment event. Participants may choose from an array of investment crediting rates that generally mirror the investment fund options available in the 401(k) Plan. The NQDC uses the same benefit formulas, types of compensation to determine benefits, and vesting requirements as our frozen tax-qualified retirement plans. The responsibility to pay benefits under the NQDC is an unfunded and unsecured obligation of the Company.

The following table provides information regarding the accounts of the named executive officers under the NQDC and ERP in fiscal year 2017.

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THE CLOROX COMPANY - 2017 Proxy Statement	51

FISCAL YEAR 2017 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Benno Dorer	$129,086	$491,733	$39,124	$2,647,798
Stephen M. Robb	55,841	203,212	164,319	1,832,707
Dawn Willoughby	44,159	166,357	214,341	1,432,878
Laura Stein	47,909	174,211	472,138	3,921,687
James Foster	546,684	126,691	(3,078)	2,285,200
Nikolaos A. Vlahos (Retired March 31, 2017)	38,761	166,288	12,023	877,055

(1)	Amounts represent the annual base salary and incentive award that each executive deferred during fiscal year 2017. Deferred base salary is also reported in the Summary Compensation Table – Salary. Deferred annual incentive awards are also reported in the Summary Compensation Table – Non-Equity Incentive Plan Compensation.
(2)	Represents that portion of the Company’s 401(k) match and Company contribution of up to 10% of eligible compensation that is in excess of IRC compensation limits pursuant to the 401(k) restoration provision of the NQDC and the Company’s contribution under the ERP. These contributions are also reported in the Summary Compensation Table – All Other Compensation and are included under the caption “Nonqualified Deferred Compensation Contributions” in footnote (6) to the Summary Compensation Table.
(3)	Earnings are based on an array of investment options that generally mirror the 401(k) Plan. Earnings vary based on participant investment elections.
(4)	Reflects aggregate balances under the restoration provision of the NQDC and any deferred base salary and annual incentive awards as of the end of fiscal year 2017.
(5)	The executive and registrant contribution total amounts in the table below are also reported as compensation in the Summary Compensation Table in the years indicated:

Fiscal Year	Benno Dorer	Stephen M. Robb	Dawn Willoughby	Laura Stein	James Foster	Nikolaos A. Vlahos
2017	$620,819	$259,053	$210,516	$222,120	$673,375	$205,049
2016	465,815	229,316	444,799	217,646		186,579
2015	111,795	82,161		104,967

Potential Payments Upon Termination or Change in Control

Payments Upon Termination

Severance Plan for Named Executive Officers. Under the terms of the Severance Plan, our named executive officers are eligible to receive benefits if their employment is terminated by the Company without cause (other than in connection with a change in control). No benefits are payable under the terms of the Severance Plan if the Company terminates the employment of the named executive officer for cause or if the named executive officer voluntarily resigns.

Regardless of the manner in which a named executive officer’s employment terminates, each named executive officer would retain the amounts he or she had earned over the course of his or her employment prior to the termination event, such as balances under the NQDC, vested and accrued retirement benefits, and previously vested stock options, except as outlined below under Termination for Misconduct. For further information about previously earned amounts, see the Summary Compensation Table, Outstanding Equity Awards at Fiscal 2017 Year-End Table,

Option Exercises and Stock Vested Table, Pension Benefits Table, and Nonqualified Deferred Compensation Table.

Under the Severance Plan, each named executive officer agrees to return and not to use or disclose proprietary information of the Company and, for two years following any such termination, the named executive officer is also prohibited from soliciting for employment any employee of the Company, or diverting or attempting to divert from the Company any business.

Termination benefits under the Severance Plan for our named executive officers are as follows:

Involuntary Termination Without Cause. If the Company terminates the employment of a named executive officer (other than the CEO) without cause, the Severance Plan entitles the named executive officer to receive a lump-sum severance payment after termination equal to two times the named executive officer’s then-current base salary. In the case of the CEO, the severance amount is equal to the sum of (i) two times the CEO’s base salary and (ii) two times the

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CEO’s three-year average annual bonus multiplied by 75%. Under the Severance Plan, a named executive officer (other than the CEO) is also entitled to an amount equal to 75% of his or her Annual Incentive Plan award for the fiscal year in which he or she was terminated. The CEO is entitled to an amount equal to 100% of his Annual Incentive Plan award for the fiscal year in which he was terminated.

The amount of severance paid is calculated using the actual Company Financial Performance Multiplier and Strategic Metrics Multiplier, and assumes an Individual Performance Multiplier of 100%, prorated to the date of termination. If the named executive officer is retirement-eligible under the terms of the Annual Incentive Plan, the executive would be eligible for either the treatment under the Severance Plan or retirement treatment for purposes of the Annual Incentive Plan award payout (retirement treatment would be 100%, versus 75%, of his or her Annual Incentive Plan award for the fiscal year in which he or she was terminated, prorated to the date of termination). It is the Committee’s decision as to which treatment to apply.

The Severance Plan provides that the named executive officer is entitled to continue to participate in the Company’s medical, vision, and dental insurance programs for up to two years following termination on the same terms as active employees. In addition, at the end of this coverage, a named executive officer will be eligible to participate in the Company’s medical, vision, and/or dental plans offered to former employees who retire at age 55 or older, provided the executive has completed at least 10 years of service, on the same terms as such other former employees. If eligible, this coverage will continue until the named executive officer turns age 65. Thereafter, the named executive officer may participate in the Company’s general retiree health plan as it may exist in the future, if otherwise eligible. If the named executive officer will be age 55 or older and will have completed at least 10 years of service at the end of, and including, the two-year period following termination, the named executive officer will be deemed to be age 55 and/or to have 10 years of service under any pre-65 retiree health plan as well as the SERP.

The above severance-related benefits are provided only if the named executive officer executes a general release prepared by the Company.

Termination Due to Retirement. Under the Company’s policy applicable to all employees, upon retirement the named executive officer is entitled to his or her salary through the last day of employment and is eligible for a pro-rata portion of the Annual Incentive Plan award for the fiscal year in which his or her retirement occurs. Based on the provisions of the respective plans, he or she will also be eligible to receive SERP, ERP, and other benefits under applicable

Company retirement plans. In addition to the amounts that the named executive officer has earned or accrued over the course of his or her employment under the Company’s qualified and nonqualified plans, a named executive officer who is at least age 55 with 10 years of service or who has 20 years of service regardless of age is eligible to receive retirement-related benefits under the long-term incentive program. Stock options held for longer than one year will vest in full and remain exercisable for five years following the named executive officer’s retirement, or until the expiration date, whichever is sooner, and performance shares held longer than one year will be paid out on a pro-rata basis at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination Due to Death or Disability. Under the Company’s policy applicable to all employees, if the named executive officer’s employment is terminated due to his or her death, the named executive officer’s beneficiary or estate is entitled to (i) the named executive officer’s salary through the date of his or her death, (ii) a pro-rata portion of the named executive officer’s actual Annual Incentive Plan award for the fiscal year of his or her death, and (iii) benefits pursuant to the Company’s life insurance plan. Stock options and restricted stock units will vest in full, and all vested options remain exercisable for an additional year following the named executive officer’s death or until the expiration date, whichever is earlier, and all performance shares will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

If the named executive officer begins to receive benefits under the Company’s long-term disability plan, the Company may terminate the named executive officer’s employment at any time, in which case the named executive officer will receive his or her salary through the date of his or her termination and will also be entitled to a pro-rata portion of his or her actual Annual Incentive Plan award for the fiscal year of his or her termination. Stock options will vest in full, and all vested options will remain exercisable for an additional year following the named executive officer’s disability or until the expiration date, whichever is earlier, and all performance shares will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

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Termination for Misconduct. The Company may terminate a named executive officer’s employment for misconduct at any time without notice. Upon the named executive officer’s termination for misconduct, the named executive officer is entitled to his or her salary through the date of his or her termination, but is not entitled to any Annual Incentive Plan award for the fiscal year in which his or her termination for misconduct occurs. “Misconduct” under the Severance Plan means: (i) the willful and continued neglect of significant duties or willful and continued violation of a material Company policy after having been warned in writing, (ii) a material act of dishonesty, fraud, misrepresentation, or other act of moral turpitude, (iii) gross negligence in the course of employment, (iv) the failure to obey a lawful direction of the Board or a corporate officer to whom the named executive officer reports, directly or indirectly, or (v) an action that is inconsistent with the Company’s best interests and values. All outstanding stock option and restricted stock units grants are forfeited upon a termination for misconduct. In addition, any retirement-related benefits a named executive officer would normally receive related to performance shares are also forfeited upon a termination for misconduct.

Voluntary Termination. A named executive officer may resign from his or her employment at any time. Upon the named executive officer’s voluntary resignation, the named executive officer is entitled to his or her salary through the date of termination, but is not entitled to any Annual Incentive Plan award for the fiscal year of termination. All unvested outstanding stock options, restricted stock units, and performance share grants are forfeited upon voluntary termination.

The Company also maintains the CIC Plan for the benefit of each of our named executive officers. Please see the Potential Payments Upon Termination or Change in Control section for further details on the CIC Plan.

Potential Payments Upon Change in Control

Change in Control Severance Plan for Named Executive Officers. Under the CIC Plan, executives are eligible for change in control severance benefits, subject to the execution of a waiver and release, if they are terminated without cause or resign for good reason (each as defined under the CIC Plan and as further described below) during (i) the two-year period following a change in control or (ii) a period of up to one year prior to the change in control in limited circumstances where the executive’s termination is directly related to or in anticipation of a change in control.

The severance benefits under the CIC Plan include (i) a lump-sum severance payment equal to two times (or, in the case of the CEO, three times) the sum of (a) the executive’s base salary and (b) average Annual Incentive Plan award for the three completed fiscal years prior to termination, (ii) a lump-sum amount equal to the difference between the actuarial equivalent of the benefit the named executive officer would have been entitled to receive if his or her employment had continued until the second anniversary of the date of termination and the actuarial equivalent of the aggregate benefits paid or payable as of the date of termination under the qualified and nonqualified retirement plans, (iii) continuation of healthcare benefits for a maximum of two (or, in the case of the CEO, three) years following a severance-qualifying termination, (iv) continued financial planning services for the year of termination, (v) vesting of all outstanding equity awards granted prior to the change in control, and (vi) an amount equal to the average Annual Incentive Plan award for the three completed fiscal years preceding termination prorated for the number of days employed in the fiscal year during which termination occurred. In addition, the CIC Plan provides for an excise tax cutback such that the excise tax under Sections 280G and 4999 of the IRC would not apply (unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply). The CIC Plan permits the Committee to make changes to the CIC Plan that are adverse to covered executives with 12 months’ advance notice. If a change in control of the Company occurs during that 12-month period, then such changes would not become effective. Each participant under the CIC Plan is subject to certain restrictive covenants including confidentiality and non-disparagement provisions and a non-solicitation provision during the term of his or her employment and for two years thereafter.

“Cause” is generally defined as (i) willful and continued failure to substantially perform duties upon written demand or (ii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. A termination for cause requires a vote of 75% of the Board at a meeting after notice to the executive has been given and the executive has had an opportunity to be heard.

“Good Reason” is generally defined as (i) an assignment of duties inconsistent with the executive officer’s position (including offices and reporting requirements), authority, duties, or responsibilities (other than reassignments with a substantially similar level and scope of authority, duties, responsibilities, and reporting relationships), (ii) any failure to substantially comply with any of the material provisions

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Compensation Discussion and Analysis

of compensation plans, programs, agreements, or arrangements as in effect immediately prior to the change in control, which material provisions consist of base salary, cash incentive compensation target bonus opportunity, equity compensation opportunity in the aggregate, savings and retirement benefits in the aggregate, and welfare benefits (including medical, dental, life, disability, and severance benefits) in the aggregate, (iii) relocation of principal place of employment that increases the executive officer’s commuting distance by more than 50 miles, (iv) termination of employment by the Company other than as expressly permitted by the CIC Plan, or (v) failure of a successor company to assume the CIC Plan.

Estimated Potential Payments Upon Termination or Change in Control

The following table reflects the estimated amount of compensation payable to each of the Company’s named executive officers upon termination of the named executive officer’s employment under various scenarios. The amounts exclude earned amounts such as vested or accrued benefits, other than benefits vested under the Company’s SERP. If a named executive officer is eligible for his or her SERP benefit as of the assumed termination date, the respective SERP benefit amount reported under the Retirement column is also included in the scenarios for Involuntary Termination Without Cause and Involuntary Termination After Change in Control on the Retirement Plan Benefits line.

The amounts shown are calculated using an assumed termination date effective as of the last business day of fiscal year 2017 (June 30, 2017) and the closing trading price of our Common Stock of $133.24 on such date. Although the calculations are intended to provide reasonable estimates of the potential compensation payable upon termination, they are based on assumptions outlined in the footnotes of the table and may not represent the actual amount the named executive officer would receive if an eligible termination event were to occur.

The table does not include compensation or benefits provided under plans or arrangements that are generally available to all salaried employees. Amounts reflected for change in control assume that each named executive officer is involuntarily terminated by the Company without cause or voluntarily terminates for good reason within two years after a change in control.

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THE CLOROX COMPANY - 2017 Proxy Statement	55

FISCAL YEAR 2017 TERMINATION TABLE

Name and Benefits	Involuntary Termination Without Cause		Involuntary Termination After Change In Control		Retirement		Disability		Death
Benno Dorer
Cash Payment	$5,664,490	(1)	$8,750,307	(2)	$—	(3)	$—	(4)	$—	(4)
Stock Options	—		9,768,672	(5)	—		10,014,027	(6)	10,014,027	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	—		8,218,071	(7)	—		8,218,071	(8)	8,218,071	(8)
Retirement Plan Benefits	3,500,059	(20)	4,423,676	(19)	—		3,191,224	(9)	1,687,102	(10)
Health & Welfare Benefits	21,975	(11)	32,962	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$9,186,524		$31,210,189		$—		$21,423,322		$19,919,200
Stephen M. Robb
Cash Payment	$1,738,500	(14)	$3,087,150	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	2,209,490	(16)	3,140,219	(5)	2,209,490	(16)	3,140,219	(6)	3,140,219	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	1,323,474	(17)	2,323,278	(7)	1,323,474	(17)	2,323,278	(8)	2,323,278	(8)
Retirement Plan Benefits	—		—		—		1,721,108	(9)	1,123,987	(10)
Health & Welfare Benefits	34,071	(11)	34,071	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$5,305,534		$8,601,218		$3,532,964		$7,184,605		$6,587,484
Laura Stein
Cash Payment	$1,603,800	(14)	$2,813,120	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	1,710,273	(16)	2,258,664	(5)	1,710,273	(16)	2,258,664	(6)	2,258,664	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	961,893	(17)	1,581,862	(7)	961,893	(17)	1,581,862	(8)	1,581,862	(8)
Retirement Plan Benefits	5,831,383	(18)	6,263,081	(19)	5,831,383	(18)	4,473,135	(9)	2,517,335	(10)
Health & Welfare Benefits	21,836	(11)	21,836	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$10,129,185		$12,955,062		$8,503,549		$8,313,661		$6,357,861
James E. Foster
Cash Payment	$1,253,450	(14)	$2,052,350	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	1,120,046	(16)	1,468,955	(5)	1,120,046	(16)	1,468,955	(6)	1,468,955	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	562,967	(17)	955,481	(7)	562,967	(17)	955,481	(8)	955,481	(8)
Retirement Plan Benefits	—		—		—		—		—
Health & Welfare Benefits	35,259	(11)	35,259	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$2,971,722		$4,528,544		$1,683,014		$2,424,436		$2,424,436
Dawn Willoughby
Cash Payment	$1,495,000	(14)	$2,405,442	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	—		1,771,855	(5)	—		1,822,303	(6)	1,822,303	(6)
Restricted Stock Units	—		297,125	(21)	—		297,125	(21)	297,125	(21)
Performance Shares	—		1,531,779	(7)	—		1,531,779	(8)	1,531,779	(8)
Retirement Plan Benefits	—		—		—		—		—
Health & Welfare Benefits	25,214	(11)	25,214	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$1,520,214		$6,047,915		$—		$3,651,208		$3,651,208

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Name and Benefits	Involuntary Termination Without Cause	Involuntary Termination After Change In Control	Retirement		Disability	Death
Nikolaos A. Vlahos(22)
Cash Payment	$—	$—	$—		$—	$—
Stock Options	—	—	—		—	—
Restricted Stock	—	—	—		—	—
Performance Shares	—	—	874,649	(23)	—	—
Retirement Plan Benefits	—	—	—		—	—
Health & Welfare Benefits	—	—	—		—	—
Financial Planning	—	—	—		—	—
Total Estimated Value	$—	$—	$874,650		$—	$—

(1)	This amount reflects two times Mr. Dorer’s current base salary plus two times 75% of his average Annual Incentive Plan awards from the preceding three years. In addition, the amount includes 100% of his current year target Annual Incentive Plan award, pro-rated to the date of termination.
(2)	This amount represents three times Mr. Dorer’s current base salary, plus three times the average Annual Incentive Plan awards for the preceding three years, plus the average Annual Incentive Plan awards for the preceding three years, pro-rated to the date of termination, subject to the excise tax cut back provision in the CIC Plan.
(3)	Messrs. Robb and Foster and Ms. Stein are retirement-eligible and thus are eligible for a pro-rata Annual Incentive Plan award upon retirement. However, all bonus-eligible employees active as of June 30, 2017, are eligible to receive an annual incentive award, so a pro-rata Annual Incentive Plan award would not be applicable as of this date as the assumed termination date is June 30, 2017. Mr. Dorer and Ms. Willoughby are not retirement-eligible and thus not eligible for an annual incentive award upon retirement.
(4)	Named executive officers whose termination is the result of disability or death are eligible to receive a pro-rata Annual Incentive Plan award through the date of termination. However, all bonus-eligible employees active as of June 30, 2017, are eligible to receive an annual incentive award, so a pro-rata Annual Incentive Plan award would not be applicable since the assumed termination date is June 30, 2017.
(5)	For Messrs. Robb and Foster and Ms. Stein, who are retirement-eligible, this amount represents the expected value of the accelerated vesting of all outstanding stock options, and assumes a five-year expected life, or the remaining original term, whichever is sooner. For Mr. Dorer and Ms. Willoughby, this amount represents the intrinsic value of the accelerated vesting of all outstanding stock options (based on the provision that non-retirement eligible executives exercise stock options within 90 days of termination), calculated as the difference between the June 30, 2017, closing Common Stock price of $133.24 and the exercise price for each option.
(6)	For Messrs. Robb and Foster and Ms. Stein, who are retirement-eligible, this amount represents the expected value of the accelerated vesting of all outstanding stock options upon the named executive officer’s termination of employment due to disability or death, and assumes a five-year expected life, or the remaining original term, whichever is sooner. For Mr. Dorer and Ms. Willoughby, this amount represents the expected value of the accelerated vesting of all outstanding stock options (based on the provision that non-retirement eligible executives exercise stock options within one-year of death or disability), calculated as the difference between the June 30, 2017, closing Common Stock price of $133.24 and the exercise price for each option.
(7)	This amount represents the value of the accelerated vesting of performance shares upon change of control, assuming a target payout and valued at the closing price of our Common Stock on June 30, 2017, of $133.24. Upon a termination of employment in connection with a change in control, the entire performance share grant will vest and become immediately exercisable.
(8)	This amount represents the value of the accelerated vesting of performance shares upon a death or disability, assuming a target payout and valued at the closing price of our Common Stock on June 30, 2017, of $133.24. Upon a death or disability termination, the entire performance share grant will vest. The actual payout will not be determined until the end of the performance period.
(9)	This amount represents the present value of the SERP benefit payable to the named executive officer at the time of termination due to disability.
(10)	This amount represents the present value of the SERP benefit payable to the named executive officer’s beneficiary at the time of death.
(11)	This amount represents the estimated Company cost of providing welfare benefits, including medical, dental, and vision, for the two-year period following termination.
(12)	For Messrs. Robb and Foster and Mmes. Stein and Willoughby, this amount represents the estimated Company cost of providing welfare benefits, including medical, dental, and vision, for the two-year period following a qualifying termination after a change in control. For Mr. Dorer, this amount represents the estimated Company cost of providing welfare benefits, including medical, dental, and vision, for the three-year period following a qualifying termination after a change in control.
(13)	This amount represents the cost of providing financial planning for the year of termination.
(14)	This amount reflects two times the named executive officer’s current base salary. In addition, for Messrs. Robb and Foster and Ms. Stein who are retirement-eligible, this amount includes 100% of their current year target Annual Incentive Plan award pro-rated to the date of termination. For Ms. Willoughby, this amount includes 75% of her current year target Annual Incentive Plan award, pro-rated to the date of termination.
(15)	This amount represents two times the named executive officer’s current base salary, plus two times the average Annual Incentive Plan awards for the preceding three years, subject to the excise tax cut back provision in the CIC Plan. For Messrs. Robb and Foster and Ms. Stein who are retirement-eligible, this amount also includes 100% of their current year target Annual Incentive Plan award, pro-rated to the date of termination. For Ms. Willoughby, this amount includes the average Annual Incentive Plan awards for the preceding three years, pro-rated to the date of termination.
(16)	Messrs. Robb and Foster and Ms. Stein are retirement-eligible and, thus, all unvested stock options held greater than one year will automatically vest upon termination. This amount represents the expected value of the accelerated vesting of the stock options, and assumes a five-year expected life, or the remaining original term, whichever is sooner.

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THE CLOROX COMPANY - 2017 Proxy Statement	57

(17)	Messrs. Robb and Foster and Ms. Stein are retirement-eligible and, thus, are entitled to receive a pro-rata portion of all performance shares held at least one year at the date of termination. This value represents the full vesting of eligible shares from the September 2014 grant, as with the assumed termination date of June 30, 2017, they would have completed the entire performance period and the pro-rata vesting of the eligible shares from the September 2015 and September 2016 grants, assuming a target payout and valued at the closing price of our Common Stock on June 30, 2017, of $133.24. The actual payout of the shares will not be determined until the end of the performance period. Named executive officers who are not retirement-eligible forfeit shares upon termination under these scenarios.
(18)	This amount represents the present value of the Company SERP per the provisions of the Severance Plan for Clorox Executive Committee Members.
(19)	This amount represents the difference between the actuarial equivalent of the benefit Mr. Dorer and Ms. Stein would have been eligible to receive if their employment had continued until the second anniversary of the date of termination or the first day of the month following their 65th birthday, if earlier, under the qualified and nonqualified retirement plans and the actuarial equivalent of their actual aggregate benefits paid or payable, if any, as of the date of termination under the qualified and nonqualified retirement plans.
(20)	This amount represents the present value of the Company SERP per the provisions of the Severance Plan for Clorox Executive Committee Members, assuming Mr. Dorer will be deemed age 55 and/or with 10 years of service at the date of termination.
(21)	This amount represents value of the restricted stock units held by Ms. Willoughby that will vest upon change in control, death or disability.
(22)	Mr. Vlahos retired from the Company on March 31, 2017.
(23)	Mr. Vlahos was retirement-eligible and, thus, is entitled to receive a pro-rata portion of all performance shares held at least one year at the date of termination. This value represents the pro-rata vesting of the eligible shares from the September 2014 and September 2015 grants, assuming a target payout and valued at the closing price of our Common Stock on March 31, 2017, of $134.83. The actual payout of the shares will not be determined until the end of the performance period.

58       THE CLOROX COMPANY - 2017 Proxy Statement

Equity Compensation Plan Information

The following table sets out the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of securities available for future issuance under equity compensation plans as of June 30, 2017.

	[a]	[b]	[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in thousands)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining for future issuance under non- qualified stock-based compensation programs (excluding securities reflected in column [a]) (in thousands)
Equity compensation plans approved by
security holders	7,992	$93	7,003
Equity compensation plans not approved by
security holders	—	—	—
Total	7,992	$93	7,003

Column [a] includes the following outstanding equity-based awards (in thousands):

●	6,907 stock options
●	862 performance units and deferred shares
●	205 deferred stock units for non-employee directors
●	18 restricted stock units

THE CLOROX COMPANY - 2017 Proxy Statement       59

Audit Committee Matters

Proposal 4: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has the authority to appoint (subject to ratification by the Company’s stockholders), retain, compensate, and oversee the Company’s independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018. Ernst & Young LLP has been so engaged since February 15, 2003.

Board of Directors’ Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP. While ratification of the selection of Ernst & Young LLP by stockholders is not required by law, as a matter of policy, such selection is being submitted to the stockholders for ratification at the Annual Meeting (and it is the present intention of the Board to continue this policy). The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders, and recommend the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they desire to do so.

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. If stockholders fail to ratify the appointment of this firm, the Audit Committee will reconsider the appointment.

The people designated in the proxy and voting instruction card will vote your shares represented by proxy FOR ratification unless you include instructions to the contrary.

60       THE CLOROX COMPANY - 2017 Proxy Statement

Audit Committee Report

The Audit Committee assists the Board in its oversight of corporate governance by fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing, and reporting practices of the Company. In addition, the Audit Committee oversees the Company’s framework and guidelines with respect to risk assessment and risk management and the Company’s internal audit functions. The Audit Committee operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available on the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/committee-charters, or in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. Each member of the Audit Committee is “independent,” as required by the applicable listing standards of the NYSE and the rules of the SEC.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (the PCAOB).

The Audit Committee appointed Ernst & Young LLP (EY) to audit the Company’s financial statements as of and for the year ended June 30, 2017, and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2017. EY has served as the Company’s independent registered public accounting firm since February 2003. The Audit Committee considered several factors in selecting EY as the Company’s independent registered public accounting firm, including the firm’s independence and internal quality controls, the overall depth of talent, their experience with the Company’s industry, and their familiarity with the Company’s business and internal control over financial reporting. In determining whether to reappoint EY as the Company’s independent registered public accounting firm for the year ending June 30, 2018, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of EY. The Audit Committee is responsible for the appointment (subject to ratification by the Company’s stockholders), retention, compensation, and oversight of the Company’s independent registered public accounting firm, including the audit fee negotiations. Further, in conjunction with the mandated rotation of the auditing firm’s coordinating partner, the Audit Committee and its chairperson are directly involved in the selection of EY’s new coordinating partner.

EY has also issued reports on its review of certain corporate responsibility and sustainability metrics and information provided in the Company’s Annual Report.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2017. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements, reasonableness of significant contingency accruals, reserves and allowances, critical accounting policies and estimates, and risk assessment. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm the audited financial statements of the Company for the fiscal year ended June 30, 2017, the independent registered public accounting firm’s judgments as to the quality and acceptability of the Company’s financial reporting, critical accounting policies and estimates, and such other matters as are required to be discussed by Auditing Standard No. 1301, as adopted by the PCAOB.

The Audit Committee obtained from the independent registered public accounting firm the written disclosures and the letter from the auditors required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence of the auditors and discussed with the auditors their independence. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations and evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also holds private sessions with each of the Company’s independent registered public accounting firm, the General Counsel, the Chief Financial Officer, and the Vice President of Internal Audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, for filing with the SEC.

THE AUDIT COMMITTEE

Carolyn Ticknor, Chair
Amy Banse
Jeffrey Noddle
Russell Weiner
Christopher Williams

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THE CLOROX COMPANY - 2017 Proxy Statement	61

Fees of the Independent Registered Public Accounting Firm

The table below includes fees related to fiscal years 2017 and 2016 of the Company’s independent registered public accounting firm, Ernst & Young LLP:

	2017	2016
Audit Fees(1)	$5,211,000	$4,772,000
Audit-Related Fees(2)	122,000	114,000
Tax Fees(3)	225,000	74,000
All Other Fees(4)	—	—
Total	$5,558,000	$4,960,000

(1)	Consists of fees for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended June 30, 2017 and 2016, and for review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during those fiscal years.
(2)	Consists of fees for assurance and related services (including the Company’s employee benefit plans) not included in the Audit Fees listed above.
(3)	Consists of fees for tax compliance, tax advice, and tax planning for the fiscal years ended June 30, 2017 and 2016. These services included tax return preparation and review services for foreign subsidiaries and affiliates and advisory services on tax matters.
(4)	Consists of fees for all other services not included in the three categories set forth above. There were no such services in fiscal years 2017 and 2016.

The Audit Committee has established a policy that requires it to approve all services provided by the Company’s independent registered public accounting firm before services are provided. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, and certain specified audit-related services and tax services within defined limits. The Audit Committee has not pre-approved engagement of the independent registered public accounting firm for any other non-audit services.

62       THE CLOROX COMPANY - 2017 Proxy Statement

Equity Plan

Proposal 5: Approval of Material Terms of Performance Goals Under the Company’s 2005 Stock Incentive Plan

The Company’s 2005 Stock Incentive Plan, as amended and restated (the Plan), provides for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the IRC)), non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock-based awards to employees, directors, and consultants of the Company. The Plan, as amended and restated, was last approved by stockholders at the Company’s 2012 Annual Meeting, at which time stockholders approved the material terms of the performance goals under the Plan. In order to satisfy the requirements for certain awards made under the Plan to continue to qualify as tax-deductible “performance-based compensation” under Section 162(m) of the IRC (Section 162(m)), the Board is asking stockholders to re-approve the material terms of the performance goals under the Plan. However, there can be no guarantee that awards granted under the Plan that are intended to be eligible for treatment as qualified performance-based compensation under Section 162(m) will receive such treatment.

Stockholders are being asked only to re-approve the material terms of the performance goals under the Plan at the Annual Meeting. These terms are the same as those that the stockholders previously approved in 2012. Stockholders are not being asked to approve any amendment to the Plan or to approve the Plan itself.

If stockholders do not approve the material terms of the performance goals for performance-based awards, there will be no impact on the terms of the Plan. The Plan will continue to remain in existence, and awards may continue to be made in accordance with the terms of the Plan. The only impact on the Company will be that some or all of the value of certain awards that are based on the achievement of one or more performance goals will no longer be deductible under the IRC as a result of the limitations imposed under Section 162(m).

The Board believes that it is in the best interests of the Company and its stockholders to enable the Company to grant awards under arrangements that qualify as fully tax-deductible performance-based compensation in the Plan. The Board is therefore asking stockholders to re-approve, for Section 162(m) purposes, the material terms of the performance goals set forth herein.

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to the Company’s CEO or any of the Company’s three most highly compensated executive officers (other than the Company’s CEO and CFO). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. In addition, Section 162(m) provides that if the Company retains the authority to change the targets under a performance goal, then the Company must, no later than the first stockholders meeting that occurs in the fifth year following the year in which prior stockholder approval was obtained, again disclose the material terms of the performance goals to stockholders for re-approval.

For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal is based, and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Plan is discussed below, and stockholder approval of this Proposal will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Plan Summary

The following paragraphs provide a summary of the principal features of the Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Plan, which is attached to this proxy statement as Appendix A. Capitalized terms used herein and not defined shall have the same meanings as set forth in the Plan.

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THE CLOROX COMPANY - 2017 Proxy Statement	63

Purpose. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors, or consultants of the Company or its subsidiaries (collectively, the participants) and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the interests of participants in the Plan with those of the Company’s stockholders. The Plan permits the grant of the following types of incentive awards: (1) incentive and non-qualified options, (2) SARs, (3) restricted stock, (4) restricted stock units, (5) performance shares, (6) performance units, and (7) other stock-based Awards (referred to herein as Awards). Certain Awards granted under the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the IRC.

Shares Subject to the Plan. The maximum number of shares of the Company’s Common Stock which may be issued pursuant to awards under the Plan that are granted after June 30, 2012, is 7.1 million. In addition, the following shares will not be considered as having been issued under the Plan or any prior stock plan of the Company and may be issued under the Plan: (i) shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of shares, (ii) shares that are held back or tendered to cover the exercise price or tax withholding obligations with respect to an award, (iii) shares that are issued pursuant to awards that are assumed, converted, or substituted in connection with a merger, acquisition, reorganization, or similar transaction, and (iv) shares that are repurchased in the open market with option proceeds. However, for purposes of determining the number of shares available for grant as incentive stock options, only shares that are subject to an award that expires or is canceled, forfeited, or settled in cash will be treated as not having been issued under the Plan. As of June 30, 2017, there were approximately 8.0 million shares subject to outstanding awards granted under the Plan, and approximately 7.0 million shares remained available for issuance under the Plan. The closing price of a share of the Company’s Common Stock on September 18, 2017, the record date for the Annual Meeting, was $136.81.

Eligibility. All employees, directors and consultants of the Company are eligible to participate in the Plan; however, incentive stock options may only be granted to employees of the Company. Approximately 11 directors (not including employee directors), zero consultants and 1,200 employees are eligible to participate in the Plan.

Administration. The Plan is currently administered by the Management Development and Compensation Committee (the MDCC) of the Company’s Board or a subcommittee of the MDCC (the MDCC or such subcommittee, the Committee), which is a committee of the Board consisting of two or more members of the Board who are “outside directors” within the meaning of Section 162(m) of the IRC, “non-employee directors” within the meaning of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended, and “independent directors” under the NYSE Listing Standards. The Committee has the authority to (i) select the persons to whom awards are to be granted, (ii) determine whether and to what extent awards are to be granted, (iii) determine the size and type of awards, (iv) approve forms of agreement for use under the Plan, (v) determine the terms and conditions applicable to awards, (vi) establish performance goals for any performance period and determine whether such goals were satisfied, (vii) amend any outstanding award in the event of termination of employment or an event resulting in a change in control of the ownership of the Company as defined in the Plan (Change in Control), and (viii) construe and interpret the Plan and any award agreement and apply its provisions. Subject to applicable law, the Committee may delegate its authority under the Plan. Except as otherwise provided by the Board and subject to applicable laws, the Committee has the full and final authority in its discretion to establish rules and take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, interpreting the terms of the Plan and any related documents, rules, or regulations and deciding all questions of fact arising in their application. All decisions, determinations, and interpretations of the Committee are final, binding, and conclusive on all persons, including the Company, its subsidiaries, its stockholders, the participants, and their estates and beneficiaries.

Performance Goals. For Awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m), within 90 days after the commencement of each performance period, or the number of days that is equal to 25% of such performance period, if less, the Committee shall select, in writing, the participants to whom Awards shall be granted, designate the performance period, and specify the terms and conditions for the determination and payment of such Awards. When specifying the terms and conditions of such Awards, the Committee will select the performance objectives to be used from the following list of measures (collectively, the Performance Measures): total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed,

64       THE CLOROX COMPANY - 2017 Proxy Statement

Equity Plan

cash value added, economic value added, economic profit, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction. Performance goals that are financial metrics may be calculated on either a GAAP or non-GAAP basis.

The targeted level or levels of performance with respect to the Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, or functions, and in either absolute terms or relative to the current and/or historical performance of one or more companies or an index covering multiple companies. Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures listed above will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, including, for example, asset impairment charges and force majeure, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other filings with the SEC. Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or such other performance measures as the Committee may determine.

Individual Limits. No participant may be granted options and SARs to purchase more than 2,000,000 shares in any 36-month period. No participant will be granted, in the aggregate, more than 800,000 shares of restricted stock, restricted stock units, performance shares, or other stock-based Awards in any 36-month period. No participant will be granted a performance unit award providing for a payment value of more than $10,000,000 in any one fiscal year valued either in cash or the fair market value of the shares on the grant date.

Non-Transferability of Awards. Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. Other Awards will be transferable to the extent provided in the award agreement and the rules of the SEC governing the registration of the Plan’s shares and in any event no Award may be transferred for consideration.

Adjustments Upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spinoff, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the shares, such adjustment will be made in the number and kind of shares or other securities or property that may be delivered under the Plan, the individual award limits set forth in the Plan, and, with respect to outstanding Awards, in the number and kind of shares or other securities or property subject to outstanding Awards, the exercise price, grant price, or other price, if any, of shares subject to outstanding Awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Change in Control. Except as otherwise provided in an award agreement, in the event of an event resulting in a Change in Control, if the successor corporation does not assume, convert, continue, or substitute equivalent awards, such Awards will become 100% vested, provided, however, that in the event of a participant’s termination of employment without cause within 24 months following consummation of a Change in Control, any assumed, converted or replaced Awards will become immediately exercisable. Awards with vesting provisions based on performance goals will generally vest at the end of the original performance period based on the Company’s performance up to the date of the Change in Control. However, if such Award continues after the date of the Change in Control after modification as described above, then the Award will vest in full upon the termination of the participant by the Company without cause prior to the end of the performance period or, if applicable, the resignation of the participant under circumstances in which the participant has been constructively terminated (which the Plan calls a “good reason”).

Amendment, Suspensions, and Termination of the Plan. The Board may amend, suspend, or terminate the Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with the NYSE listing standards or applicable laws. In addition, no amendment, suspension, or termination may materially adversely impact an Award previously granted without the consent of the participant to whom such Award was granted unless required by applicable law. Unless the Board or the Committee adopt resolutions providing for an earlier date, the Plan will automatically terminate on November 14, 2022.

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THE CLOROX COMPANY - 2017 Proxy Statement	65

Benefits to Be Received Upon Approval. Because Awards under the Plan are based on the discretion of the Committee and/or are determined based on future performance the value or benefits that may become payable under the terms of future Awards to particular individuals or groups of individuals in the future cannot now be determined. See the Summary Compensation Table and the Outstanding Equity Awards Table on pages 44 and 47 of this proxy statement, respectively, which set forth certain information regarding Awards granted to our named executive officers during 2017 under the Plan.

Federal Income Tax Consequences

The following paragraphs are a summary of the material U.S. federal income tax consequences under the IRC associated with Awards granted under the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss. If these holding periods are not satisfied, the participant will recognize ordinary income at the time of sale or other disposition equal to the difference between the exercise price and the fair market value of the shares at the date of the option’s exercise. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Nonqualified Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant with an exercise price equal to the fair market value on the date of grant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any taxable income recognized in connection with the exercise of a nonqualified stock option by an employee is subject to tax withholding by the Company. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Stock Appreciation Rights. No taxable income is recognized when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received.

Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units. A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance shares, or performance units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. For Awards for which shares are issued at grant only, a participant instead may elect to be taxed at the time of grant.

Other Stock-Based Awards. A participant generally will recognize income upon receipt of the shares subject to award (or, if later, at the time of vesting of such shares).

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).

Board of Directors’ Recommendation

The Board unanimously recommends that stockholders vote FOR the approval of the material terms of the performance goals under The Clorox 2005 Stock Incentive Plan. If the stockholders do not approve the material terms of the performance goals under the Plan, the Plan will continue to remain in existence, and awards may continue to be made in accordance with the terms of the Plan. The only impact on the Company will be that some or all of the value of certain awards that are based on the achievement of one or more performance goals will no longer be deductible under the IRC. The Board believes that it is in the best interests of

66       THE CLOROX COMPANY - 2017 Proxy Statement

Equity Plan

the Company and its stockholders to enable the Company to pay bonuses and similar incentive compensation under arrangements that should qualify as tax-deductible performance-based compensation in the Plan.

Accordingly, the Board recommends a vote FOR the adoption of the following resolution, which will be presented at the Annual Meeting:
“RESOLVED, that the stockholders of the Company hereby approve and adopt the material terms of the performance goals under the Company’s 2005 Stock Incentive Plan attached as Appendix A to the proxy statement for this meeting.”

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the material terms of the performance goals under the Plan.
The people designated in the proxy and voting instruction card will vote your shares represented by proxy FOR approval unless you include instructions to the contrary.

THE CLOROX COMPANY - 2017 Proxy Statement       67

Proposal 6: Approval of Non-Employee Directors Equity Award Policy

The Company’s Non-Employee Directors Equity Award Policy (the Director Equity Award Policy) was adopted by our Board on September 12, 2017.

Director Equity Award Policy

Under the Director Equity Award Policy, the annual value of equity grants to a non-employee director will not exceed $500,000, subject to the additional terms described below.

The annual value is measured by the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all equity-based awards granted to any non-employee director under the Plan (or any successor plan) during any single fiscal year of the Company for service as a member of the Board (not including shares of common stock or deferred stock units granted in lieu of retainers or other cash payments for service as a non-employee director). The limit is increased to 2x the foregoing limit for the non-employee director who serves as the lead director or independent chair of the Board.

Additional Information

The Company is seeking your approval as a matter of transparency with our stockholders and good corporate governance. The Company is not seeking any changes to the Company’s 2005 Stock Incentive Plan, as amended and restated (the Plan), or any increase in the number of shares of our Common Stock available for issuance under the Plan available to non-employee directors or other participants or that would be a material modification of the Plan under the meaning of Section 162(m) or that would trigger shareholder approval requirements under the NYSE listing rules. The Director Equity Award Policy will be binding on the Board and the Management Development and Compensation Committee (the Committee) until changes are approved by stockholders in the future.

For more information about the Company’s director compensation program, see the Director Compensation section of this proxy statement.

If you do not approve this proposal, the Company will continue to grant equity awards to its non-employee directors under the Plan as currently in effect. Furthermore, the Board or the Committee will voluntarily comply with the terms of the Director Equity Award Policy, even in the absence of the approval of this proposal.

Board of Directors’ Recommendation

The Board recommends a vote FOR the approval of the Company’s Non-Employee Directors Equity Award Policy.

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.
The people designated in the proxy and voting instruction card will vote your shares FOR approval unless you include instructions to the contrary.

68       THE CLOROX COMPANY - 2017 Proxy Statement

Stockholder Proposal

Proposal 7: Stockholder Proposal Regarding Proxy Access Amendment

The Board expects the following proposal (Proposal 7 on the proxy card and voting instruction card) to be presented by a stockholder at the Annual Meeting. The name, address and, to our knowledge, the number of voting securities held by the stockholder proponent will be supplied promptly upon receipt of oral or written request.

Proposal 7 – Stockholder Proxy Access Amendments

RESOLVED: Shareholders of The Clorox Company. (the “Company”) ask the board of directors (the “Board”) to amend its proxy access bylaws (primarily found in Section 10A: “Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials”) and any other associated bylaw sections and other documents, to include the following changes for the purpose of decreasing the average amount of Company common stock the average member of a nominating group would have to hold for three years to satisfy the aggregate ownership requirements to form a nominating group, increasing the potential nominees and decreasing the barriers for re-nomination:

1.	No limitation shall be placed on the number of stockholders that can aggregate their common shares to achieve the 3% “Proxy Access Request Required Shares” to become an “Eligible Stockholder.”

2.	The number of stockholder nominees eligible to appear in proxy materials shall be one quarter of the directors then serving or two, whichever is greater.

3.	No limitation shall be placed on the re-nomination of stockholder-nominees based on the number or percentage of votes received in any election.

Supporting Statement:

Under current provisions, even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% criteria at most of companies examined by the Council of Institutional Investors. Allowing an unlimited number of shareholders to aggregate shares would facilitate greater participation by individuals and institutional investors in meeting the “Proxy Access Request Required Shares,” which are 3% of the outstanding common shares entitled to vote.

The SEC’s universal proxy access Rule 14a-11 (https:// www.sec.gov/rules/final/2010/33-9136.pdf) set no aggregation limit on stockholders forming nominating groups, allowed shareholders to nominated up to one quarter of the directors, and placed no limits on the renomination of stockholder nominated candidates based on the number or percentage of votes received in any election. However, the SEC vacated the rule after a court decision regarding the SEC’s cost-benefit analysis. Therefore, similar proxy access rights must be established on a company-by-company basis.

Proxy Access: Best Practices (http://www.cii.org/files/ publications/misc/08_05_15_Best%20Practices%20-%20Proxy%20Access.pdf) by the Council of Institutional Investors (CII), “highlights the most troublesome provisions” in recently implemented proxy access bylaws.

Although the Company’s Board adopted a proxy access bylaw, it contains troublesome provisions that significantly impair the ability of shareholders to participate as Eligible Stockholders because of the large average amount of common shares each is required to hold for three years given the current aggregation limit of 20, the ability of shareholder nominees to effectively serve if elected, and the ability of shareholder nominees to run again. Adoption of all the requested amendments would come closer to meeting best practices as described by Cll.

Increase Stockholder Value

Vote for Stockholder Proxy Access Amendments - Proposal 7

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THE CLOROX COMPANY - 2017 Proxy Statement	69

Board of Directors’ Statement in Opposition

The Board has carefully considered this proposal and recommends a vote AGAINST it because Clorox has already implemented a progressive proxy access provision for its stockholders that is aligned with current best practices, that gives stockholders a meaningful voice in director elections, and that the Board believes is in the best interests of all stockholders.

We amended our Bylaws on August 28, 2015, to permit a stockholder, or group of up to 20 stockholders, who have continuously owned at least 3% of the Company’s common stock for at least three years to submit director nominees for up to 20% of our Board for inclusion in our proxy statement. The Board adopted the proxy access bylaws after careful consideration and engagement with a number of our stockholders. Since our adoption of these bylaws, we have had further discussions regarding proxy access with numerous stockholders. Based on their feedback as well as a benchmarking review of proxy access rights adopted by other companies, we continue to believe that our current proxy access framework is most appropriate for the Company and its stockholders at this time.

The Board evaluated a number of different factors and potential formulations in designing the Company’s proxy access framework. In addition to engaging with our stockholders to understand their views on proxy access terms, the Board considered the right of stockholders to have meaningful participation in the director election process as well as the importance of limiting the administrative costs that might be imposed on the Company. Based on the Board’s assessment of these factors and the particular characteristics of the Company and its stockholders, the Board concluded that the best course of action for the Company and its stockholders was to adopt our current form of proxy access.

The Board believes that the Company’s current proxy access bylaw strikes the right balance between providing a meaningful stockholder right to nominate director candidates and mitigating the risk of abuse by stockholders pursuing objectives that are not aligned with the interests of a majority of long-term stockholders. While the proxy access provision adopted by the Company is substantially similar to this proposal, the changes requested by this proposal would upset the balance reflected in the current provision. Such changes may also result in excessive disruption to the Board, create excessive administrative burden for the Company and other stockholders, and encourage the pursuit of special interests at the expense of a long-term strategic view, without providing a meaningful change in stockholder rights.
Clorox has a history of strong corporate governance, and our leadership structure reflects our long-standing commitment to best practices in governance and accountability to our stockholders. For example:

●	All of our directors are elected annually, with a majority voting standard.
●	Eleven of our 12 directors are independent: our CEO is the only management director.
●	We have a robust stockholder engagement program through which we connect with top stockholders regularly to understand and discuss their views on corporate governance matters and issues of importance to all stockholders, including proxy access.
●	We have a robust director evaluation process, which includes individual interviews with each director and both individual and peer evaluations.
●	We proactively focus on Board composition and refreshment, building a Board with the right skills needed for our business and diverse directors who bring a range of experiences and perspectives. In the past fiscal year, we have added three new directors to our Board.
●	Our Board is engaged and responsive to our stockholders.
○	Our independent lead director and other directors are accessible to our stockholders and have participated in investor meetings and other stockholder engagement efforts.
○	We adopted a stockholder special meeting right last year, after engaging with many of our stockholders.
○	There are multiple channels for stockholders and other interested parties to communicate with our directors, as described in the Director Communications section and elsewhere in this proxy.
○	Our Nominating, Governance and Corporate Responsibility Committee receives nominations for director candidates from our stockholders and evaluates director candidates suggested by stockholders in the same manner as all other candidates.

Additionally, our Board regularly reviews corporate governance trends and evaluates how best to apply these practices to the Company.

In light of the Board’s commitment to strong corporate governance, the Company’s record of performance as supported by its governance structure, and our existing proxy access right which is consistent with current best practices, the Board believes that adoption of this stockholder proposal is not necessary and could be detrimental to stockholder value.

70       THE CLOROX COMPANY - 2017 Proxy Statement

Stockholder Proposal

Board of Directors’ Recommendation

The Board unanimously recommends a vote AGAINST this stockholder proposal for the reasons stated above.

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the stockholder proposal.
The people designated in the proxy and voting instruction card will vote your shares represented by proxy AGAINST this proposal unless you include instructions to the contrary.

THE CLOROX COMPANY - 2017 Proxy Statement       71

Annual Meeting Location
210 W. PETTIGREW STREET,
DURHAM, NC 27701

Information About the Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the Board) of The Clorox Company (Clorox or the Company), a Delaware corporation, for use at the Company’s 2017 Annual Meeting of Stockholders (the Annual Meeting), to be held at 8:00 a.m. Eastern time on Wednesday,
November 15, 2017, at the Company’s Durham, NC, offices, 210 W. Pettigrew Street, Durham, NC 27701. Please refer to the Attending the Annual Meeting section of this proxy statement for more information about procedures for attending the Annual Meeting.

Delivery of Proxy Materials

We want to communicate with our stockholders in the way that is most convenient for them, including providing stockholders with notice of ability to access proxy materials via the Internet. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner via the Internet. Under this process, on or about September 22, 2017, we began mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders, other than those stockholders who previously requested electronic or paper delivery of communications from us, informing them that our Proxy Statement, Integrated Annual Report—Executive Summary, and voting instructions are available on the Internet as of the same date. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice.

The Notice of Annual Meeting, Proxy Statement, and Integrated Annual Report—Executive Summary are available at www.edocumentview.com/CLX.

Voting Information

Who Is Entitled to Vote

Only stockholders of record at the close of business on September 18, 2017 (the Record Date), are entitled to vote at the Annual Meeting. On that date, there were 128,903,158 shares of Clorox common stock (Common Stock) outstanding and entitled to vote. Holders of Common Stock as of the close of business on the Record Date are entitled to one vote per share on each matter submitted to a vote of stockholders.
How to Vote Before the Annual Meeting

Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance. You may vote via the Internet or by telephone by following the instructions on your proxy card, voting instruction form or Notice or (if you received a printed copy of the proxy materials) by completing and returning a proxy card or voting instruction form by mail. If you are the beneficial owner of shares held in “street name” (that is, you hold your shares through a broker, bank or other holder of record), you must follow that nominee’s instructions to vote.

72       THE CLOROX COMPANY - 2017 Proxy Statement

Information About the Annual Meeting

Please note that if you received a Notice, you cannot vote your shares by filling out and returning the Notice. Instead, you should follow the instructions contained in the Notice on how to cast your vote.

How to Vote in Person at the Annual Meeting

You may vote your shares at the Annual Meeting if you attend in person and use a written ballot. However, if your shares are held in the name of a broker, bank, or other nominee, you must obtain and bring with you to the Annual Meeting a legal proxy from that nominee granting you authority to vote your shares directly at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote.

Voting Shares Held in the Clorox 401(k) Plan

If you are a participant in our 401(k) plan, you will receive a voting instruction card to direct Mercer Trust Company, as trustee of our 401(k) plan, how to vote the shares of our Common Stock attributable to your individual account. Mercer Trust Company will vote shares as instructed by participants prior to 11:59 p.m. Eastern time on November 14, 2017. If you do not provide voting directions to Mercer Trust Company by that time, the shares attributable to your account will not be voted.

How to Revoke Your Proxy or Change Your Vote

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

●	submitting written notice of revocation to the Corporate Secretary of the Company;
●	voting again electronically by telephone or via the Internet or by submitting another proxy card with a later date; or
●	voting in person at the Annual Meeting.

If you are the beneficial owner of shares held in “street name,” you must follow the instructions of your bank, broker or other nominee to revoke your voting instructions.

Effect of Not Providing Voting Instructions to Your Broker

If you are the beneficial owner of shares held in “street name,” you have the right to direct your bank or broker how to vote your shares, and it is required to vote those shares in accordance with your instructions. Under applicable NYSE rules, if you do not give instructions to your bank or brokerage firm, it will have discretion to vote your shares on “routine” matters, but it will not be permitted to vote your shares on “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.

Proposal 4 (Ratification of Independent Registered Public Accounting Firm) is the only routine matter on the agenda at this year’s Annual Meeting. Thus, the broker is entitled to vote your shares on Proposal 4 even if you do not provide voting instructions to your broker. The broker is not entitled to vote your shares on Proposal 1, 2, 3, 5, 6 or 7 without your instructions.

Quorum

We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of Common Stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non-votes (described below) will be counted for the purpose of determining a quorum.

Votes Required; Effect of Abstentions and Broker Non-Votes

Proposal 1 (Election of Directors). A director nominee will be elected if he or she receives a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast. Your broker is not entitled to vote your shares on Proposal 1 unless you provide voting instructions.

Proposals 2 and 4-7. Approval of each of Proposals 2 and 4-7 requires the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect and will not be counted.

Proposal 3 (Frequency of Future Advisory Votes on Executive Compensation). The option of ONE, TWO, or THREE YEARS that receives the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting will be the frequency for say-on-pay votes that has been selected by the stockholders. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect and will not be counted. In the event that no option receives a majority of the votes under this voting standard, the Company will consider the option that receives the most votes cast to be the option selected by the stockholders.

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THE CLOROX COMPANY - 2017 Proxy Statement	73

Board’s Recommendations

The Board recommends that you vote:

●	FOR the election of each of the twelve nominees for director named in this proxy statement (Proposal 1);
●	FOR the proposal to approve (on an advisory basis) the compensation of the Company’s named executive officers (Proposal 2);
●	ONE YEAR with respect to the advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers (Proposal 3);
●	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018 (Proposal 4);
●	FOR the approval of material terms of the performance goals under the Company’s 2005 Stock Incentive Plan (Proposal 5);
●	FOR the approval of the Company’s equity award policy for non-employee directors (Proposal 6); and
●	AGAINST the stockholder proposal (Proposal 7).

Other Matters

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

Counting Votes; Vote Results

Votes will be counted by Computershare Trust Company, N.A., our inspector of election appointed for the Annual Meeting. We will report final results in a filing with the SEC on Form 8-K, which will be filed within four business days following the Annual Meeting.

Form 10-K, Financial Statements, and Integrated Annual Report—Executive Summary

The following portions of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, are attached as Appendix B to this proxy statement: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Management’s Report on Internal Control over Financial Reporting; Report of Independent Registered Public Accounting Firm; Consolidated Financial Statements; Valuation and Qualifying Accounts and Reserves; and Reconciliation of Economic Profit. The Company’s Form 10-K has been filed with the
SEC and posted on the Company’s website and a copy may be obtained, without charge, by calling Clorox Stockholder Direct at 888-CLX-NYSE (259-6973) toll-free, 24 hours a day, seven days a week, or by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The 2017 Integrated Annual Report—Executive Summary is available with the Proxy Statement at www.edocumentview.com/CLX.

Solicitation of Proxies

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained Innisfree M&A Incorporated (Innisfree) to assist in soliciting proxies for the Annual Meeting at an estimated cost of $20,000 plus out-of-pocket expenses. In addition, we have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement.

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Information About the Annual Meeting

Stockholder Proposals and Director Nominations for the 2018 Annual Meeting

Stockholder Proposals for Inclusion in the Proxy Statement for the 2018 Annual Meeting

In the event that a stockholder wishes to have a proposal considered for presentation at the 2018 Annual Meeting of Stockholders and included in the Company’s proxy statement and form of proxy used in connection with such meeting pursuant to Exchange Act Rule 14a-8, the proposal must be received by the Company’s Corporate Secretary no later than the close of business on May 25, 2018. Any such proposal must comply with the requirements of Rule 14a-8.

Director Nominations for Inclusion in the Proxy Statement for the 2018 Annual Meeting

The Board has adopted proxy access, which allows a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s Common Stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy materials if the stockholder(s) provide(s) timely written notice of such nomination(s) and the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials for the 2018 Annual Meeting of Stockholders, notice must be received by the Corporate Secretary at the principal executive offices of the Company no earlier than the close of business on April 25, 2018, and no later than the close of business on May 25, 2018. The notice must contain the information required by the Company’s Bylaws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of stockholder nominees in the Company’s proxy materials.
Other Proposals and Director Nominations for Presentation at the 2018 Annual Meeting

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the nomination of directors, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Under our Bylaws, if a stockholder, rather than seeking to include a proposal or director nomination in the proxy statement as discussed above, seeks to nominate a director or propose other business for consideration at that meeting, notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. To be timely for the 2018 Annual Meeting of Stockholders, the notice must be received by the Corporate Secretary on any date beginning no earlier than the close of business on July 18, 2018, and ending no later than the close of business on August 17, 2018. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by the Company’s Bylaws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting.

All notices of proposals or nominations, as applicable, must be addressed to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

Eliminating Duplicative Proxy Materials

A single Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials will be delivered to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Clorox Stockholder Direct at 888-CLX-NYSE (259-6973) toll-free, 24 hours a day, seven days a week, or by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. Alternatively, if you are currently

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THE CLOROX COMPANY - 2017 Proxy Statement	75

receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker, or other holder of record), the bank, broker, or other holder of record may deliver only one copy of the proxy materials to stockholders who have the same address unless the bank, broker, or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above, and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker, or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

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Attending the Annual Meeting

The Annual Meeting will be held on Wednesday, November 15, 2017, at 8:00 a.m. Eastern time, at the Company’s Durham, NC, offices, 210 W. Pettigrew Street, Durham, NC 27701. Check-in for the Annual Meeting begins promptly at 7:30 a.m. To attend the Annual Meeting, you must be a stockholder of the Company as of the close of business on the Record Date and provide proof that you owned Clorox Common Stock on the Record Date or hold a legal proxy from a Record Date stockholder. Please see the more detailed information below. Admission will be on a first-come, first-served basis, and seating is limited. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy.

If you plan to attend the Annual Meeting this year, please note:

●	You will be asked for a current, government-issued photo identification (such as a driver’s license or passport).
●	You must provide proof that you owned Clorox Common Stock on the Record Date.
○	If you hold your shares with Clorox’s transfer agent, Computershare Trust Company, N.A., your ownership of Clorox Common Stock as of the Record Date will be verified through reports provided by Computershare prior to admittance to the meeting.
○	If you hold your shares with a broker, trustee, bank, or nominee, you must provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned Clorox Common Stock for the statement period immediately prior to the Record Date, a copy of your Notice of Internet Availability of Proxy Materials, a copy of your proxy and voting instruction card, a letter or legal proxy provided by your broker, trust, bank, or nominee, or other similar evidence.
●	If you are not a Record Date stockholder, you will be admitted to the Annual Meeting only if you have a legal proxy from a Record Date stockholder.
●	Cameras, recording equipment, and other electronic devices will not be allowed to be used in the meeting except for use by the Company.
●	For your protection, briefcases, purses, packages, etc., may be subject to inspection as you enter the meeting. We regret any inconvenience this may cause you.

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Appendix A

THE CLOROX COMPANY
2005 STOCK INCENTIVE PLAN

Effective as of November 16, 2005
Amended and Restated as of November 14, 2012

1. ESTABLISHMENT, OBJECTIVES AND DURATION.

(a) Establishment of the Plan. The Clorox Company, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as “The Clorox Company 2005 Stock Incentive Plan” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. The Plan was originally adopted effective as of November 16, 2005 and the current amendment and restatement of the Plan is adopted effective as of November 14, 2012 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company at the 2012 Annual Meeting. Definitions of capitalized terms used in the Plan are contained in the attached Glossary, which is an integral part of the Plan.

(b) Objectives of the Plan. The objectives of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

(c) Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board or the Committee shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2. ADMINISTRATION OF THE PLAN.

(a) The Committee. The Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board, each of whom is intended to be an “independent director” under New York Stock Exchange listing standards and also may be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and/or an “outside director” under regulations promulgated under Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

(b) Authority of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

(i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii) determine whether and to what extent Awards are granted hereunder;

(iii) determine the size and types of Awards granted hereunder;

(iv) approve forms of Award Agreement for use under the Plan;

(v) determine the terms and conditions of any Award granted hereunder;

(vi) establish performance goals for any Performance Period and determine whether such goals were satisfied;

THE CLOROX COMPANY - 2017 Proxy Statement	A-1

(vii) amend the terms of any outstanding Award granted under the Plan, whether in the event of a Participant’s termination of employment, in the event of a Change in Control or otherwise, provided that, except as otherwise provided in Section 18, no such amendment shall reduce the Exercise Price of an outstanding Option or the grant price of an outstanding SAR, and at any time when the Exercise Price of an outstanding Option or the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, no such amendment shall provide for the cancellation and re-grant or the exchange of any such outstanding Option or SAR for either cash or a new Award with a lower (or no) exercise price without the approval of the stockholders of the Company, and provided further, that any amendment that would materially adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent;

(viii) construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and

(ix) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

Except to the extent prohibited by Applicable Laws, the Committee may delegate its authority as identified herein, including the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Exchange Act, Awards intended to satisfy the Performance-Based Exception and/or Awards intended to satisfy the exception under Rule 16b-3(d)(1) promulgated under the Exchange Act, pursuant to such conditions and limitations as the Committee may establish. References to the Committee in this Plan shall refer to a delegate with respect to any action of such delegate within the scope of the authority delegated to such delegate by the Committee.

(c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.

3. SHARES SUBJECT TO THE PLAN; EFFECT OF GRANTS; INDIVIDUAL LIMITS.

(a) Number of Shares Available for Grants. Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares which may be issued pursuant to Awards under the Plan granted after June 30, 2012 shall be 7,100,000 Shares, plus the number of Shares deemed not issued under the Plan or the Prior Plans pursuant to paragraphs (i), (ii), (iii) or (iv) of this Section 3(a). For the avoidance of doubt, the Company shall be entitled to issue Shares under awards granted under the Plan or the Prior Plans that were outstanding on June 30, 2012 and such issuances shall not reduce the foregoing.

(i) Shares that are potentially deliverable under an Award or a Prior Plan award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan or a Prior Plan.

(ii) Shares that are held back or tendered (either actually or constructively by attestation) to cover the exercise price or tax withholding obligations with respect to an Award or Prior Plan award shall not be treated as having been issued under the Plan or a Prior Plan.

(iii) Shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction shall not be treated as having been issued under the Plan.

(iv) Shares that are repurchased in the open market with Option Proceeds from Awards or Prior Plan awards shall not be treated as having been issued under the Plan or a Prior Plan; provided, however, that the aggregate number of Shares deemed not issued pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option or Prior Plan option giving rise to such proceeds.

Notwithstanding paragraphs (i) through (iv) above, for purposes of determining the number of Shares available for grant as Incentive Stock Options, only Shares that are subject to an Award or a Prior Plan award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Plan or a Prior Plan.

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Appendix A

The Shares to be issued pursuant to Awards may be authorized but unissued Shares or treasury Shares.

(b) Individual Limits. Subject to adjustment as provided in Section 18 hereof, the following rules shall apply with respect to Awards:

(i) Options and SARs: The maximum aggregate number of Shares with respect to which Options and SARs may be granted in any 36-month period to any one Participant shall be 2,000,000 Shares.

(ii) Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards: The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units, Performance Shares and Other Stock-Based Awards may be granted in any 36-month period to any one Participant shall be 800,000 Shares.

(iii) Performance Units: The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $10,000,000 or a number of Shares having an aggregate Fair Market Value on the date of grant not in excess of such amount.

4. ELIGIBILITY AND PARTICIPATION.

(a) Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

(b) Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

5. TYPES OF AWARDS.

(a) Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

(b) Designation of Award. Each Award shall be designated in the Award Agreement.

6. OPTIONS.

(a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code.

(c) Exercise Price. Except for Options adjusted pursuant to Section 18 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price for each grant of an Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.

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(d) Term of Options. The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(e) Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

(f) Payments. Options granted under this Section 6 shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of the Exercise Price. The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) by tendering (either actually or constructively by attestation or through authorization to withhold Shares otherwise issuable upon exercise of an Option) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) in any other manner then permitted by the Committee that is determined to provide a benefit to the Company, or (iv) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise. Shares issued upon exercise shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

(g) Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(h) Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

(i) No Repricing without Stockholder Approval. The Company shall not, without the approval of the stockholders of the Company, reduce the Exercise Price of an outstanding Option. And, at any time when the Exercise Price of an outstanding Option is above the Fair Market Value of a share of Common Stock, the Company shall not, without the approval of the stockholders of the Company, provide for the cancellation and re-grant or the exchange of such outstanding Option for either cash or a new Award with a lower (or no) exercise price.

7. STOCK APPRECIATION RIGHTS.

(a) Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

(b) Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

(c) Grant Price. The grant price of a Freestanding SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that these limitations shall not apply to Awards that are adjusted pursuant to Section 18 herein.

(d) Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

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Appendix A

(e) Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(f) Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

(g) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. Shares issued upon SAR exercise shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

(h) Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

(i) No Repricing without Stockholder Approval. The Company shall not, without the approval of the stockholders of the Company, reduce the grant price of an outstanding SAR. And at any time when the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, the Company shall not, without the approval of the stockholders of the Company, provide for the cancellation and re-grant or the exchange of such outstanding SAR for either cash or a new Award with a lower (or no) exercise price.

8. RESTRICTED STOCK.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the applicable restrictions, the number of Shares of Restricted Stock granted and issued on the grant date, and such other provisions as the Committee shall determine.

(c) Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions requiring a minimum period of service as a condition of vesting any or all Shares of Restricted Stock, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which

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such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions and any other restrictions of the Restricted Stock.

(d) Removal of Restrictions. Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the lapse of all of the restrictions applicable thereto.

(e) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

(f) Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, to the extent permitted or required under Applicable Laws, Participants holding Shares of Restricted Stock shall receive all regular cash Dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, to the extent permitted or required under Applicable Laws, all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be delivered to Participants in conjunction with the Shares of Restricted Stock with respect to which such distributions were made. Notwithstanding the foregoing, Dividends or other distributions that relate to performance-based Restricted Stock will be subject to the same performance conditions as the underlying Award.

(g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

9. RESTRICTED STOCK UNITS.

(a) Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable restrictions, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(c) Value of Restricted Stock Units. The initial value of a Restricted Stock Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 18 herein.

(d) Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Units and/or the Shares issuable upon the settlement of Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions requiring a minimum period of service as a condition of settlement of any or all Restricted Stock Units, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market, or holding requirements or sale restrictions placed on any Shares issued by the Company upon vesting and in settlement of such Restricted Stock Units.

(e) Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day that any time-based restrictions have lapsed. The Committee, in its sole discretion, may settle Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares

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Appendix A

(or a combination thereof). The Committee may provide that settlement of Restricted Stock Units shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued at the settlement date shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

(f) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for termination of employment or service.

(h) Dividends and Other Distributions. Shares underlying Restricted Stock Units shall be entitled to Dividends or other distributions only to the extent provided by the Committee. In the event that the Committee decides to grant Restricted Stock Units that are entitled to Dividends or other distributions, Dividends or other distributions that relate to performance-based Restricted Stock Units shall be subject to the same performance conditions as the underlying Award.

10. PERFORMANCE SHARES.

(a) Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Award Agreement. Each grant of Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Performance Period(s) and Performance Measure(s), the number of Performance Shares granted and issued on the grant date, and such other provisions as the Committee shall determine.

(c) Performance Period and Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Performance Shares granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share, time-based restrictions requiring a minimum period of service as a condition of vesting of any or all Performance Shares, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Performance Shares. The Company may retain in its custody any certificate evidencing the Shares and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions and any other restrictions of the Performance Shares.

(d) Removal of Restrictions. Subject to Applicable Laws, Performance Shares shall become freely transferable by the Participant after the lapse of all of the restrictions applicable thereto.

(e) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Performance Shares granted hereunder may exercise full voting rights with respect to those Shares.

(f) Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, to the extent permitted or required under Applicable Laws, Participants holding Performance Shares shall receive all regular cash Dividends paid with respect to all Shares while they are so held; provided, however, that all Dividends or other distributions shall be subject to the same performance conditions as the underlying Award.

(g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Performance Shares following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment or service.

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11. PERFORMANCE UNITS.

(a) Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s) and Performance Measure(s), the performance goals and such other provisions as the Committee shall determine.

(c) Value of Performance Units. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

(d) Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Performance Units shall be made following the close of the applicable Performance Period on a settlement date selected by the Committee. The Committee, in its sole discretion, may settle Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued at the settlement date shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

(e) Voting Rights. A Participant shall have no voting rights with respect to any Performance Units granted hereunder.

(f) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

(g) Dividends and Other Distributions. Shares underlying Performance Units shall be entitled to Dividends or other distributions only to the extent provided by the Committee. In the event that the Committee decides to grant Performance Units that are entitled to Dividends or other distributions, Dividends or other distributions shall be subject to the same performance conditions as the underlying Award.

12. OTHER STOCK-BASED AWARDS.

(a) Grant. The Committee shall have the right to grant other Awards that may include, without limitation, the grant of Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

(b) Restrictions. The Committee shall impose such conditions and/or restrictions on Other Stock-Based Awards granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share subject to the Award, time-based restrictions requiring a minimum period of service as a condition of vesting in any or all Shares subject to the Award, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market, or holding requirements or sale restrictions placed on any Shares issued by the Company upon vesting and in settlement of Other Stock-Based Awards.

(c) Payment of Other Stock-Based Awards. Settlement of any such Awards shall be made in such manner and at such times as the Committee may determine. The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued upon settlement shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

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Appendix A

(d) Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

13. DIVIDEND EQUIVALENTS.

At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding the foregoing, Dividend Equivalents that relate to performance-based Awards will either not be made at all or shall be subject to the same performance conditions as the underlying Award.

14. PERFORMANCE-BASED EXCEPTION.

(a) The Committee may specify that the attainment of one or more of the Performance Measures set forth in this Section 14 shall determine the degree of granting, vesting and/or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measures (the “Performance Measures”): total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, economic profit, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction. The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the current and/or historical performance of one or more companies or an index covering multiple companies. Performance measures that are financial metrics may or may not be calculated in accordance with generally accepted accounting principles, at the Committee’s discretion. Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

(b) Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, including, for example, asset impairment charges and force majeure, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC.

(c) Performance goals may differ for Awards granted to any one Participant or to different Participants.

(d) Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period specified in the Award Agreement, and the goals shall be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days which is equal to 25% of the relevant Performance Period applicable to the Award.

(e) The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).

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(f) The Committee shall certify the extent to which any Performance Measures have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the Performance-Based Exception. Shares issued upon full or partial achievement of the selected Performance Measure(s) shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

15. TRANSFERABILITY OF AWARDS.

Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Other Awards shall be transferable to the extent provided in the Award Agreement, except that no Award may be transferred for consideration. Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Committee, the person to whom an Award (other than an Incentive Stock Option) is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)); provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as may be specified by the Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8.

16. TAXES.

The Company shall have the power and right, prior to the delivery of Shares pursuant to an Award, to deduct or withhold, or require a participant to remit to the Company (or a Subsidiary), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, a Participant may satisfy all or a portion of any tax withholding requirements for an Award payable or settled in Shares by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory tax withholding rate (or such other rate that will not cause the Award to be accounted for under variable award account or otherwise result in a negative accounting impact).

17. CONDITIONS UPON ISSUANCE OF SHARES.

(a) Shares shall not be issued pursuant to the exercise or settlement of an Award unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise or settlement of an Award, the Company may require the person exercising such Award or receiving such settlement to represent and warrant at the time of any such exercise or settlement that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws. The Company may also require the person exercising such Award or receiving such settlement to acknowledge and affirm any restrictions applicable to the Shares issuable upon the exercise or settlement of an Award.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

Notwithstanding any other provision of the Plan to the contrary, in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of Shares or other securities or property that may be delivered under the Plan, the individual limits set forth in Section 3(b), and, with respect to outstanding Awards, in the number and kind of Shares or other securities or property subject to outstanding Awards, the Exercise Price, grant price or other price, if any, of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price

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Appendix A

of Shares, or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares or other securities or property subject to any Award shall always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 18 shall be final, binding, and conclusive.

19.	CHANGE IN CONTROL, CASH-OUT AND TERMINATION OF UNDERWATER OPTIONS/SARs, AND SUBSIDIARY DISPOSITION.

(a) Change in Control. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 19(b) hereof, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(i) any and all outstanding Options and SARs granted hereunder shall become immediately exercisable unless such Awards are assumed, converted, replaced or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause within twenty-four (24) months following consummation of a Change in Control, any Awards so assumed, converted, replaced or continued will become immediately exercisable;

(ii) any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards shall lapse unless such Awards are assumed, converted, replaced or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause within twenty-four (24) months following consummation of a Change in Control, the Period of Restriction on any Awards so assumed, converted, replaced or continued shall lapse; and

(iii) the portion of any and all Performance Shares, Performance Units and other Awards (if performance-based) that remain outstanding following the occurrence of a Change in Control shall be determined by applying actual performance from the beginning of the Performance Period through the date of the Change in Control using the formula set forth in the Award Agreement (“Performance Measure Formula”) to determine the amount of the payout or distribution rounded to the nearest whole Share. Notwithstanding the foregoing, if the Change in Control occurs prior to the end of a Performance Period for an Award, the Performance Measure Formula shall generally be adjusted to take into account the shorter period of time available to achieve the Performance Measures. If a quantitative Performance Measure Formula for the entire Performance Period has been determined by the Company by adding together one or more goals for Performance Measures (“Performance Measure Goals”) for multiple time periods within the Performance Period (each a “subperiod”), then the adjusted Performance Measure Formula for a given level of performance shall be equal to the sum of (1) the Performance Measure Goals for each completed subperiod for such level of performance and (2) a prorated Performance Measure Goal (determined by the number of days in such subperiod falling on or before the occurrence of the Change in Control divided by the total number of days in such subperiod) for such level of performance for each subperiod not completed on or before the occurrence of the Change in Control. If there are no subperiods, then the quantitative Performance Measure Formula shall be prorated by taking the Performance Measure Goal for each specified level of performance for the entire Performance Period and multiplying it by a fraction, the numerator of which is the number of days in the Performance Period falling on or before the occurrence of the Change in Control and the denominator of which is the total number of days in the Performance Period. Qualitative Performance Measures shall not be adjusted. In the unlikely event that the Company is unable to substantially adjust the target Performance Measure(s) for an Award as set forth above, then the portion of such Award that shall remain outstanding shall be based on the assumption that the target level of performance for each Performance Measure for the entire Performance Period has been achieved.

The portion of the Award that remains outstanding following the occurrence of a Change in Control as determined in the preceding paragraph shall vest in full at the end of the Performance Period set forth in such Award so long as the Participant’s employment (or if the Participant is a Director or Consultant, service) with the Company or a Subsidiary does not terminate until the end of the Performance Period. Notwithstanding the foregoing, such portion shall vest in full upon the earliest to occur of the following events: (1) the termination of the Participant by the Company without Cause, (2) the refusal of the continuing entity to assume, convert, replace or continue the Award, or (3) if applicable, the resignation of the Participant for a “good reason”, as described further in the following paragraph.

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THE CLOROX COMPANY - 2017 Proxy Statement	A-11

With respect to paragraphs (i), (ii) and (iii) of Section 19(a) above, the Award Agreement may provide that any replacement awards will become immediately exercisable or any Period of Restriction shall lapse in the event of a termination of employment by the Participant for “good reason” if and as such term is defined in the Award Agreement or any employment agreement, severance agreement or other agreement or policy applicable to such Participant.

(b) Cash-Out and Termination of Underwater Options/SARs. The Committee may, in its sole discretion, provide that (i) all outstanding Options and SARs shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each Share subject to such Options or SARs, an amount in cash and/or Shares equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is less than the Option Exercise Price or the SAR grant price.

(c) Subsidiary Disposition. The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition. The Committee also shall have the authority to condition any such vesting and exercisability or release from the limitations of an Award upon the continuation or subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or earlier termination of the Award.

20. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

(a) Amendment, Modification and Termination. The Board or the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule. Unless the Board or the Committee adopt resolutions providing for an earlier date, the Plan shall automatically terminate on November 14, 2022. For purposes of Section 422 of the Code and also relevant provisions of Applicable Laws, the adoption of the Plan as approved by the stockholders on November 14, 2012 shall be deemed to be the adoption of a new plan.

(b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 18 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

(c) Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the participant holding such Award, unless such termination, modification or amendment is required by Applicable Laws and except as otherwise provided herein.

(d) No Repricing. The Company shall not, without the approval of the stockholders of the Company, reduce the Exercise Price of an outstanding Option or the grant price of an outstanding SAR. And, at any time when the Exercise Price of an outstanding Option or the grant price of an outstanding SAR is above the Fair Market Value of a share of

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Appendix A

Common Stock, no amendment shall provide that any such outstanding Option or outstanding SAR be cancelled and re-granted or exchanged for either cash or a new Award with a lower (or no) exercise price, without the approval of the stockholders of the Company.

(e) Compliance with the Performance-Based Exception. If it is intended that an Award comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder, the Committee may, subject to the other provisions of this Section 20, make any adjustments to the Plan and/or Award Agreements it deems appropriate that does not prevent the Plan or any outstanding Awards intended to comply with the Performance-Based Exception from complying with Section 162(m) of the Code.

21. RESERVATION OF SHARES.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. RIGHTS OF PARTICIPANTS.

(a) Continued Service. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

(b) Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

23. SUCCESSORS.

All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

24. LEGAL CONSTRUCTION.

(a) Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

(b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c) Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

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THE CLOROX COMPANY - 2017 Proxy Statement	A-13

(d) Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(e) Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(f) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder either be exempt from the requirements of, or else comply with the requirements of, Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause any Award granted hereunder to incur additional taxes under Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

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Appendix A

GLOSSARY OF DEFINED TERMS

1. DEFINITIONS.

As used in the Plan, the following definitions shall apply:

“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

“Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards granted under the Plan.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful and continued failure of the Participant substantially to perform the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Chief Executive Officer of the Company, a member of the Committee, or another authorized officer of the Company, which specifically identifies the manner in which the sender believes that the Participant has not substantially performed the Participant’s duties; or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

No act or failure to act on the part of the Participant shall be considered to be “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or the Committee or another authorized officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interests of the Company. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until the Chief Executive Officer, Vice President of Human Resources and General Counsel unanimously agree that, in their good faith opinion, the Participant is guilty of the conduct described in subsections (i) or (ii) above, and so notify the Participant specifying the particulars thereof in detail.

“Change in Control” means

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 50% of either the total fair market value or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), or (ii) during a 12 month period ending on the date of the most recent acquisition by such Person, 30% of the Outstanding Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the applicable percentage set forth above, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

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THE CLOROX COMPANY - 2017 Proxy Statement	A-15

(b)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason within any period of 12 months to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation by the Company of a merger, consolidation or reorganization or other transaction involving the Company and another business or the acquisition of the securities or assets of another business (a “Business Combination”), in each case, unless, following such Business Combination, (i) more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the controlling parent entity resulting from such Business Combination (including without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such Business Combination) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such controlling parent entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding voting securities of the controlling parent entity resulting from such Business Combination or except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors (or similar governing body) of the controlling parent entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Sale or other disposition of all or substantially all of the assets of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 2(a), appointed by the Board to administer the Plan.

“Company” means The Clorox Company and any successor thereto as provided in Section 23 herein.

“Consultant” means any consultant or advisor to the Company or a Subsidiary.

“Continuous Service” means that the provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

“Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee.

“Dividend” means the dividends declared and paid on Shares subject to an Award.

“Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares prior to the issuance of Shares.

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Appendix A

“Employee” means any employee of the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a)	Where there exists a public market for the Share, the Fair Market Value shall be (A) the closing sales price for a Share on the date of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ Global Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Capital Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(b)	In the absence of an established market of the type described above, for the Share, the Fair Market Value thereof shall be determined by the Committee in good faith, and such determination shall be conclusive and binding on all persons.

“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 7 herein.

“Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not intended to meet the requirement of Section 422 of the Code.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6 herein.

“Option Proceeds” means the cash received by the Company as payment of the Exercise Price upon exercise of an Option or a Prior Plan option plus the federal tax benefit that could be realized by the Company as a result of the Option of Prior Plan option exercise, which shall be determined by multiplying the amount that is deductible as a result of the Option or Prior Plan option exercise (currently equal to the amount upon which the Participant’s withholding tax obligation is calculated) by the maximum federal corporate income tax rate for the year of exercise. To the extent that a Participant pays the Exercise Price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amount paid in such manner.

“Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 12 herein.

“Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

“Performance Measures” shall have the meaning set forth in Section 14(a).

“Performance Period” means the period during which a performance measure must be met.

“Performance Share” means an Award granted to a Participant, as described in Section 10 herein.

“Performance Unit” means an Award granted to a Participant, as described in Section 11 herein.

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“Period of Restriction” means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable.

“Plan” means The Clorox Company 2005 Stock Incentive Plan.

“Prior Plans” means The Clorox Company 1996 Stock Incentive Plan, The Clorox Company 1987 Long Term Compensation Program, The Clorox Company Independent Directors’ Stock-Based Compensation Plan, and the 1993 Directors’ Stock Option Plan.

“Restricted Stock” means an Award granted to a Participant, as described in Section 8 herein.

“Restricted Stock Units” means an Award granted to a Participant, as described in Section 9 herein.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock of the Company, par value $1.00 per share, subject to adjustment pursuant to Section 18 herein.

“Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Section 7 herein.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the equity securities thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).

“Subsidiary Disposition” means (i) the disposition by the Company of some or all of its equity holdings in any Subsidiary effected by a merger, consolidation or a similar transaction involving that Subsidiary, (ii) the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary, in either case such that the Subsidiary is not longer a Subsidiary following such transaction, or (iii) the sale of all or substantially all of the assets of that Subsidiary.

“Tandem SAR” means a SAR that is granted in connection with a related Option, as described in Section 7 herein.

“Voting Securities” means voting securities of the Company entitled to vote generally in the election of Directors.

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Appendix B

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The Clorox Company
(Dollars in millions, except share and per share data)

Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is designed to provide a reader of The Clorox Company’s (the Company or Clorox) financial statements with a narrative from the perspective of management on the Company’s financial condition, results of operations, liquidity and certain other factors that may affect future results. In certain instances, parenthetical references are made to relevant sections of the Notes to Consolidated Financial Statements to direct the reader to a further detailed discussion. This section should be read in conjunction with the Consolidated Financial Statements and Supplementary Data included in this Annual Report on Form 10-K.

The following sections are included herein:

●	Executive Overview
●	Results of Operations
●	Financial Position and Liquidity
●	Contingencies
●	Quantitative and Qualitative Disclosures about Market Risk
●	Recently Issued Accounting Standards
●	Critical Accounting Policies and Estimates
●	Summary of Non-GAAP Financial Measures

EXECUTIVE OVERVIEW

Clorox is a leading multinational manufacturer and marketer of consumer and professional products with approximately 8,100 employees worldwide as of June 30, 2017 and fiscal year 2017 net sales of $5,973. Clorox sells its products primarily through mass retail and grocery outlets, warehouse clubs, dollar stores, e-commerce channels, military stores and other retail outlets, and medical supply distributors. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products, Pine-Sol® cleaners, Liquid-Plumr® clog removers, Poett® home care products, Fresh Step® cat litter, Glad® bags, wraps and container products, Kingsford® and Match Light® charcoal, RenewLife® digestive health products, Hidden Valley® dressings and sauces, Brita® water-filtration products and Burt’s Bees® natural personal care products. The Company also markets to professional services channels, including infection control products for the healthcare industry with Clorox Healthcare® brand and commercial cleaning products with Clorox Commercial Solutions® brand. The Company has operations in more than 25 countries or territories and sells its products in more than 100 markets.

The Company primarily markets its leading brands in midsized categories considered to be financially attractive. Most of the Company’s products compete with other nationally advertised brands within each category and with “private label” brands.

The Company operates through strategic business units that are aggregated into the following four reportable segments based on the economics and nature of the products sold:

●

Cleaning consists of laundry, home care and professional products marketed and sold in the United States. Products within this segment include laundry additives, including bleach products under the Clorox® brand and Clorox 2® stain fighter and color booster; home care products, primarily under the Clorox®, Formula 409®, Liquid-Plumr®, Pine-Sol®, S.O.S® and Tilex® brands; naturally derived products under the Green Works® brand; and professional cleaning and disinfecting products under the Clorox®, Dispatch®, Aplicare®, HealthLink® and Clorox Healthcare® brands.

THE CLOROX COMPANY - 2017 Proxy Statement	B-1

●

Household consists of charcoal, bags, wraps and containers, cat litter, and digestive health products marketed and sold in the United States. Products within this segment include charcoal products under the Kingsford® and Match Light® brands; bags, wraps and containers under the Glad® brand; cat litter products under the Fresh Step®, Scoop Away® and Ever Clean® brands; and digestive health products under the RenewLife® brand.

●

Lifestyle consists of food products, water-filtration systems and filters and natural personal care products marketed and sold in the United States. Products within this segment include dressings and sauces, primarily under the Hidden Valley®, KC Masterpiece®, Kingsford® and Soy Vay® brands; water-filtration systems and filters under the Brita® brand; and natural personal care products under the Burt’s Bees® brand.

●

International consists of products sold outside the United States. Products within this segment include laundry, home care, water-filtration, digestive health products, charcoal and cat litter products, food products, bags, wraps and containers, natural personal care products and professional cleaning and disinfecting products primarily under the Clorox®, Glad®, PinoLuz®, Ayudin®, Limpido®, Clorinda®, Poett®, Mistolin®, Lestoil®, Bon Bril®, Brita®, Green Works®, Pine-Sol®, Agua Jane®, Chux®, RenewLife®, Kingsford®, Fresh Step®, Scoop Away®, Ever Clean®, KC Masterpiece®, Hidden Valley®, Burt’s Bees® brands and Clorox Healthcare® brands.

Non-GAAP Financial Measures

This Executive Overview, the succeeding sections of MD&A and Exhibit 99.3 include certain financial measures that are not defined by accounting principles generally accepted in the United States of America (U.S. GAAP). These measures, which are referred to as non-GAAP measures, are listed below.

●	Free cash flow and free cash flow as a percentage of net sales. Free cash flow is calculated as net cash provided by continuing operations less capital expenditures related to continuing operations.
●	Earnings from continuing operations before interest and taxes (EBIT) margin (the ratio of EBIT to net sales)
●

Earnings from continuing operations before interest, taxes, depreciation and amortization and non-cash asset impairment charges (Consolidated EBITDA) to interest expense ratio (Interest Coverage ratio)

●

Economic profit (EP)is defined by the Company as earnings from continuing operations before income taxes, excluding non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the Company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital percentage rate).

For a discussion of these measures and the reasons management believes they are useful to investors, refer to “Summary of Non-GAAP Financial Measures” below. This MD&A and Exhibit 99.3 include reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Fiscal Year 2017 Financial Highlights

A detailed discussion of strategic goals, key initiatives and results of operations is included below. Key fiscal year 2017 financial results are summarized as follows:

●

The Company’s fiscal year 2017 net sales increased by 4%, from $5,761 in fiscal year 2016 to $5,973 in fiscal year 2017, reflecting higher volume and the benefit of price increases, partially offset by unfavorable mix and foreign currency exchange rates.

●

Gross margin decreased 40 basis points to 44.7% in fiscal year 2017 from 45.1% in fiscal year 2016, reflecting higher manufacturing and logistics costs and unfavorable mix, partially offset by cost savings and the benefit of price increases.

●

The Company reported earnings from continuing operations of $703 in fiscal year 2017 compared to $648 in fiscal year 2016. The Company reported earnings from continuing operations before income taxes of $1,033 in fiscal year 2017, compared to $983 in fiscal year 2016.

B-2       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

●	The Company delivered diluted net EPS from continuing operations in fiscal year 2017 of $5.35, an increase of approximately 9% from fiscal year 2016 diluted net EPS of $4.92.
●	EP increased by 7% to $525 in fiscal year 2017 compared to $490 in fiscal year 2016 (refer to the reconciliation of EP to earnings from continuing operations before income taxes in Exhibit 99.3).
●

The Company’s net cash flows provided by continuing operations were $871 in fiscal year 2017, compared to $768 in fiscal year 2016 reflecting higher earnings, excluding non-cash charges. Free cash flow was $640 or 10.7% of net sales in fiscal year 2017, an increase from $596 or 10.3% of net sales in fiscal year 2016.

●

The Company paid $412 in cash dividends to stockholders in fiscal year 2017 compared to $398 in cash dividends in fiscal year 2016. In May 2017, the Company announced an increase of 5% in the quarterly cash dividend from prior year. In fiscal year 2017, the Company repurchased approximately 1.5 million shares of its common stock at a cost of $189.

Strategic Goals and Initiatives

The Clorox Company’s 2020 Strategy serves as its strategic growth plan, directing the Company to the highest value opportunities for long-term, profitable growth and total stockholder return.

The long-term financial goals reflected in the Company’s 2020 Strategy include annual net sales growth of 3-5%, annual EBIT margin growth of 25-50 basis points and annual free cash flow of 10-12% of net sales. The Company anticipates using free cash flow to invest in the business, maintain appropriate debt levels and return excess cash to stockholders.

In fiscal year 2018, the Company anticipates ongoing challenges that may impact its sales and margins, including continued high levels of competition in select categories, a more competitive retail environment, rising commodity costs and the continuation of a difficult macro-economic environment in many international markets.

The Company’s priority in fiscal year 2018 is to continue delivering superior consumer value by investing strongly behind our brands and differentiated, high-quality products with a strong focus on product and commercial innovation. Importantly, the Company will work to improve its margins by driving cost savings, implementing price increases where appropriate, as well as improving the efficiency and productivity across all addressable spend.

Looking forward, the Company will continue to execute against its 2020 Strategy and seek to achieve its goals to deliver long-term profitable growth.

RESULTS OF OPERATIONS

Unless otherwise noted, management’s discussion and analysis compares results of continuing operations from fiscal year 2017 to fiscal year 2016, and fiscal year 2016 to fiscal year 2015, with percentage and basis point calculations based on rounded numbers, except for per share data and the effective tax rate.

CONSOLIDATED RESULTS

Continuing operations

				% Change
	2017	2016	2015	2017 to 2016	2016 to 2015
Net sales	$5,973	$5,761	$5,655	4%	2%

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THE CLOROX COMPANY - 2017 Proxy Statement	B-3

Net sales in fiscal year 2017 increased 4%. Volume increased 6% reflecting higher shipments in all reportable segments, most significantly in the Cleaning and Household reportable segments. Higher shipments in the Cleaning reportable segment were primarily driven by Home Care and Professional Products, partially offset by Laundry. Higher shipments in the Household reportable segment included the benefit from the RenewLife acquisition in May 2016 and increased shipments in Cat Litter and Glad®. Volume outpaced net sales primarily due to unfavorable mix and foreign currency exchange rates, partially offset by the benefit of price increases.

Net sales in fiscal year 2016 increased 2%. Volume increased 4% reflecting higher shipments in all reportable segments and most significantly in Cleaning, Household and Lifestyle. Higher shipments in the Cleaning reportable segment were driven by Home Care and Professional Products, partially offset by Laundry; higher shipments in the Household reportable segment were primarily due to the acquisition of the RenewLife business, Charcoal, and Bags and Wraps, partially offset by Cat Litter; and higher shipments in the Lifestyle reportable segment primarily were due to Natural Personal Care and Dressing and Sauces. Volume outpaced net sales primarily due to unfavorable foreign currency exchange rates and higher trade promotion spending, partially offset by the benefit of price increases.

				% Change
	2017	2016	2015	2017 to 2016	2016 to 2015
Gross profit	$2,671	$2,598	$2,465	3%	5%
Gross margin	44.7%	45.1%	43.6%

Gross margin, defined as gross profit as a percentage of net sales, in fiscal year 2017 decreased 40 basis points from 45.1% to 44.7%. The decrease was primarily driven by higher manufacturing and logistics costs and unfavorable mix, partially offset by cost savings and the benefit of price increases.

Gross margin, defined as gross profit as a percentage of net sales, in fiscal year 2016 increased 150 basis points from 43.6% to 45.1%. Gross margin expansion in fiscal year 2016 was driven by the benefits of favorable commodity costs, strong cost savings and price increases, partially offset by higher manufacturing and logistics costs, increased trade promotion spending and the impact of unfavorable foreign currency exchange rates.

Expenses

				% Change		% of Net sales
	2017	2016	2015	2017 to 2016	2016 to 2015	2017	2016	2015
Selling and administrative expenses	$810	$806	$798	—%	1%	13.6%	14.0%	14.1%
Advertising costs	599	587	523	2	12	10.0	10.2	9.2
Research and development costs	135	141	136	(4)	4	2.3	2.4	2.4

Selling and administrative expenses, as a percentage of net sales, decreased 40 basis points in fiscal year 2017 due to lower incentive compensation costs in the current period. Selling and administrative expenses were relatively flat in fiscal year 2016.

Advertising costs, as a percentage of net sales, decreased slightly during fiscal year 2017. The Company’s U.S. retail advertising spend was approximately 11% of net sales during the year.

Advertising costs, as a percentage of net sales, increased during fiscal year 2016 mainly to drive awareness and trial behind innovation and maintain the health of the Company’s core business. The Company’s U.S. retail advertising spend was approximately 11% of net sales during the year.

Research and development costs, as a percentage of net sales, were essentially flat in fiscal years 2017 and 2016. The Company continues to focus on product innovation and cost savings.

B-4       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

Interest expense, Other (income) expense, net, and the effective tax rate on earnings

	2017	2016	2015
Interest expense	$88	$88	$100
Other (income) expense, net	6	(7)	(13)
Effective tax rate on earnings	31.9%	34.1%	34.2%

Interest expense was flat in fiscal year 2017.

Interest expense decreased $12 in fiscal year 2016, primarily due to a lower weighted-average interest rate on total debt.

Other (income) expense, net, of $6 in fiscal year 2017 included a $21 non-cash charge related to impairing certain assets of the Aplicare business, $14 of projected environmental costs associated with the Company’s former operation at a site in Alameda County, California and $10 of amortization of trademarks and other intangible assets. These were partially offset by $19 of income from equity investees and a gain of $10 from the sale of an Australian distribution facility. See Notes to Consolidated Financial Statements for more information.

Other (income) expense, net, of $(7) in fiscal year 2016 included $15 of income from equity investees and an $11 gain on the sale of the Los Angeles bleach manufacturing facility, partially offset by $9 of non-cash asset impairment charges and $8 of amortization of trademarks and other intangible assets.

Other (income) expense, net, of $(13) in fiscal year 2015 included $14 of income from equity investees, $13 gain on the sale of real estate assets by a low-income housing partnership and $4 of interest income, partially offset by $9 of foreign currency exchange losses, $8 of amortization of trademarks and other intangible assets and $3 of non-cash asset impairment charges.

The effective tax rate on earnings was 31.9%, 34.1% and 34.2% in fiscal years 2017, 2016 and 2015, respectively. The lower effective tax rate in fiscal year 2017 compared to fiscal year 2016 was primarily due to the recognition of excess tax benefits from share-based compensation upon the adoption of Accounting Standards Update No. 2016-09 in the first quarter of fiscal year 2017. The effective tax rate in fiscal year 2016 compared to 2015 was essentially flat. See Notes to Consolidated Financial Statements for further information.

Diluted net earnings per share

				% Change
	2017	2016	2015	2017 to 2016	2016 to 2015
Diluted net EPS from continuing operations	$5.35	$4.92	$4.57	9%	8%

Diluted net earnings per share (EPS) from continuing operations increased $0.43 primarily due to the benefit of higher net sales and a lower effective tax rate, partially offset by gross margin declines and the non-cash impairment charge for the Aplicare business (See Notes to Consolidated Financial Statements).

Diluted EPS from continuing operations increased $0.35 in fiscal year 2016, driven by the benefits of higher sales and gross margin expansion, partially offset by increased advertising investments.

Discontinued Operations

On September 22, 2014, Clorox Venezuela announced that it was discontinuing its operations, effective immediately, and seeking to sell its assets. Since fiscal year 2012, Clorox Venezuela was required to sell more than two thirds of its products at prices frozen by the Venezuelan government. During this same period, Clorox Venezuela experienced successive years of hyperinflation resulting in significant sustained increases in its input costs, including packaging, raw materials, transportation and wages. As a result, Clorox Venezuela had been selling its products at a loss, resulting in ongoing operating losses. Clorox Venezuela repeatedly met with government authorities in an effort to help them

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THE CLOROX COMPANY - 2017 Proxy Statement	B-5

understand the rapidly declining state of the business, including the need for immediate, significant and ongoing price increases and other critical remedial actions to address these adverse impacts. Based on the Venezuelan government’s representations, Clorox Venezuela had expected significant price increases would be forthcoming much earlier; however, the price increases subsequently approved were insufficient and would have caused Clorox Venezuela to continue operating at a significant loss into the foreseeable future. As such, Clorox Venezuela was no longer financially viable and was forced to discontinue its operations.

On September 26, 2014, the Company reported that Venezuelan Vice President Jorge Arreaza announced, with endorsement by President Nicolás Maduro, that the Venezuelan government had occupied the Santa Lucía and Guacara production facilities of Clorox Venezuela. On November 6, 2014, the Company reported that the Venezuelan government had published a resolution granting a government-sponsored Special Administrative Board full authority to restart and operate the business of Clorox Venezuela, thereby reaffirming the government’s expropriation of Clorox Venezuela’s assets. Further, President Nicolás Maduro announced the government’s intention to facilitate the resumed production of bleach and other cleaning products at Clorox Venezuela plants. He also announced his approval of a financial credit to invest in raw materials and production at the plants. These actions by the Venezuelan government were taken without the consent or involvement of Clorox Venezuela, its parent Clorox Spain S.L. (Clorox Spain) or any of their affiliates. Clorox Venezuela, Clorox Spain and their affiliates reserved their rights under all applicable laws and treaties. Since the exit of Clorox Venezuela in the first quarter of fiscal year 2015, the Company has recognized $51 in after-tax exit costs and other related expenses within discontinued operations related to the exit of Clorox Venezuela. The Company believes it is reasonably possible that it will recognize an additional $0 to $5 in after-tax exit costs and other related expenses in discontinued operations for Clorox Venezuela, resulting in total costs of $51 to $56.

See Notes to Consolidated Financial Statements for more information regarding discontinued operations of Clorox Venezuela.

Unrelated to Clorox Venezuela, in the fiscal year ended June 30, 2015, the Company recognized $32 of previously unrecognized tax benefits relating to other discontinued operations upon the expiration of the applicable statute of limitations. Recognition of these previously disclosed tax benefits had no impact on the Company’s cash flows or earnings from continuing operations for the fiscal year ended June 30, 2015.

SEGMENT RESULTS FROM CONTINUING OPERATIONS

The following presents the results from continuing operations of the Company’s reportable segments and certain unallocated costs reflected in Corporate (see Notes to Consolidated Financial Statements for a reconciliation of segment results to consolidated results):

Cleaning

				% Change
	2017	2016	2015	2017 to 2016	2016 to 2015
Net sales	$2,002	$1,912	$1,824	5%	5%
Earnings from continuing operations before income taxes	523	511	445	2	15

Fiscal year 2017 versus fiscal year 2016: Volume, net sales and earnings from continuing operations before income taxes increased by 10%, 5% and 2%, respectively, during fiscal year 2017. Both volume and net sales growth were driven primarily by higher shipments across several Clorox® branded products within Home Care, primarily Clorox® disinfecting wipes and toilet cleaning products due to expanded club distribution and increasing merchandising support, and the new product launch of ScentivaTM wipes and sprays. There were also higher shipments in Professional Products, mainly in cleaning products. These increases were partially offset by lower shipments in Laundry, primarily due to continued category softness. Volume outpaced net sales due to unfavorable mix. The increase in earnings from continuing operations before income taxes was due to cost savings and net sales growth, partially offset by a $21 non-cash impairment charge for the Aplicare business in the second quarter of fiscal year 2017 (See Notes to Consolidated Financial Statements for more information) and higher manufacturing and logistics costs.

B-6       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

Fiscal year 2016 versus fiscal year 2015: Volume, net sales and earnings from continuing operations before income taxes increased by 6%, 5% and 15%, respectively, during fiscal year 2016. Both volume and net sales growth were driven primarily by higher shipments across several Home Care brands, including Clorox® disinfecting wipes resulting from increased merchandising support and expanded warehouse club distribution, and in Professional Products mainly in cleaning products. These increases were partially offset by lower shipments in Laundry, primarily due to the impact of the February 2015 price increase on Clorox® liquid bleach. Volume outpaced net sales due to unfavorable product mix. The increase in earnings from continuing operations before income taxes was mainly due to net sales growth, the benefit of favorable commodity costs, strong cost savings, and the gain on the sale of the Company’s Los Angeles bleach manufacturing facility, partially offset by higher manufacturing and logistics costs and increased advertising investments.

Household

				% Change
	2017	2016	2015	2017 to 2016	2016 to 2015
Net sales	$1,961	$1,862	$1,794	5%	4%
Earnings from continuing operations before income taxes	419	428	375	(2)	14

Fiscal year 2017 versus fiscal year 2016: Volume and net sales increased by 8% and 5%, respectively, while earnings from continuing operations before income taxes decreased by 2% during fiscal year 2017. Both volume and net sales growth were driven by the acquisition of RenewLife in May 2016 and higher shipments in Cat Litter and Glad®, primarily due to increased innovation and merchandising support. These increases were partially offset by lower shipments of Charcoal. Volume outpaced net sales, primarily due to unfavorable mix. The decrease in earnings from continuing operations before income taxes was mainly due to higher manufacturing and logistics costs and higher operating expenses due to the acquisition of RenewLife, partially offset by net sales growth and cost savings.

Fiscal year 2016 versus fiscal year 2015: Volume, net sales and earnings from continuing operations before income taxes increased by 3%, 4% and 14%, respectively, during fiscal year 2016. Both volume growth and net sales growth were driven by the acquisition of the RenewLife business, higher shipments of Charcoal resulting from increased merchandising support and increased shipments across several Glad® products, including continued strength in premium trash bags. These increases were partially offset by lower shipments of Cat Litter, largely due to continuing competitive activity. Net sales growth outpaced volume growth, primarily due to favorable product mix and the benefit of price increases, partially offset by higher trade promotion spending, mainly in Bags and Wraps. The increase in earnings from continuing operations before income taxes was mainly due to net sales growth, the benefit of favorable commodity costs and strong cost savings, partially offset by higher manufacturing and logistics costs and increased advertising investments.

Lifestyle

				% Change
	2017	2016	2015	2017 to 2016	2016 to 2015
Net sales	$1,000	$990	$950	1%	4%
Earnings from continuing operations before income taxes	244	251	257	(3)	(2)

Fiscal year 2017 versus fiscal year 2016: Volume and net sales each increased by 1%, while earnings from continuing operations before income taxes decreased by 3% during fiscal year 2017. Both volume and net sales growth were primarily driven by higher shipments within Burt’s Bees® Natural Personal Care largely due to lip care. The decrease in earnings from continuing operations before income taxes was primarily due to higher manufacturing and logistics costs, partially offset by cost savings and net sales growth.

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THE CLOROX COMPANY - 2017 Proxy Statement	B-7

Fiscal year 2016 versus fiscal year 2015: Volume and net sales increased by 5% and 4%, respectively, while earnings from continuing operations before income taxes decreased by 2% during fiscal year 2016. Both volume growth and net sales growth were primarily driven by higher shipments of Burt’s Bees® Natural Personal Care largely due to innovation in lip and face care and higher shipments of Hidden Valley® bottled salad dressings due to innovation. Volume growth outpaced net sales growth primarily due to increased trade promotion spending. The decrease in earnings from continuing operations before income taxes was primarily due to increased advertising investments to support new products and increased selling and administrative expenses to support innovation and growth, partially offset by net sales growth and cost savings.

International

				% Change
	2017	2016	2015	2017 to 2016	2016 to 2015
Net sales	$1,010	$997	$1,087	1%	(8)%
Earnings from continuing operations before income taxes	81	66	79	23	(16)

Fiscal year 2017 versus fiscal year 2016: Volume, net sales and earnings from continuing operations before income taxes increased by 1%, 1% and 23%, respectively, during fiscal year 2017. Volume grew primarily due to higher shipments, mainly in Canada, which included the benefit of the RenewLife acquisition in May 2016, and Asia, partially offset by lower shipments in certain Latin American countries, mainly Argentina. The increase in earnings from continuing operations before income taxes was primarily due to net sales growth, namely the benefit of price increases, cost savings and a gain from the sale of an Australian distribution facility, partially offset by inflationary pressure on manufacturing and logistics costs and unfavorable foreign currency exchange rates.

Fiscal year 2016 versus fiscal year 2015: Volume increased by 1%, while net sales and earnings from continuing operations before income taxes decreased by 8% and 16%, respectively, during fiscal year 2016. Volume grew primarily due to higher shipments, mainly in Canada, which included the benefit of the RenewLife acquisition, Mexico, and Europe, partially offset by lower shipments in certain other Latin American countries largely due to the impact of price increases taken to offset inflationary pressures. The decline in net sales was primarily due to unfavorable foreign currency exchange rates across multiple countries, including the impact of the significant devaluation of the Argentine peso, partially offset by the benefit of price increases. The decrease in earnings from continuing operations before income taxes was primarily due to lower net sales, unfavorable foreign currency exchange rates, inflationary pressure on manufacturing and logistics costs and higher advertising costs, offset by the benefits of price increases and cost savings.

Argentina

The Company operates in Argentina through certain wholly owned subsidiaries (collectively, Clorox Argentina). Net sales from Clorox Argentina represented approximately 3%, 3% and 4% of the Company’s consolidated net sales for the fiscal years ended June 30, 2017, 2016 and 2015, respectively. The operating environment in Argentina continues to present business challenges, including continuing devaluation of Argentina’s currency and high inflation.

Clorox Argentina manufactures products at three plants that it owns and operates across Argentina and markets those products to consumers throughout the country. Products are advertised nationally and sold to consumers through wholesalers and retail outlets located throughout Argentina. Sales are made primarily through the use of Clorox Argentina’s sales force. Small amounts of products produced in Argentina are exported each year, including sales to the Company’s other subsidiaries located primarily in Latin America. Clorox Argentina obtains its raw materials almost entirely from local sources. The Company also conducts research and development activities at its owned facility in Buenos Aires, Argentina. Additionally, Clorox Argentina performs marketing, legal, and various other shared service activities to support the Company’s Latin American operations. Clorox Argentina in turn benefits from shared service activities performed within other geographic locations, such as information technology support and manufacturing technical assistance.

B-8       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

The value of the Argentine peso (ARS) relative to the U.S. dollar declined 9% and 39% for the fiscal year ended June 30, 2017 and 2016, respectively. As of June 30, 2017, using the exchange rate of 16.5 ARS per U.S. dollar (USD), Clorox Argentina had total assets of $69, including cash and cash equivalents of $10, net receivables of $17, inventories of $14, net property, plant and equipment of $20 and intangible assets excluding goodwill of $3. Goodwill for Argentina is aggregated and assessed for impairment at the Latin America reporting unit level, which is part of the Company’s International reportable segment. Based on the results of the annual impairment test performed in the fourth quarter of fiscal year 2017, the fair value of the Latin America reporting unit exceeded its carrying value by more than 40% and reflected unfavorable foreign currency exchange rates across several countries and the Company’s expectations of continued challenges from the Latin America region. Although Argentina is not currently designated as a highly inflationary economy for accounting purposes, further volatility and declines in the exchange rate are expected in the future, which, along with competition and changes in the retail and macro-economic environment, would have an additional adverse impact on Clorox Argentina’s net sales, net earnings, and net monetary asset position.

The Company is closely monitoring developments in Argentina and continues to take steps intended to mitigate the adverse conditions, but there can be no assurances that these actions will be able to mitigate these conditions as they may occur.

Corporate

				% Change
	2017	2016	2015	2017 to 2016	2016 to 2015
Losses from continuing operations before income taxes	$(234)	$(273)	$(235)	(14)%	16%

Corporate includes certain non-allocated administrative costs, interest income, interest expense and other non-operating income and expenses. Corporate assets include cash and cash equivalents, prepaid expenses and other current assets, property and equipment, other investments and deferred taxes.

Fiscal year 2017 versus fiscal year 2016: The decrease in losses from continuing operations before income taxes was primarily driven by lower employee incentive compensation costs and lower spending across several functions, partially offset by an increase in projected environmental costs associated with the Company’s former operations at a site in Alameda County, California in fiscal year 2017 (See Notes to Consolidated Financial Statements for more information).

Fiscal year 2016 versus fiscal year 2015: The increase in losses from continuing operations before income taxes was primarily due to higher current year benefits and performance-based employee incentive costs including the prior year change in the Company’s long-term disability plan to bring it more in line with the marketplace, absence of the prior year’s gain on the sale of real estate assets by a low-income housing partnership and increased current year information technology spending to support the Company’s initiatives. This was partially offset by lower current year interest expense primarily due to a lower weighted-average interest rate on total debt.

FINANCIAL POSITION AND LIQUIDITY

Management’s discussion and analysis of the Company’s financial position and liquidity describes its consolidated operating, investing and financing activities from continuing operations, contractual obligations and off-balance sheet arrangements.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional tax costs in the United States and in certain foreign jurisdictions. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign

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THE CLOROX COMPANY - 2017 Proxy Statement	B-9

subsidiaries, whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books, in their functional currency, with the impact from foreign currency exchange rate differences recorded in Other (income) expense, net.

The following table summarizes cash activities from continuing operations for the years ended June 30:

	2017	2016	2015
Net cash provided by continuing operations	$871	$768	$858
Net cash used for investing activities	(205)	(430)	(106)
Net cash used for financing activities	(645)	(316)	(696)

Operating Activities

The Company’s financial condition and liquidity remained strong as of June 30, 2017. Net cash provided by continuing operations was $871 in fiscal year 2017, compared with $768 in fiscal year 2016. The year-over-year increase was primarily related to higher earnings, excluding non-cash charges.

Net cash provided by continuing operations decreased to $768 in fiscal year 2016 from $858 in fiscal year 2015. The decrease reflected higher payments in the prior year for both taxes and performance-based employee incentive compensation related to the Company’s strong 2015 fiscal year results. These factors were partially offset by higher earnings from continuing operations in fiscal year 2016 and $25 in prior year payments to settle interest-rate hedges related to the Company’s issuance of long-term debt.

Investing Activities

Capital expenditures were $231, $172 and $125, respectively, in fiscal years 2017, 2016 and 2015. Capital spending as a percentage of net sales was 3.9%, 3.0% and 2.2% for fiscal years 2017, 2016 and 2015, respectively. The increases in fiscal year 2017 and 2016 were due to additional investments in capital to drive cost savings and to support innovation and growth.

In January 2017, the Company sold an Australian distribution facility, previously reported in the International reportable segment, which resulted in $23 in cash proceeds from investing activities and a gain of $10 recorded in Other (income) expense, net, on the consolidated statement of earnings for the year ended June 30, 2017.

In April 2016, the Company sold its Los Angeles bleach manufacturing facility, previously reported in the Cleaning reportable segment, which resulted in $20 in cash proceeds from investing activities and a gain of $11 recorded in Other (income) expense, net, on the consolidated statement of earnings for the year ended June 30, 2016. In September 2015, the Company sold its corporate jet to an unrelated party for cash proceeds of $11 which had an insignificant impact on Other (income) expense, net.

In April 2015, a low-income housing partnership, in which the Company was a limited partner, sold its real estate holdings. The real property sale resulted in $15 in cash proceeds from investing activities and a net gain of $13 recorded in Other (income) expense, net, on the consolidated statement of earnings for the year ended June 30, 2015.

Acquisition

On May 2, 2016, the Company acquired RenewLife, a leading brand in digestive health. The amount paid was $290 funded through commercial paper.

Free cash flow

	2017	2016	2015
Net cash provided by continuing operations	871	768	858
Less: capital expenditures	(231)	(172)	(125)
Free cash flow	$640	$596	$733
Free cash flow as a percentage of net sales	10.7%	10.3%	13.0%

B-10       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

Financing Activities

Net cash used for financing activities was $645 in fiscal year 2017, as compared to $316 in fiscal year 2016. Net cash used for financing activities was higher in fiscal year 2017, mainly due to higher net borrowings in fiscal year 2016 to fund the RenewLife acquisition in May 2016, a decline in proceeds from the issuance of stock for employee stock plans and higher cash dividends paid in the current year, partially offset by a reduction in treasury stock purchases.

Net cash used for financing activities was $316 in fiscal year 2016, as compared to $696 in fiscal year 2015. Net cash used for financing activities was lower in fiscal year 2016, mainly driven by the increase in net borrowings to fund the RenewLife acquisition.

Capital Resources and Liquidity

The Company believes it will have the funds necessary to meet its financing requirements and other fixed obligations as they become due based on its working capital requirements, anticipated ability to generate positive cash flows from operations in the future, investment-grade credit ratings, demonstrated access to long- and short-term credit markets and current borrowing availability under credit agreements. The Company may consider other transactions that may require the issuance of additional long- and/or short-term debt or other securities to finance acquisitions, repurchase shares, refinance debt or fund other activities for general business purposes. Such transactions could require funds in excess of the Company’s current cash levels and available credit lines, and the Company’s access to or cost of such additional funds could be adversely affected by any decrease in credit ratings, which were the following as of June 30:

	2017		2016
	Short-term	Long-term	Short-term	Long-term
Standard and Poor’s	A-2	A-	A-2	BBB+
Moody’s	P-2	Baa1	P-2	Baa1

Credit Arrangements

On February 8, 2017, the Company entered into a new $1,100 revolving credit agreement (the Credit Agreement) that matures in February 2022. The Credit Agreement replaced a prior $1,100 revolving credit agreement in place since October 2014. No termination fees or penalties were incurred in connection with the Company’s debt modification. There were no borrowings under the Credit Agreement as of June 30, 2017 and 2016 and the Company believes that borrowings under the Credit Agreement are and will continue to be available for general business purposes. The Credit Agreement includes certain restrictive covenants and limitations. The primary restrictive covenant is a minimum ratio of 4.0 calculated as total earnings before interest, taxes, depreciation and amortization and non-cash asset impairment charges (Consolidated EBITDA) to total interest expense for the trailing four quarters (Interest Coverage ratio), as defined and described in the Credit Agreement.

The following table sets forth the calculation of the Interest Coverage ratio as of June 30, 2017, using Consolidated EBITDA for the trailing four quarters, as contractually defined:

2017
Earnings from continuing operations	$703
Add back:
Interest expense	88
Income tax expense	330
Depreciation and amortization	163
Non-cash asset impairment charges	23
Less:
Interest income	(4)
Consolidated EBITDA	$1,303
Interest expense	$88
Interest Coverage ratio	14.8

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THE CLOROX COMPANY - 2017 Proxy Statement	B-11

The Company was in compliance with all restrictive covenants and limitations in the Credit Agreement as of June 30, 2017, and anticipates being in compliance with all restrictive covenants for the foreseeable future. The Company continues to monitor the financial markets and assess its ability to fully draw on its revolving Credit Agreement, and currently expects that any drawing on the agreement will be fully funded.

The Company maintained $29 of foreign and other credit lines as of June 30, 2017, of which $5 was outstanding and the remainder of $24 was available for borrowing.

The Company maintained $28 of foreign and other credit lines as of June 30, 2016, of which $5 was outstanding and the remainder of $23 was available for borrowing.

Short-term Borrowings

The Company’s notes and loans payable include U.S. commercial paper issued by the parent company and a short-term loan held by a non-U.S. subsidiary. These short-term borrowings have stated maturities of less than one year and provide supplemental funding for supporting operations. The level of U.S. commercial paper borrowings generally fluctuates depending upon the amount and timing of operating cash flows and payments for items such as dividends, income taxes, share repurchases and pension contributions. The average balance of U.S. commercial paper borrowings outstanding was $624 and $371 for the fiscal year ended June 30, 2017 and 2016, respectively.

Long-term Borrowings

In October 2017, $400 of the Company’s senior notes with an annual fixed interest rate of 5.95%, are due for repayment.

In November 2015, $300 of the Company’s senior notes with an annual fixed interest rate of 3.55%, became due and were repaid using commercial paper borrowings and cash on hand.

In January 2015, $575 of the Company’s senior notes with an annual fixed interest rate of 5.00%, became due and were repaid using the net proceeds from the December 2014 debt issuance and commercial paper borrowings.

In December 2014, the Company issued $500 of senior notes with an annual fixed interest rate of 3.50%. The notes carry an effective interest rate of 4.10%, which includes the impact from the settlement of interest rate forward contracts in December 2014 (see Notes 10). The notes rank equally with all of the Company’s existing senior indebtedness.

Share Repurchases and Dividend Payments

The Company has two share repurchase programs: an open-market purchase program with an authorized aggregate purchase amount of up to $750, all of which was available for share repurchases as of both June 30, 2017 and 2016, and a program to offset the anticipated impact of share dilution related to share-based awards (the Evergreen Program), which has no authorization limit as to amount or timing of repurchases. There were no share repurchases under the open-market purchase program during the fiscal years ended June 30, 2017, 2016 and 2015.

Share repurchases under the Evergreen Program were as follows during the fiscal years ended June 30:

	2017		2016		2015
	Amount	Shares (000)	Amount	Shares (000)	Amount	Shares (000)
Evergreen Program	$189	1,505	$254	2,151	$434	4,016

Dividends per share and total dividends paid were as follows during the fiscal years ended June 30:

	2017	2016	2015
Dividends per share declared	$3.24	$3.11	$2.99
Dividends per share paid	3.20	3.08	2.96
Total dividends paid	412	398	385

B-12       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

Contractual Obligations

The Company had contractual obligations as of June 30, 2017, payable or maturing in the following fiscal years:

	2018	2019	2020	2021	2022	Thereafter	Total
Long-term debt maturities including interest payments	$460	$48	$48	$48	$342	$1,153	$2,099
Notes and loans payable	404	—	—	—	—	—	404
Purchase obligations(1)	158	70	36	20	13	21	318
Capital leases	2	1	—	—	—	—	3
Operating leases	52	46	41	37	32	137	345
Payments related to nonqualified retirement income and retirement health care plans(2)	18	16	16	14	14	72	150
Venture agreement terminal obligation(3)	—	—	—	—	—	458	458
Total	$1,094	$181	$141	$119	$401	$1,841	$3,777

(1)	Purchase obligations are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The raw material contracts included above are entered into during the regular course of business based on expectations of future purchases. Many of these raw material contracts are flexible to allow for changes in the Company’s business and related requirements. If such changes were to occur, the Company believes its exposure could differ from the amounts listed above. Any amounts reflected in the consolidated balance sheets as Accounts payable and accrued liabilities are excluded from the table above, as they are short-term in nature and expected to be paid within one year.
(2)	These amounts represent expected payments through 2027. Based on the accounting rules for nonqualified retirement income and retirement health care plans, the liabilities reflected in the Company’s consolidated balance sheets differ from these expected future payments (see Notes to Consolidated Financial Statements).
(3)	The Company has a venture agreement with The Procter & Gamble Company (P&G) for the Company’s Glad® bags, wraps and containers business. As of June 30, 2017, P&G had a 20% interest in the venture. The agreement with P&G will expire in January 2023, unless the parties agree, on or prior to January 2018, to extend the term of the agreement for another 10 years or agree to take some other relevant action. Upon termination of the agreement, the Company is required to purchase P&G’s interest for cash at fair value as established by predetermined valuation procedures. As of June 30, 2017, the estimated fair value of P&G’s interest was $458, of which $317 has been recognized and is reflected in Other liabilities in the Company’s June 30, 2017 Consolidated Balance Sheet. The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement. The estimated fair value of P&G’s interest may increase or decrease up until any such purchase by the Company of P&G’s interest. The key estimates and factors used to arrive at the estimated fair value include, but are not limited to, commodity prices, revenue and expense growth rates and the rate at which future cash flows are discounted (discount rate). If the discount rate as of June 30, 2017 were to increase or decrease by 100 basis points, the estimated fair value of P&G’s interest would decrease by approximately $40 or increase by approximately $50, respectively. Such changes would affect the amount of future charges to Cost of products sold. Refer to Notes to Consolidated Financial Statements for further details.

Off-Balance Sheet Arrangements

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements.

The Company had not recorded any liabilities on the aforementioned indemnifications as of June 30, 2017 and 2016.

The Company was a party to letters of credit of $10 as of both June 30, 2017 and 2016, primarily related to one of its insurance carriers, of which $0 had been drawn upon.

THE CLOROX COMPANY - 2017 Proxy Statement	B-13

CONTINGENCIES

A summary of contingencies is contained in the Notes to Consolidated Financial Statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a multinational company, the Company is exposed to the impact of foreign currency fluctuations, changes in commodity prices, interest-rate risk and other types of market risk.

In the normal course of business, where available at a reasonable cost, the Company manages its exposure to market risk using contractual agreements and a variety of derivative instruments. The Company’s objective in managing its exposure to market risk is to limit the impact of fluctuations on earnings and cash flow through the use of swaps, forward purchases and futures contracts. Derivative contracts are entered into for non-trading purposes with major credit-worthy institutions, thereby decreasing the risk of credit loss.

The Company uses different methodologies, when necessary, to estimate the fair value of its derivative contracts. The estimated fair values of the majority of the Company’s contracts are based on quoted market prices, traded exchange market prices or broker price quotations, and represent the estimated amounts that the Company would pay or receive to terminate the contracts.

Sensitivity Analysis for Derivative Contracts

For fiscal years 2017 and 2016, the Company’s exposure to market risk was estimated using sensitivity analyses, which illustrate the change in the fair value of a derivative financial instrument assuming hypothetical changes in foreign exchange rates, commodity prices or interest rates. The results of the sensitivity analyses for foreign currency derivative contracts, commodity derivative contracts and interest rate contracts are summarized below. Actual changes in foreign exchange rates, commodity prices or interest rates may differ from the hypothetical changes, and any changes in the fair value of the contracts, real or hypothetical, would be partly to fully offset by an inverse change in the value of the underlying hedged items.

The changes in the fair value of derivatives are recorded as either assets or liabilities in the consolidated balance sheets with an offset to net earnings or Other comprehensive income (loss), depending on whether or not, for accounting purposes, the derivative is designated and qualified as an accounting hedge. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity forward and future contracts for forecasted purchases of raw materials, interest rate forward contracts for forecasted interest payments and foreign currency forward contracts for forecasted purchases of inventory as cash flow hedges. During the fiscal years ended June 30, 2017, 2016 and 2015, the Company had no hedging instruments designated as fair value hedges. In the event the Company has contracts not designated as hedges for accounting purposes, the Company recognizes the changes in the fair value of these contracts in the consolidated statement of earnings.

Commodity Price Risk

The Company is exposed to changes in the price of commodities used as raw materials in the manufacturing of its products. The Company uses various strategies to manage cost exposures on certain raw material purchases with the objective of obtaining more predictable costs for these commodities, including long-term commodity purchase contracts and commodity derivative contracts, where available at a reasonable cost. During fiscal years 2017 and 2016, the Company’s raw materials exposures pertaining to derivative contracts existed with jet fuel used for the charcoal business and soybean oil used for the food business. Based on a hypothetical decrease or increase of 10% in these commodity prices as of June 30, 2017, and June 30, 2016, the estimated fair value of the Company’s then-existing commodity derivative contracts would decrease or increase by $3 for both fiscal years, with the corresponding impact included in Accumulated other comprehensive income (loss).

B-14       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

Foreign Currency Risk

The Company seeks to minimize the impact of certain foreign currency fluctuations by hedging transactional exposures with foreign currency forward contracts. Based on a hypothetical decrease of 10% in the value of the U.S. dollar as of June 30, 2017 and June 30, 2016, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would decrease by $6 and $9, respectively, with the corresponding impact included in Accumulated other comprehensive income (loss). Based on a hypothetical increase of 10% in the value of the U.S. dollar as of June 30, 2017 and June 30, 2016, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would increase by $5 and $7, respectively, with the corresponding impact included in Accumulated other comprehensive income (loss).

Interest Rate Risk

The Company is exposed to interest rate volatility with regard to existing short-term borrowings, primarily commercial paper, and anticipated future issuances of long-term debt. Weighted average interest rates for commercial paper borrowings have been less than 1% during fiscal years 2017 and 2016. Assuming average variable rate debt levels during fiscal years 2017 and 2016, a 100 basis point increase in interest rates would increase interest expense from commercial paper by approximately $6 and $4, respectively. Assuming average variable rate debt levels in fiscal years 2017 and 2016, a decrease in interest rates to zero percent would decrease interest expense from commercial paper by $6 and $3, respectively.

The Company is also exposed to interest rate volatility with regard to anticipated future issuances of debt. Primary exposures include movements in U.S. Treasury rates. The Company used interest rate forward contracts to reduce interest rate volatility on fixed rate long-term debt during fiscal year 2015, but had no interest rate forward contract positions during fiscal year 2017 and 2016, and no outstanding contracts as of June 30, 2017 and 2016.

RECENTLY ISSUED ACCOUNTING STANDARDS

A summary of all recently issued accounting standards is contained in Note 1 of Notes to Consolidated Financial Statements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The methods, estimates, and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements. Specific areas requiring the application of management’s estimates and judgments include, among others, assumptions pertaining to accruals for consumer and trade-promotion programs, stock-based compensation, retirement income plans, future cash flows associated with impairment testing of goodwill and other long-lived assets, credit worthiness of customers, uncertain tax positions, tax valuation allowances and legal, environmental and insurance matters. Accordingly, a different financial presentation could result depending on the judgments, estimates or assumptions that are used. The most critical accounting policies and estimates are those that are most important to the portrayal of the Company’s financial condition and results, and require the Company to make the most difficult and subjective judgments, often estimating the outcome of future events that are inherently uncertain. The Company’s most critical accounting policies and estimates are related to: revenue recognition; valuation of goodwill and intangible assets; employee benefits, including estimates related to stock-based compensation and retirement income plans; and income taxes. The Company’s critical accounting policies and estimates have been reviewed with the Audit Committee of the Board of Directors. A summary of the Company’s significant accounting policies and estimates is contained in Note 1 of Notes to Consolidated Financial Statements.

Revenue Recognition

The Company routinely commits to one-time or ongoing trade-promotion programs with customers. Programs include shelf-price reductions, end-of-aisle or in-store displays of the Company’s products and graphics and other trade-promotion activities conducted by the customer. Costs related to these programs are recorded as a reduction of sales. The Company’s trade promotion accruals are primarily based on estimated volume and incorporate historical sales and spending trends by customer and category. The determination of these estimated accruals requires judgment and may change in the future as a result of changes in customer promotion participation, particularly for new programs and for

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THE CLOROX COMPANY - 2017 Proxy Statement	B-15

programs related to the introduction of new products. Final determination of the total cost of a promotion is dependent upon customers providing information about proof of performance and other information related to the promotional event. This process of analyzing and settling trade-promotion programs with customers could impact the Company’s results of operations and trade promotion accruals depending on how actual results of the programs compare to original estimates. If the Company’s trade promotion accrual estimates as of June 30, 2017 were to differ by 10%, the impact on net sales would be approximately $11.

Goodwill and Other Intangible Assets

The Company tests its goodwill and other indefinite-lived intangible assets for impairment annually in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

Goodwill

Consistent with fiscal year 2016, the Company’s reporting units for goodwill impairment testing purposes are its domestic Strategic Business Units (SBUs), Canada, Latin America and AMEA (Asia, Middle East, Europe and Australia, New Zealand, and South Africa). These reporting units are components of the Company’s business that are either operating segments or one level below an operating segment and for which discrete financial information is available that is reviewed by the managers of the respective operating segments. No instances of impairment were identified during the fiscal year 2017 annual impairment review. All of the Company’s reporting units had fair values that exceeded recorded values. However, future changes in the judgments, assumptions and estimates that are used in the impairment testing for goodwill and indefinite-lived intangible assets as described below could result in significantly different estimates of the fair values.

In its evaluation of goodwill impairment, the Company has the option to first assess qualitative factors such as maturity and stability of the reporting unit, magnitude of excess fair value over carrying value from the prior year’s impairment testing, other reporting unit operating results as well as new events and circumstances impacting the operations at the reporting unit level. If the result of a qualitative test indicates a potential for impairment, a quantitative test is performed. The quantitative test is a two-step process. In the first step, the Company compares the estimated fair value of each reporting unit to its carrying value. In all instances, the estimated fair value exceeded the carrying value of the reporting unit. If the estimated fair value of any reporting unit been less than its carrying value, the Company would have performed a second step to determine the implied fair value of the reporting unit’s goodwill. If the carrying amount of a reporting unit’s goodwill had exceeded its implied fair value, an impairment charge would have been recorded for the difference between the carrying amount and the implied fair value of the reporting unit’s goodwill.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses a discounted cash flow (DCF) approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced, and the long-term business strategy. The other key estimates and factors used in the DCF include, but are not limited to, future volumes, net sales and expense growth rates, changes in working capital, foreign exchange rates, inflation and a perpetuity growth rate. Changes in such estimates or the application of alternative assumptions could produce different results.

Trademarks and Other Indefinite-Lived Intangible Assets

For trademarks and other intangible assets with indefinite lives, the Company performs a quantitative analysis to test for impairment. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying amount. If the carrying amount of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying amount and the estimated fair value. The Company uses the income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining both the assets’ estimated cash flows as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Changes in such estimates or the use of alternative assumptions could produce different results.

B-16       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

During the second quarter of fiscal year 2017, the Company recognized $2 of intangible asset impairment charges related to trademarks within the International reportable segment. No significant impairments were identified as a result of the Company’s fourth quarter annual impairment review.

Finite-Lived Intangible Assets

Finite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be recoverable. The Company’s impairment review requires significant management judgment, including estimating the future success of product lines, future sales volumes, revenue and expense growth rates, alternative uses for the assets and estimated proceeds from the disposal of the assets. The Company reviews business plans for possible impairment indicators. Impairment occurs when the carrying amount of the asset (or asset group) exceeds its estimated future undiscounted cash flows and the impairment is viewed as other than temporary. When impairment is indicated, an impairment charge is recorded for the difference between the asset’s carrying value and its estimated fair value. Depending on the asset, estimated fair value may be determined either by use of a DCF model or by reference to estimated selling values of assets in similar condition. The use of different assumptions would increase or decrease the estimated fair value of assets and would increase or decrease any impairment measurement.

Employee Benefits

The Company’s critical accounting policies and estimates in this area relate to its stock-based compensation and retirement income programs.

Stock-based Compensation

The Company grants various nonqualified stock-based compensation awards to eligible employees, including stock options, performance units and restricted stock. The Company estimates the fair value of each stock option award on the date of grant using the Black-Scholes valuation model, which requires management to make estimates regarding expected option life, stock price volatility and other assumptions. The use of different assumptions in the Black-Scholes valuation model could lead to a different estimate of the fair value of each stock option. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant, historical implied volatility of the Company’s publicly traded options and other factors. If the Company’s assumption for the volatility rate were increased by 100 basis points, the fair value of options granted in fiscal year 2017 would have increased by $1. The expected life of the stock options is based on observed historical exercise patterns. If the Company’s assumption for the expected life were to increase by one year, the fair value of options granted in fiscal year 2017 would increase by less than $1.

The Company’s performance unit grants provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified performance targets. The total amount of compensation expense recognized reflects estimated forfeiture rates and management’s assessment of the probability that performance goals will be achieved. A cumulative adjustment is recognized to compensation expense in the current period to reflect any changes in the probability of achievement of performance goals.

Retirement Income Plans

The Company has various retirement income plans for eligible domestic and international employees. The determination of net periodic benefit cost is based on actuarial assumptions including a discount rate to reflect the time value of money, the long-term rate of return on plan assets, employee compensation rates and demographic assumptions to determine the probability and timing of benefit payments. The selection of assumptions is based on historical trends and known economic and market conditions at the time of valuation. The expected long-term rate of return assumption is based on an analysis of current market and normative returns for each asset class in proportion to the fund’s current asset allocation. The actual net periodic benefit cost could differ from the expected results because actuarial assumptions and estimates are used. In the calculation of net periodic benefit cost related to the domestic qualified retirement income plan for 2017, the Company used a beginning-of-year discount rate assumption of 3.4% and a long-term rate of return on domestic plan assets assumption of 4.7%. The use of a different discount rate or long-term rate of return on domestic plan assets can significantly impact the domestic net periodic benefit cost. For example, as of June 30, 2017,

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a decrease of 100 basis points in the discount rate would increase the domestic retirement income plans’ liabilities by approximately $55, and decrease fiscal year 2017 domestic pension plans’ expense by $2. A 100 basis point decrease in the long-term rate of return on domestic plan assets would increase fiscal year 2017 domestic net periodic benefit cost by $4. Different assumptions are used in the determination of net periodic benefit cost related to plans for eligible international employees, as appropriate. See Notes to Consolidated Financial Statements for further discussion of the Company’s retirement income plan obligations.

Income Taxes

The Company’s effective tax rate is based on income by tax jurisdiction, statutory tax rates and tax planning opportunities available to the Company in the various jurisdictions in which the Company operates. Significant judgment is required in determining the Company’s effective tax rate and in evaluating its tax positions.

The Company maintains valuation allowances when it is likely that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In determining whether a valuation allowance is warranted, the Company takes into account such factors as prior earnings history, expected future earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect the utilization of a deferred tax asset, statutory carry-back and carry-forward periods and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. Valuation allowances maintained by the Company relate mostly to deferred tax assets arising from the Company’s currently anticipated inability to use net operating losses in certain foreign countries.

In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled.

As of June 30, 2017, the liability recorded for uncertain tax positions, excluding associated interest and penalties, was approximately $40. Since audit outcomes and the timing of audit settlements are subject to significant uncertainty, liabilities for uncertain tax positions are excluded from the contractual obligations table (see Notes to Consolidated Financial Statements).

United States income taxes and foreign withholding taxes are not provided when foreign earnings are indefinitely reinvested. The Company determines whether its foreign subsidiaries will invest their undistributed earnings indefinitely and reassesses this determination on a quarterly basis. A change to the Company’s determination may be warranted based on the Company’s experience as well as plans regarding future international operations and expected remittances. Changes in the Company’s determination would likely require an adjustment to the income tax provision in the quarter in which the determination is made.

SUMMARY OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures included in this MD&A and Exhibit 99.3 and the reasons management believes they are useful to investors are described below. These measures should be considered supplemental in nature and are not intended to be a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, these measures may not be the same as similarly named measures presented by other companies.

Free cash flow is calculated as net cash provided by continuing operations less capital expenditures related to continuing operations. The Company’s management uses this measure and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. Refer to “Free cash flow” and “Free cash flow as a percentage of net sales” above for a reconciliation of these non-GAAP measures.

The Company uses the term Consolidated EBITDA because it is a term used in its revolving credit agreement. As defined in the credit agreement, Consolidated EBITDA represents earnings from continuing operations before interest, taxes, depreciation and amortization and non-cash asset impairment charges. Interest Coverage ratio is the ratio of Consolidated EBITDA to interest expense. The Company’s management believes disclosure of Consolidated EBITDA

B-18       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

provides useful information to investors because it is used in the primary restrictive covenant in the Company’s credit agreement. For additional discussion of the Interest Coverage ratio, see "Financial Position and Liquidity – Financing Activities – Credit Arrangements" above.

EBIT represents earnings from continuing operations before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. The Company’s management believes these measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons.

Economic profit (EP) is defined by the Company as earnings from continuing operations before income taxes, excluding non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the Company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital percentage rate). EP is a key financial metric the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit. Refer to Exhibit 99.3 for a reconciliation of EP to earnings from continuing operations before income taxes.

CAUTIONARY STATEMENT

This Annual Report on Form 10-K (this Report), including the exhibits hereto and the information incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, statements about future volume, sales, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Report, as updated from time to time in the Company’s Securities and Exchange Commission filings. These factors include, but are not limited to:

●	intense competition in the Company’s markets;
●	volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs;
●	the ability of the Company to drive sales growth, increase price and market share, grow its product categories and manage favorable product and geographic mix;
●	dependence on key customers and risks related to customer consolidation and ordering patterns;
●	the impact of increase in sales of consumer products through alternative retail channels;
●	risks related to reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions;
●	lower revenue or increased costs resulting from government actions and regulations, including with respect to the Aplicare business, despite the write down of Aplicare assets in the second quarter ended December 31, 2016;
●	the ability of the Company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity;
●	risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill;
●	worldwide, regional and local economic and financial market conditions;
●	risks related to international operations and international trade, including political instability; government-

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imposed price controls or other regulations; foreign currency exchange rate controls, including periodic changes in such controls, fluctuations and devaluations; changes in trade, tax or U.S. immigration policies, labor claims, labor unrest and inflationary pressures, particularly in Argentina; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; and the possibility of nationalization, expropriation of assets or other government action;
●	the ability of the Company to innovate and to develop and introduce commercially successful products;
●	the ability of the Company to implement and generate cost savings and efficiencies;
●	the success of the Company’s business strategies;
●	the Company’s ability to maintain its business reputation and the reputation of its brands;
●	risks related to the potential increase in the Company’s purchase price for P&G’s interest in the Glad® business and the impact from the decision on whether or not to extend the term of the related agreement with P&G;
●	supply disruptions and other risks inherent in reliance on a limited base of suppliers;
●	the impact of product liability claims, labor claims and other legal or tax proceedings, including in foreign jurisdictions;
●	the Company’s ability to attract and retain key personnel;
●	environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances;
●	the impact of natural disasters, terrorism and other events beyond the Company’s control;
the Company’s ability to maximize, assert and defend its intellectual property rights;
●	any infringement or claimed infringement by the Company of third-party intellectual property rights;
●	the effect of the Company’s indebtedness and credit rating on its business operations and financial results;
●	the Company’s ability to pay and declare dividends or repurchase its stock in the future;
●	the Company’s ability to maintain an effective system of internal controls;
●	uncertainties relating to tax positions, tax disputes and changes in the Company’s tax rate;
●	the accuracy of the Company’s estimates and assumptions on which its financial projections are based;
●	risks related to the Company’s discontinuation of operations in Venezuela; and
●	the impacts of potential stockholder activism.

The Company’s forward-looking statements in this Report are based on management’s current views and assumptions regarding future events and speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of its Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting in accordance with accounting principles generally accepted in the United States of America.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management evaluated the effectiveness of the Company’s internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control–Integrated Framework published in 2013. Management, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting at June 30, 2017, and concluded that it is effective.

The Company’s independent registered public accounting firm, Ernst & Young LLP, has audited the effectiveness of the Company’s internal control over financial reporting as of June 30, 2017, as stated in their report which is included herein.

B-20       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of The Clorox Company

We have audited the accompanying consolidated balance sheets of The Clorox Company as of June 30, 2017 and 2016, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2017. Our audits also included the financial statement schedule in Exhibit 99.2. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Clorox Company at June 30, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2017, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), The Clorox Company’s internal control over financial reporting as of June 30, 2017, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated August 15, 2017 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Francisco, CA
August 15, 2017

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THE CLOROX COMPANY - 2017 Proxy Statement	B-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of The Clorox Company

We have audited The Clorox Company’s internal control over financial reporting as of June 30, 2017, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). The Clorox Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, The Clorox Company maintained, in all material respects, effective internal control over financial reporting as of June 30, 2017, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets as of June 30, 2017 and 2016, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended June 30, 2017 of The Clorox Company and our report dated August 15, 2017 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Francisco, CA
August 15, 2017

B-22       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

CONSOLIDATED STATEMENTS OF EARNINGS
The Clorox Company

Years ended June 30 Dollars in millions, except share and per share data	2017	2016	2015
Net sales	$5,973	$5,761	$5,655
Cost of products sold	3,302	3,163	3,190
Gross profit	2,671	2,598	2,465

Selling and administrative expenses	810	806	798
Advertising costs	599	587	523
Research and development costs	135	141	136
Interest expense	88	88	100
Other (income) expense, net	6	(7)	(13)
Earnings from continuing operations before income taxes	1,033	983	921
Income taxes on continuing operations	330	335	315
Earnings from continuing operations	703	648	606
Losses from discontinued operations, net of tax	(2)	—	(26)
Net earnings	$701	$648	$580

Net earnings (losses) per share
Basic
Continuing operations	$5.45	$5.01	$4.65
Discontinued operations	(0.02)	—	(0.20)
Basic net earnings per share	$5.43	$5.01	$4.45

Diluted
Continuing operations	$5.35	$4.92	$4.57
Discontinued operations	(0.02)	—	(0.20)
Diluted net earnings per share	$5.33	$4.92	$4.37

Weighted average shares outstanding (in thousands)
Basic	128,953	129,472	130,310
Diluted	131,566	131,717	132,776

See Notes to Consolidated Financial Statements

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THE CLOROX COMPANY - 2017 Proxy Statement	B-23

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
The Clorox Company

Years ended June 30
Dollars in millions	2017	2016	2015
Earnings from continuing operations	$703	$648	$606
Losses from discontinued operations, net of tax	(2)	—	(26)
Net earnings	701	648	580
Other comprehensive income (losses):
Foreign currency adjustments, net of tax	(3)	(53)	(54)
Net unrealized gains (losses) on derivatives, net of tax	7	9	(14)
Pension and postretirement benefit adjustments, net of tax	23	(24)	(17)
Total other comprehensive income (losses), net of tax	27	(68)	(85)
Comprehensive income	$728	$580	$495

See Notes to Consolidated Financial Statements

B-24       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

CONSOLIDATED BALANCE SHEETS
The Clorox Company

As of June 30
Dollars in millions, except share and per share data	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$418	$401
Receivables, net	565	569
Inventories, net	459	443
Prepaid expenses and other current assets	72	72
Total current assets	1,514	1,485
Property, plant and equipment, net	931	906
Goodwill	1,196	1,197
Trademarks, net	654	657
Other intangible assets, net	68	78
Other assets	210	187
Total assets	$4,573	$4,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$404	$523
Current maturities of long-term debt	400	—
Accounts payable and accrued liabilities	1,005	1,035
Income taxes payable	—	—
Total current liabilities	1,809	1,558
Long-term debt	1,391	1,789
Other liabilities	770	784
Deferred income taxes	61	82
Total liabilities	4,031	4,213

Commitments and contingencies

Stockholders’ equity
Preferred stock: $1.00 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $1.00 par value; 750,000,000 shares authorized; 158,741,461 shares issued as of June 30, 2017 and 2016; and 129,014,172 and 129,355,263 shares outstanding as of June 30, 2017 and 2016, respectively	159	159
Additional paid-in capital	928	868
Retained earnings	2,440	2,163
Treasury shares, at cost: 29,727,289 and 29,386,198 shares as of June 30, 2017 and 2016, respectively	(2,442)	(2,323)
Accumulated other comprehensive net (losses) income	(543)	(570)
Stockholders’ equity	542	297
Total liabilities and stockholders’ equity	$4,573	$4,510

See Notes to Consolidated Financial Statements

THE CLOROX COMPANY - 2017 Proxy Statement	B-25

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
The Clorox Company

Dollars in millions	Common Stock		Additional Paid-in Capital	Retained Earnings	Treasury Shares		Accumulated Other Comprehensive Net (Losses) Income	Total
	Shares (000)	Amount			Shares (000)	Amount
Balance as of June 30, 2014	158,741	$159	$709	$1,739	(29,945)	$(2,036)	$(417)	$154
Net earnings				580				580
Other comprehensive (loss) income							(85)	(85)
Accrued dividends				(391)				(391)
Stock-based compensation			32					32
Other employee stock plan activities			34	(5)	(4,198)	233		262
Treasury stock purchased					4,016	(434)		(434)
Balance as of June 30, 2015	158,741	159	775	1,923	(30,127)	(2,237)	(502)	118
Net earnings				648				648
Other comprehensive (loss) income							(68)	(68)
Accrued dividends				(406)				(406)
Stock-based compensation			45					45
Other employee stock plan activities			48	(2)	2,892	168		214
Treasury stock purchased					(2,151)	(254)		(254)
Balance as of June 30, 2016	158,741	159	868	2,163	(29,386)	(2,323)	(570)	297
Net earnings				701				701
Other comprehensive income (loss)							27	27
Accrued dividends				(421)				(421)
Stock-based compensation			51					51
Other employee stock plan activities			9	(3)	1,164	70		76
Treasury stock purchased					(1,505)	(189)		(189)
Balance as of June 30, 2017	158,741	$159	$928	$2,440	(29,727)	$(2,442)	$(543)	$542

See Notes to Consolidated Financial Statements

B-26       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

CONSOLIDATED STATEMENTS OF CASH FLOWS
The Clorox Company

Years ended June 30
Dollars in millions	2017	2016	2015
Operating activities:
Net earnings	$701	$648	$580
Deduct: Losses from discontinued operations, net of tax	(2)	—	(26)
Earnings from continuing operations	703	648	606
Adjustments to reconcile earnings from continuing operations to net cash provided by continuing operations:
Depreciation and amortization	163	165	169
Stock-based compensation	51	45	32
Deferred income taxes	(35)	5	(16)
Settlement of interest rate forward contracts	—	—	(25)
Other	36	1	(17)
Changes in:
Receivables, net	(1)	(52)	6
Inventories, net	(19)	(45)	(25)
Prepaid expenses and other current assets	(5)	6	6
Accounts payable and accrued liabilities	(34)	57	93
Income taxes payable	12	(62)	29
Net cash provided by continuing operations	871	768	858
Net cash (used for) provided by discontinued operations	(3)	10	16
Net cash provided by operations	868	778	874

Investing activities:
Capital expenditures	(231)	(172)	(125)
Business acquired, net of cash acquired	—	(290)	—
Other	26	32	19
Net cash used for investing activities	(205)	(430)	(106)

Financing activities:
Notes and loans payable, net	(125)	426	(48)
Long-term debt borrowings, net of issuance costs	—	—	495
Long-term debt repayments	—	(300)	(575)
Treasury stock purchased	(183)	(254)	(434)
Cash dividends paid	(412)	(398)	(385)
Issuance of common stock for employee stock plans and other	75	210	251
Net cash used for financing activities	(645)	(316)	(696)
Effect of exchange rate changes on cash and cash equivalents	(1)	(13)	(19)
Net increase in cash and cash equivalents	17	19	53
Cash and cash equivalents:
Beginning of year	401	382	329
End of year	$418	$401	$382

Supplemental cash flow information:
Interest paid	$78	$79	$104
Income taxes paid, net of refunds	347	323	236
Non-cash financing activities:
Cash dividends declared and accrued, but not paid	108	104	99

See Notes to Consolidated Financial Statements

THE CLOROX COMPANY - 2017 Proxy Statement	B-27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Clorox Company
(Dollars in millions, except share and per share data)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

The Company is principally engaged in the production, marketing and sales of consumer products through mass retail and grocery outlets, warehouse clubs, dollar stores, e-commerce channels, military stores and other retail outlets, and medical supply distributors. The consolidated financial statements include the statements of the Company and its wholly owned and controlled subsidiaries. All significant intercompany transactions and accounts were eliminated in consolidation. Certain prior year reclassifications were made in the consolidated financial statements and related notes to the consolidated financial statements to conform to the current year presentation.

Effective September 22, 2014, the Company’s Venezuela affiliate, Corporación Clorox de Venezuela S.A. (Clorox Venezuela), discontinued its operations. Consequently, the Company presents the financial results of Clorox Venezuela as a discontinued operation in the consolidated financial statements for all periods presented herein.

Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (U.S. GAAP) requires management to reach opinions as to estimates and assumptions that affect reported amounts and related disclosures. Specific areas requiring management’s opinion on estimates and judgments include assumptions pertaining to accruals for consumer and trade-promotion programs, stock-based compensation, retirement income plans, future cash flows associated with impairment testing of goodwill and other long-lived assets, the credit worthiness of customers, uncertain tax positions, tax valuation allowances and legal, environmental and insurance matters. Actual results could materially differ from estimates and assumptions made.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid interest bearing accounts, time deposits held by financial institutions and money market funds with an initial maturity at purchase of three months or less. The fair value of cash and cash equivalents approximates the carrying amount.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional income tax costs in the United States and in certain foreign jurisdictions. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries, whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books, in their functional currency, with the impact from foreign currency exchange rate differences recorded in Other (income) expense, net.

As of June 30, 2017 and 2016, the Company had $2 and $4 of restricted cash, respectively, which is primarily related to fiscal year 2012 acquisitions and a cash margin deposit held for exchange-traded futures contracts. Restricted cash was included in Prepaid expenses and other current assets as of June 30, 2017 and in Other assets as of June 30, 2016.

Inventories

Inventories are stated at the lower of cost or market. When necessary, the Company adjusts the carrying value of its inventory to the lower of cost or market, including any costs to sell or dispose. Appropriate consideration is given to obsolescence, excessive inventory levels, product deterioration and other factors in evaluating net realizable value for the purposes of determining the lower of cost or market.

B-28       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment and Finite-Lived Intangible Assets

Property, plant and equipment and finite-lived intangible assets are stated at cost. Depreciation and amortization expense are calculated by the straight-line method using the estimated useful lives or lives determined by lease contracts for the related assets. The table below provides estimated useful lives of property, plant and equipment by asset classification.

Estimated Useful Lives
Buildings and leasehold improvements	7 - 40 years
Land improvements	10 - 30 years
Machinery and equipment	3 - 15 years
Computer equipment	3 - 5 years
Capitalized software costs	3 - 7 years

Property, plant and equipment and finite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be fully recoverable. The risk of impairment is initially assessed based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. Impairment occurs when the carrying value of the asset exceeds the estimated future undiscounted cash flows generated by the asset. When impairment is indicated, an impairment charge is recorded for the difference between the carrying value of the asset and its estimated fair market value. Depending on the asset, estimated fair market value may be determined either by use of a discounted cash flow model or by reference to estimated selling values of assets in similar condition.

Capitalization of Software Costs

The Company capitalizes certain qualifying costs incurred in the acquisition and development of software for internal use, including the costs of the software, materials, consultants, interest and payroll and payroll-related costs for employees during the application development stage. Internal and external costs incurred during the preliminary project stage and post implementation-operation stage, mainly training and maintenance costs, are expensed as incurred. Once the application is substantially complete and ready for its intended use, qualifying costs are amortized on a straight-line basis over the software’s estimated useful life.

Impairment Review of Goodwill and Indefinite-Lived Intangible Assets

The Company tests its goodwill, trademarks with indefinite lives and other indefinite-lived intangible assets annually for impairment in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

With respect to goodwill, the Company has the option to first assess qualitative factors such as maturity and stability of the reporting unit, magnitude of excess fair value over carrying value from the prior year’s impairment testing, other reporting unit specific operating results as well as new events and circumstances impacting the operations at the reporting unit level. If the result of a qualitative test indicates a potential for impairment of a reporting unit, a quantitative test is performed. The quantitative test is a two-step process. In the first step, the Company compares the estimated fair value of the reporting unit to its carrying value. In all instances, the estimated fair value exceeded the carrying value of the reporting unit. Had the estimated fair value of any reporting unit been less than its carrying value, the Company would have performed a second step to determine the implied fair value of the reporting unit’s goodwill. If the carrying amount of a reporting unit’s goodwill had exceeded its implied fair value, an impairment charge would have been recorded for the difference between the carrying amount and the implied fair value of the reporting unit’s goodwill.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses a discounted cash flow (DCF) approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, the Company estimates the future cash flows

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THE CLOROX COMPANY - 2017 Proxy Statement	B-29

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced, and the broader business strategy for the long term. The other key estimates and factors used in the DCF include, but are not limited to, future volumes, net sales and expense growth rates, changes in working capital, foreign exchange rates, inflation and a perpetuity growth rate. Changes in such estimates or the application of alternative assumptions could produce different results.

For trademarks and other intangible assets with indefinite lives, the Company performs a quantitative analysis to test for impairment. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying amount. If the carrying amount of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying amount and the estimated fair value. The Company uses the income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining both the assets’ estimated cash flows as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Changes in such estimates or the use of alternative assumptions could produce different results.

Stock-based Compensation

The Company grants various nonqualified stock-based compensation awards to eligible employees, including stock options, restricted stock and performance units.

For stock options, the Company estimates the fair value of each award on the date of grant using the Black-Scholes valuation model, which requires management to make estimates regarding expected option life, stock price volatility and other assumptions. Groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The Company estimates stock option forfeitures based on historical data for each employee grouping. The total number of stock options expected to vest is adjusted by actual and estimated forfeitures. Changes to the actual and estimated forfeitures will result in a cumulative adjustment in the period of change. Compensation expense is recorded by amortizing the grant date fair values on a straight-line basis over the vesting period, adjusted for estimated forfeitures.

The Company’s performance unit grants provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified performance targets. The number of shares issued is dependent upon the achievement of specified performance targets. The performance period is three years and the payout determination is made at the end of the three -year performance period. Performance unit grants receive dividends earned during the vesting period upon vesting. The fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates and management’s assessment of the probability that performance goals will be achieved. A cumulative adjustment is recognized to compensation expense in the current period to reflect any changes in the probability of achievement of performance goals.

Cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for stock-based payment arrangements (excess tax benefits) are primarily classified as operating cash inflows.

Employee Benefits

The Company accounts for its retirement income and retirement health care plans using actuarial methods. These methods use an attribution approach that generally spreads “plan events” over the service lives or expected lifetime (for frozen plans) of plan participants. Examples of plan events are plan amendments and changes in actuarial assumptions such as the expected return on plan assets, discount rate, rate of compensation increase and certain employee-related factors, such as retirement age and mortality. The principle underlying the attribution approach is that employees render service over their employment period on a relatively “smooth” basis and, therefore, the statement of earnings effects of retirement income and retirement health care plans are recognized in the same pattern. One of the principal assumptions used in the net periodic benefit cost calculation is the expected return on plan assets. The required use of

B-30       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

an expected return on plan assets may result in recognized expense or income that differs from the actual returns of those plan assets in any given year. Over time, however, the goal is for the expected long-term returns to approximate the actual returns and, therefore, the expectation is that the pattern of income and expense recognition should closely match the pattern of the services provided by the participants. The Company uses a market-related value method for calculating plan assets for purposes of determining the amortization of actuarial gains and losses. The differences between actual and expected returns are recognized in the net periodic benefit cost calculation over the average remaining service period or expected lifetime (for frozen plans) of the plan participants using the corridor approach. Under this approach, only actuarial gains (losses) that exceed 5% of the greater of the projected benefit obligation or the market-related value of assets are amortized to the Company’s net periodic benefit cost. In developing its expected return on plan assets, the Company considers the long-term actual returns relative to the mix of investments that comprise its plan assets and also develops estimates of future investment returns by considering external sources.

The Company recognizes an actuarial-based obligation at the onset of disability for certain benefits provided to individuals after employment, but before retirement, that include medical, dental, vision, life and other benefits.

Environmental Costs

The Company is involved in certain environmental remediation and ongoing compliance activities. Accruals for environmental matters are recorded on a site-by-site basis when it is probable that a liability has been incurred and based upon a reasonable estimate of the liability. The Company’s accruals reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. The accrual for environmental matters is included in Accounts payable and accrued liabilities and Other liabilities in the Company’s consolidated balance sheets on an undiscounted basis due to uncertainty regarding the timing of future payments.

Revenue Recognition

Sales are recognized as revenue when the risk of loss and title pass to the customer and when all of the following have occurred: a firm sales arrangement exists, pricing is fixed or determinable and collection is reasonably assured. Sales are recorded net of allowances for trade promotions, coupons, returns and other discounts. The Company routinely commits to one-time or ongoing trade-promotion programs with customers and consumer coupon programs that require the Company to estimate and accrue the expected costs of such programs. Programs include shelf price reductions, end-of-aisle or in-store displays of the Company’s products and graphics and other trade-promotion activities conducted by the customer. Coupons are recognized as a liability when distributed based upon expected consumer redemptions. The Company maintains liabilities related to these programs for the estimated expenses incurred, but not paid, at the end of each period.

The Company provides an allowance for doubtful accounts based on its historical experience and ongoing assessment of its customers’ credit risk. Receivables were presented net of an allowance for doubtful accounts of $3 and $5 as of June 30, 2017 and 2016, respectively. Receivables, net, included non-customer receivables of $3 and $9 as of June 30, 2017 and 2016, respectively.

Cost of Products Sold

Cost of products sold represents the costs directly related to the manufacture and distribution of the Company’s products and primarily includes raw materials, packaging, contract manufacturing fees, shipping and handling, warehousing, package design, depreciation, amortization, direct and indirect labor and operating costs for the Company’s manufacturing and distribution facilities including salary, benefit costs and incentive compensation, and royalties and other charges related to the Company’s Glad® Venture Agreement (See Note 9).

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THE CLOROX COMPANY - 2017 Proxy Statement	B-31

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Costs associated with developing and designing new packaging are expensed as incurred and include design, artwork, films and labeling. Expenses for fiscal years ended June 30, 2017, 2016 and 2015 were $13, $11 and $11, respectively, all of which were reflected in Cost of products sold or discontinued operations, as appropriate, in the consolidated statements of earnings.

Selling and Administrative Expenses

Selling and administrative expenses represent costs incurred by the Company in generating revenues and managing the business and include market research, commissions and certain administrative expenses. Administrative expenses include salary, benefits, incentive compensation, professional fees and services, software and licensing fees and other operating costs associated with the Company’s non-manufacturing, non-research and development staff, facilities and equipment.

Advertising and Research and Development Costs

The Company expenses advertising and research and development costs in the period incurred.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax basis. Management reviews the Company’s deferred tax assets to determine whether their value can be realized based upon available evidence. A valuation allowance is established when management believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled.

U.S. income tax expense and foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. Where foreign earnings are indefinitely reinvested, no provision for U.S. income or foreign withholding taxes is made. When circumstances change and the Company determines that some or all of the undistributed earnings will be remitted in the foreseeable future, the Company accrues an expense in the current period for U.S. income taxes and foreign withholding taxes attributable to the anticipated remittance.

Foreign Currency Transactions and Translation

Local currencies are the functional currencies for substantially all of the Company’s foreign operations. When the transactional currency is different than the functional currency, transaction gains and losses are included as a component of Other (income) expense, net. In addition, certain assets and liabilities denominated in currencies different than a foreign subsidiary’s functional currency are reported on the subsidiary’s books in its functional currency, with the impact from exchange rate differences recorded in Other (income) expense, net. Assets and liabilities of foreign operations are translated into U.S. dollars using the exchange rates in effect at the balance sheet date, while income and expenses are translated at the average monthly exchange rates during the year.

Gains and losses on foreign currency translations are reported as a component of Other comprehensive income (loss). Deferred taxes are not provided on cumulative translation adjustments where the Company expects earnings of a foreign subsidiary to be indefinitely reinvested. The income tax effect of currency translation adjustments related to foreign subsidiaries and equity investees for which earnings are not considered indefinitely reinvested is recorded as a component of deferred taxes with an offset to Other comprehensive income (loss).

B-32       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments

The Company’s use of derivative instruments, principally swaps, futures and forward contracts, is limited to non-trading purposes and is designed to partially manage exposure to changes in commodity prices, interest rates and foreign currencies. The Company’s contracts are hedges for transactions with notional amounts and periods consistent with the related exposures and do not constitute investments independent of these exposures.

The changes in the fair value (i.e., gains or losses) of a derivative instrument are recorded as either assets or liabilities in the consolidated balance sheets with an offset to net earnings or Other comprehensive income (loss) depending on whether, for accounting purposes, it has been designated and qualifies as an accounting hedge and, if so, on the type of hedging relationship. The criteria used to determine if hedge accounting treatment is appropriate are: (a) formal designation and documentation of the hedging relationship, the risk management objective and hedging strategy at hedge inception; (b) eligibility of hedged items, transactions and corresponding hedging instrument; and (c) effectiveness of the hedging relationship both at inception of the hedge and on an ongoing basis in achieving the hedging objectives. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity forward and future contracts for forecasted purchases of raw materials, interest rate forward contracts for forecasted interest payments, and foreign currency forward contracts for forecasted purchases of inventory as cash flow hedges. During the fiscal years ended June 30, 2017, 2016 and 2015, the Company had no hedging instruments designated as fair value hedges.

For derivative instruments designated and qualifying as cash flow hedges, the effective portion of gains or losses is reported as a component of Other comprehensive income (loss) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. From time to time, the Company may have contracts not designated as hedges for accounting purposes, for which it recognizes changes in the fair value in the consolidated statement of earnings in the current period. Cash flows from hedging activities are classified as operating activities in the consolidated statements of cash flows.

Recently Issued Accounting Standards

Recently Issued Accounting Standards not yet adopted

In March 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which requires presenting the service cost component of net periodic benefit cost in the same income statement line items as other employee compensation costs arising from services rendered during the period. This standard also requires that other components of the net periodic benefit cost be presented separately from the line item(s) that includes service costs and outside of any subtotal of operating income, if one is presented, on a retrospective basis. Additionally, the new guidance limits the components that are eligible for capitalization in assets to only the service cost component. The new guidance is effective for the Company beginning in the first quarter of fiscal year 2019, with the option to early adopt in the first quarter of fiscal year 2018. The Company is currently evaluating the impact that adoption of this guidance will have on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment,” which eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. The new guidance is effective for the Company beginning in the first quarter of fiscal year 2021, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements.

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THE CLOROX COMPANY - 2017 Proxy Statement	B-33

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” which requires lessees to recognize a right-of-use asset and a lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation will depend on the classification of a lease as either a finance or an operating lease. ASU 2016-02 also requires expanded disclosures about leasing arrangements. The new guidance is effective for the Company beginning in the first quarter of fiscal year 2020, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which replaces most of the existing U.S. GAAP revenue recognition guidance and is intended to improve and converge with international standards on the financial reporting requirements for revenue from contracts with customers. The core principle of ASU 2014-09 is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASU 2014-09 also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flows arising from contracts with customers, including information about significant judgments and changes in judgments. The guidance is effective for the Company beginning in the first quarter of fiscal year 2019 and is expected to be applied on a modified retrospective basis.

Based on the Company’s preliminary assessment, the adoption of the standard is not expected to have a significant impact on its annual consolidated financial statements; however, there may be an impact on the Company’s financial results in interim periods due to the timing of recognition for certain trade promotion spending. As the Company completes its overall assessment, it is also identifying potential changes to its accounting policies, business processes, systems and controls to align with the new revenue recognition guidance and disclosure requirements.

Recently Adopted Accounting Standards

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting,” which simplifies several aspects of the accounting for share-based payment transactions, including requiring excess tax benefits and tax deficiencies to be recognized as income tax benefits or expenses in the consolidated statement of earnings. Additionally, the standard requires cash flows from excess tax benefits and deficiencies, previously classified as a financing activity, to be classified as an operating activity in the consolidated statement of cash flows. The Company adopted this guidance in the first quarter of fiscal year 2017. Excess tax benefits of $22 were recognized in the consolidated statement of earnings and classified as an operating activity in the consolidated statement of cash flows during the year ended June 30, 2017. The prior period consolidated statement of cash flows has not been adjusted as permitted. The guidance allows for a policy election to account for forfeitures as they occur rather than on an estimated basis. The Company did not make this election and will continue to account for forfeitures on an estimated basis.

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Cost,” which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The Company adopted this standard in the first quarter of fiscal year 2017 and retrospectively applied the standard to the June 30, 2016 consolidated balance sheet, resulting in an $8 reduction in Other assets and Long-term debt. The adoption had no impact on the Company’s consolidated statement of earnings or consolidated statement of cash flows.

NOTE 2. DISCONTINUED OPERATIONS

On September 22, 2014, Clorox Venezuela announced that it was discontinuing its operations, effective immediately, and seeking to sell its assets. Since fiscal year 2012, Clorox Venezuela was required to sell more than two thirds of its products at prices frozen by the Venezuelan government. During this same period, Clorox Venezuela experienced successive years of hyperinflation resulting in significant sustained increases in its input costs, including packaging, raw materials, transportation and wages. As a result, Clorox Venezuela had been selling its products at a loss, resulting

B-34       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 2. DISCONTINUED OPERATIONS (Continued)

in ongoing operating losses. Clorox Venezuela repeatedly met with government authorities in an effort to help them understand the rapidly declining state of the business, including the need for immediate, significant and ongoing price increases and other critical remedial actions to address these adverse impacts. Based on the Venezuelan government’s representations, Clorox Venezuela had expected significant price increases would be forthcoming much earlier; however, the price increases subsequently approved were insufficient and would have caused Clorox Venezuela to continue operating at a significant loss into the foreseeable future. As such, Clorox Venezuela was no longer financially viable and was forced to discontinue its operations.

On September 26, 2014, the Company reported that Venezuelan Vice President Jorge Arreaza announced, with endorsement by President Nicolás Maduro, that the Venezuelan government had occupied the Santa Lucía and Guacara production facilities of Clorox Venezuela. On November 6, 2014, the Company reported that the Venezuelan government had published a resolution granting a government-sponsored Special Administrative Board full authority to restart and operate the business of Clorox Venezuela, thereby reaffirming the government’s expropriation of Clorox Venezuela’s assets. Further, President Nicolás Maduro announced the government’s intention to facilitate the resumed production of bleach and other cleaning products at Clorox Venezuela plants. He also announced his approval of a financial credit to invest in raw materials and production at the plants. These actions by the Venezuelan government were taken without the consent or involvement of Clorox Venezuela, its parent Clorox Spain S.L. (Clorox Spain) or any of their affiliates. Clorox Venezuela, Clorox Spain and their affiliates reserved their rights under all applicable laws and treaties.

With this exit, the financial results of Clorox Venezuela are reflected as discontinued operations in the Company’s consolidated financial statements. The results of Clorox Venezuela have historically been part of the International reportable segment.

Net sales for Clorox Venezuela were $0, $0 and $11 for the fiscal years ended June 30, 2017, 2016 and 2015, respectively.

The following table provides a summary of Earnings (losses) from discontinued operations for Clorox Venezuela and Earnings (losses) from discontinued operations other than Clorox Venezuela for the years ended June 30:

	2017	2016	2015
Operating losses from Clorox Venezuela before income taxes	$—	$—	$(6)
Exit costs and other related expenses for Clorox Venezuela	(4)	(2)	(78)
Total earnings (losses) from Clorox Venezuela before income taxes	(4)	(2)	(84)
Income tax benefit attributable to Clorox Venezuela	2	2	29
Total earnings (losses) from Clorox Venezuela, net of tax	(2)	—	(55)
Gains (losses) from discontinued operations other than Clorox Venezuela, net of tax	—	—	29
Losses from discontinued operations, net of tax	$(2)	$—	$(26)

Unrelated to Clorox Venezuela, in the fiscal year ended June 30, 2015, $32 of gross unrecognized tax benefits relating to other discontinued operations for periods prior to fiscal year 2015 were recognized upon the expiration of the applicable statute of limitations. Recognition of these previously disclosed tax benefits had no impact on the Company’s cash flow or earnings from continuing operations for the fiscal year ended June 30, 2015.

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THE CLOROX COMPANY - 2017 Proxy Statement	B-35

NOTE 2. DISCONTINUED OPERATIONS (Continued)

Summary of Operating Losses, Asset Charges and Other Costs

The following provides a breakdown of (losses) gains from discontinued operations for Clorox Venezuela and gains from discontinued operations other than Clorox Venezuela for the fiscal years ended June 30:

	2017	2016	2015
Operating losses from Clorox Venezuela before income taxes	$—	$—	$(6)
Net asset charges:
Inventories	—	—	(11)
Property, plant and equipment	—	—	(16)
Trademark and other intangible assets	—	—	(6)
Other assets	—	—	(2)
Other exit and business termination costs:
Severance	—	—	(3)
Recognition of deferred foreign currency translation loss	—	—	(30)
Other	(4)	(2)	(10)
Total losses from Clorox Venezuela before income taxes	(4)	(2)	(84)
Income tax benefit attributable to Clorox Venezuela	2	2	29
Total losses from Clorox Venezuela, net of tax	(2)	—	(55)
Gains from discontinued operations other than Clorox Venezuela, net of tax	—	—	29
Losses from discontinued operations, net of tax	$(2)	$—	$(26)

Financial Reporting: Hyperinflation and the Selection of Exchange Rates

Prior to Clorox Venezuela being consolidated under the rules governing the preparation of financial statements in a highly inflationary economy, cumulative translation gains (losses) were included as a component of Accumulated other comprehensive net (losses) income. The charge of $30 to discontinued operations in September 2014 represents the recognition of these losses as a result of Clorox Venezuela discontinuing its operations effective September 22, 2014.

Subsequent to Clorox Venezuela discontinuing operations in September 2014, the Venezuelan government has continued to evolve its currency exchange mechanisms; however, these changes have not had a material impact on the Company’s financial results because the balance of net bolivar assets and liabilities on the local books of Clorox Venezuela was $0 as of both June 30, 2017 and 2016. As of June 30, 2017 and 2016, the local books of Clorox Venezuela carried a net asset position of $0. In addition, as of both June 30, 2017 and 2016, the Company held $0 of tax asset balances related to Clorox Venezuela in Corporate in the reconciliation of the results of the Company’s reportable segments to consolidated results.

NOTE 3. BUSINESSES ACQUIRED

On May 2, 2016, the Company acquired 100 percent of ReNew Life Holdings Corporation (RenewLife), a leading brand in digestive health. The amount paid was $290 funded through commercial paper. The amount paid of $290 represents the aggregate purchase price less cash acquired. The purchase of the RenewLife business reflects the Company’s strategy to acquire leading brands with attractive margins in growth categories. Results for RenewLife’s U.S. business are reflected in the Household reportable segment and results for RenewLife’s international business are reflected in the International reportable segment. Included in the Company’s results for fiscal year 2017 and 2016 was $130 and $21, respectively, of RenewLife’s global net sales.

The assets and liabilities of RenewLife were recorded at their respective estimated fair value as of the date of the acquisition using U.S. GAAP for business combinations. The excess of the purchase price over the fair value of the net identifiable assets acquired was allocated to goodwill. The recorded goodwill primarily reflects the value of expanding the Company’s portfolio further into the health and wellness arena.

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Appendix B

NOTE 3. BUSINESSES ACQUIRED (Continued)

The following table summarizes the final purchase price allocation for the fair value of RenewLife’s assets acquired and liabilities assumed and related deferred income taxes. The fair value of the assets acquired and liabilities assumed reflects the final insignificant measurement period adjustments related to deferred income taxes and income taxes payable. The weighted-average estimated useful life of intangible assets subject to amortization is 15 years.

RenewLife
Goodwill	$137
Trademarks	134
Customer relationships	36
Property, plant and equipment	3
Working capital, net	40
Deferred income taxes	(60)
Purchase Price	$290

Pro forma results reflecting the acquisition were not presented because the acquisition did not meet the threshold requirements for additional disclosure.

NOTE 4. INVENTORIES

Inventories consisted of the following as of June 30:

	2017	2016
Finished goods	$363	$361
Raw materials and packaging	119	111
Work in process	3	3
LIFO allowances	(26)	(32)
Total	$459	$443

The last-in, first-out (LIFO) method was used to value approximately 37% and 38% of inventories as of June 30, 2017 and 2016, respectively. The carrying values for all other inventories are determined on the first-in, first-out (FIFO) method. The effect on earnings of the liquidation of LIFO layers was insignificant for each of the fiscal years ended June 30, 2017, 2016 and 2015.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT, NET

The components of property, plant and equipment, net, consisted of the following as of June 30:

	2017	2016
Machinery and equipment	$1,696	$1,607
Buildings	524	524
Capitalized software costs	371	368
Land and improvements	116	118
Construction in progress	130	112
Computer equipment	95	88
Total	2,932	2,817
Less: Accumulated depreciation and amortization	(2,001)	(1,911)
Property, plant and equipment, net	$931	$906

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THE CLOROX COMPANY - 2017 Proxy Statement	B-37

NOTE 5. PROPERTY, PLANT AND EQUIPMENT, NET (Continued)

Included in Machinery and equipment above are $13 and $12 of capital leases as of June 30, 2017 and 2016, respectively. Accumulated depreciation for assets under capital leases was $8 and $3 as of June 30, 2017 and 2016, respectively.

Included in Land and improvements above are $3 and $3 of asset retirement obligations as of June 30, 2017 and 2016, respectively, for two leased properties. The liability of $0 and $1 incurred in fiscal year 2017 and 2016, respectively, was recorded in Other liabilities.

Depreciation and amortization expense related to property, plant and equipment, net, was $153, $157 and $157 in fiscal years 2017, 2016 and 2015, respectively, which includes depreciation of assets under capital leases. This also includes amortization of capitalized software of $15, $16 and $19 in fiscal years 2017, 2016 and 2015, respectively.

During the second quarter of fiscal year 2017, the Company recognized a $21 non-cash charge related to impairing certain assets of the Company’s Aplicare business within the Cleaning reportable segment. The asset impairment charge primarily related to writing down Property, plant and equipment to fair value in connection with an updated valuation of the Aplicare business. Refer to Note 11 for further details.

Non-cash capital expenditures were $2, $10 and $18 in fiscal years 2017, 2016 and 2015, respectively.

NOTE 6. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill by reportable segment for the fiscal years ended June 30, 2017 and 2016 were as follows:

	Goodwill
	Cleaning	Household	Lifestyle	International	Total
Balance June 30, 2015	$323	$85	$244	$415	$1,067
Acquisition	—	122	—	15	137
Effect of foreign currency translation	—	—	—	(7)	(7)
Balance June 30, 2016	323	207	244	423	1,197
Effect of foreign currency translation	—	—	—	(1)	(1)
Balance June 30, 2017	$323	$207	$244	$422	$1,196

The changes in the carrying amount of trademarks and other intangible assets for the fiscal years ended June 30 were as follows:

	As of June 30, 2017			As of June 30, 2016
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
Trademarks not subject to amortization	$645	$—	$645	$647	$—	$647
Trademarks subject to amortization	32	23	9	32	22	10
Other intangible assets	358	290	68	358	280	78
Total	$1,035	$313	$722	$1,037	$302	$735

Finite-lived intangible assets are amortized over their estimated useful lives, which range from 2 to 30 years. Amortization expense relating to the Company’s intangible assets was $10, $8 and $12 for the years ended June 30, 2017, 2016 and 2015, respectively. Estimated amortization expense for these intangible assets is $9, $9, $9, $8 and $7 for fiscal years 2018, 2019, 2020, 2021 and 2022, respectively.

During fiscal year 2016, the Company recognized $9 of intangible asset impairment charges, of which $6 related to the Aplicare® trademark within the Cleaning reportable segment. The Aplicare® trademark impairment was recognized based on the anticipated impact on future results from a competitive market entrant.

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Appendix B

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following as of June 30:

	2017	2016
Accounts payable	$501	$490
Compensation and employee benefit costs	162	192
Trade and sales promotion	117	127
Dividends	116	108
Other	109	118
Total	$1,005	$1,035

NOTE 8. DEBT

Notes and loans payable, which mature in less than one year, included the following as of June 30:

	2017	2016
Commercial paper	$403	$522
Foreign borrowings	1	1
Total	$404	$523

The weighted average interest rates incurred on average outstanding notes and loans payable during the fiscal years ended June 30, 2017, 2016 and 2015, including fees associated with the Company’s undrawn revolving credit facility, were 1.21%, 1.10% and 2.05%, respectively. The weighted average effective interest rates on commercial paper balances as of June 30, 2017 and 2016 were 1.33% and 0.82%, respectively.

Long-term debt, carried at face value net of unamortized discounts, premiums and debt issuance costs, included the following as of June 30:

	2017	2016
Senior unsecured notes and debentures:
5.95%, $400 due October 2017	$400	$400
3.80%, $300 due November 2021	298	297
3.05%, $600 due September 2022	596	596
3.50%, $500 due December 2024	497	496
Total	1,791	1,789
Less: Current maturities of long-term debt	(400)	—
Long-term debt(1)	$1,391	$1,789

(1)

Prior year amounts have been retrospectively adjusted to conform to the current year presentation of debt issuance costs required by ASU No. 2015-03, "Simplifying the Presentation of Debt Issuance Costs." See Note 1 for details.

The weighted average interest rates incurred on average outstanding long-term debt during the fiscal years ended June 30, 2017, 2016 and 2015, were 4.41%, 4.37% and 4.44%, respectively. The weighted average effective interest rates on long-term debt balances as of June 30, 2017 and 2016 was 4.41%.

Long-term debt maturities as of June 30, 2017, are $400, $0, $0, $0, $300 and $1,100 in fiscal years 2018, 2019, 2020, 2021, 2022 and thereafter, respectively.

In October 2017, $400 of the Company’s senior notes with an annual fixed interest rate of 5.95%, are due for repayment.

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THE CLOROX COMPANY - 2017 Proxy Statement	B-39

NOTE 8. DEBT (Continued)

In November 2015, $300 of the Company’s senior notes with an annual fixed interest rate of 3.55% became due and were repaid using commercial paper borrowings and cash on hand.

In January 2015, $575 of the Company’s senior notes with an annual fixed interest rate of 5.00% became due and were repaid using the net proceeds from the December 2014 debt issuance and commercial paper borrowings.

In December 2014, the Company issued $500 of senior notes with an annual fixed interest rate of 3.50%. The notes carry an effective interest rate of 4.10%, which includes the impact from the settlement of interest rate forward contracts in December 2014 (see Notes 10). The notes rank equally with all of the Company’s existing senior indebtedness.

The Company’s borrowing capacity under other financing arrangements as of June 30 was as follows:

	2017	2016
Revolving credit facility	$1,100	$1,100
Foreign and other credit lines	29	28
Total	$1,129	$1,128

On February 8, 2017, the Company entered into a new $1,100 revolving credit agreement (the Credit Agreement) that matures in February 2022. The Credit Agreement replaced a prior $1,100 revolving credit agreement in place since October 2014. No termination fees or penalties were incurred in connection with the Company’s debt modification. There were no borrowings under the Credit Agreement as of June 30, 2017 and 2016 and the Company believes that borrowings under the Credit Agreement are and will continue to be available for general business purposes. The Credit Agreement includes certain restrictive covenants and limitations, with which the Company was in compliance as of June 30, 2017.

Of the $29 of foreign and other credit lines as of June 30, 2017, $5 was outstanding and the remainder of $24 was available for borrowing. Of the $28 of foreign and other credit lines as of June 30, 2016, $5 was outstanding and the remainder of $23 was available for borrowing.

NOTE 9. OTHER LIABILITIES

Other liabilities consisted of the following as of June 30:

	2017	2016
Venture agreement terminal obligation, net	$317	$302
Employee benefit obligations	298	335
Taxes	42	40
Other	113	107
Total	$770	$784

Venture Agreement

The Company has an agreement with The Procter & Gamble Company (P&G) for the Company’s Glad® bags, wraps and containers business. As of June 30, 2017 and 2016, P&G had a 20% interest in the venture. The Company pays a royalty to P&G for its interest in the profits, losses and cash flows, as contractually defined, of the Glad® business, which is included in Cost of products sold. The agreement with P&G will expire in January 2023 unless the parties agree, on or prior to January 2018, to extend the term of the agreement for another 10 years or agree to take some other relevant action. The agreement can be terminated under certain circumstances, including at P&G’s option upon a change in control of the Company or, at either party’s option, upon the sale of the Glad® business by the Company.

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Appendix B

NOTE 9. OTHER LIABILITIES (Continued)

Upon termination of the agreement, the Company is required to purchase P&G’s interest for cash at fair value as established by predetermined valuation procedures. As of June 30, 2017, the estimated fair value of P&G’s interest was $458, of which $ 317 has been recognized and is reflected in Other liabilities as noted in the table above. The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement. Following termination, the Glad® business will retain the exclusive core intellectual property licenses contributed by P&G on a royalty-free basis for the licensed products marketed.

Deferred Gain on Sale-leaseback Transaction

In December 2012, the Company completed a sale-leaseback transaction under which it sold its general office building in Oakland, California to an unrelated third party for net proceeds of $108 and entered into a 15-year operating lease agreement with renewal options with the buyer for a portion of the building. The Company deferred recognition of the portion of the total gain on the sale that was equivalent to the present value of the lease payments and will continue to amortize such amount to earnings ratably over the lease term. As of June 30, 2017 and 2016, the long-term portion of the deferred gain of $33 and $36, respectively, was included in Other as noted in the table above.

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Financial Risk Management and Derivative Instruments

The Company is exposed to certain commodity, foreign currency and interest rate risks related to its ongoing business operations and uses derivative instruments to mitigate its exposure to these risks.

Commodity Price Risk Management

The Company may use commodity exchange traded futures and over-the-counter swap contracts, which are generally no longer than 2 years, to fix the price of a portion of its forecasted raw material requirements. Commodity purchase contracts are measured at fair value using market quotations obtained from commodity derivative dealers.

As of June 30, 2017, the notional amount of commodity derivatives was $26, of which $14 related to jet fuel swaps used for the charcoal business and $12 related to soybean oil futures used for the food business. As of June 30, 2016, the notional amount of commodity derivatives was $30, of which $16 related to jet fuel swaps and $14 related to soybean oil futures.

Foreign Currency Risk Management

The Company may also enter into certain over-the-counter derivative contracts to manage a portion of the Company’s forecasted foreign currency exposure associated with the purchase of inventory. These foreign currency contracts generally have durations of no longer than 2 years. The foreign exchange contracts are measured at fair value using information quoted by foreign exchange dealers.

The notional amounts of outstanding foreign currency forward contracts used by the Company’s subsidiaries to hedge forecasted purchases of inventory were $49 and $84, respectively, as of June 30, 2017 and 2016.

Interest Rate Risk Management

The Company may enter into over-the-counter interest rate forward contracts to fix a portion of the benchmark interest rate prior to the anticipated issuance of fixed rate debt or to manage the Company’s level of fixed and floating rate debt. The interest rate contracts are measured at fair value using information quoted by U.S. government bond dealers.

THE CLOROX COMPANY - 2017 Proxy Statement	B-41

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

During fiscal year 2015, the Company paid $25 to settle interest rate forward contracts related to the December 2014 issuance of $500 in senior notes. The settlement payments are reflected as operating cash flows in the consolidated statements of cash flows for the fiscal year ended June 30, 2015. The loss is reflected in Accumulated other comprehensive net loss on the consolidated balance sheets as of June 30, 2017 and 2016, and is being amortized into Interest expense on the consolidated statement of earnings over the 10-year term of the notes.

The Company had no outstanding interest rate forward contracts as of June 30, 2017 and 2016.

Commodity, Interest Rate and Foreign Exchange Derivatives

The Company designates its commodity forward and future contracts for forecasted purchases of raw materials, interest rate forward contracts for forecasted interest payments, and foreign currency forward contracts for forecasted purchases of inventory as cash flow hedges.

The effects of derivative instruments designated as hedging instruments on Other comprehensive income (loss) and Net earnings were as follows during the fiscal years ended June 30:

	Gains (losses) recognized in Other comprehensive income
	2017	2016	2015
Commodity purchase derivative contracts	$(3)	$(4)	$(13)
Foreign exchange derivative contracts	(1)	(3)	7
Interest rate derivative contracts	—	—	(12)
Total	$(4)	$(7)	$(18)

	Gains (losses) reclassified from Accumulated other comprehensive loss and recognized in Net earnings
	2017	2016	2015
Commodity purchase derivative contracts	$(2)	$(13)	$(5)
Foreign exchange derivative contracts	(3)	1	3
Interest rate derivative contracts	(6)	(6)	(5)
Total	$(11)	$(18)	$(7)

The gains (losses) reclassified from Accumulated other comprehensive net losses and recognized in Net earnings during the fiscal years ended June 30, 2017, 2016 and 2015, for commodity purchase and foreign exchange derivative contracts were included in Cost of products sold, and for interest rate derivative contracts were included in Interest expense.

The estimated amount of the existing net gain (loss) in Accumulated other comprehensive losses as of June 30, 2017, which is expected to be reclassified into Net earnings within the next twelve months, is $(8). Gains and losses on derivative instruments representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in Net earnings. During each of the fiscal years ended June 30, 2017, 2016 and 2015, hedge ineffectiveness was not significant.

B-42       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

Counterparty Risk Management and Derivative Contract Requirements

The Company utilizes a variety of financial institutions as counterparties for over-the counter derivative instruments. The Company enters into agreements governing the use of over-the-counter derivative instruments and sets internal limits on the aggregate over-the-counter derivative instrument positions held with each counterparty. Certain terms of these agreements require the Company or the counterparty to post collateral when the fair value of the derivative instruments exceeds contractually defined counterparty liability position limits. Of the over-the-counter derivative instruments held as of June 30, 2017 and June 30, 2016 $1 and $4, respectively, contained such terms. As of both June 30, 2017 and 2016, neither the Company nor any counterparty was required to post any collateral as no counterparty liability position limits were exceeded.

Certain terms of the agreements governing the Company’s over-the-counter derivative instruments require the credit ratings, as assigned by Standard & Poor’s and Moody’s to the Company and its counterparties, to remain at a level equal to or better than the minimum of an investment grade credit rating. If the Company’s credit ratings were to fall below investment grade, the counterparties to the derivative instruments could request full collateralization on derivative instruments in net liability positions. As of both June 30, 2017 and 2016, the Company and each of its counterparties had been assigned investment grade ratings by both Standard & Poor’s and Moody’s.

Certain of the Company’s exchange-traded futures contracts used for commodity price risk management include requirements for the Company to post collateral in the form of a cash margin account held by the Company’s broker for trades conducted on that exchange. As of June 30, 2017 and 2016, the Company maintained cash margin balances related to exchange-traded futures contracts of $1 and $1, respectively, which are classified as Prepaid expenses and other current assets on the consolidated balance sheets.

Trust Assets

The Company has held interests in mutual funds and cash equivalents as part of trust assets related to its nonqualified deferred compensation plans. The participants in the nonqualified deferred compensation plans, who are the Company’s current and former employees, may select among certain mutual funds in which their compensation deferrals are invested in accordance with the terms of the plan and within the confines of the trusts, which hold the marketable securities. The trusts represent variable interest entities for which the Company is considered the primary beneficiary, and therefore, trust assets are consolidated and included in Other assets in the consolidated balance sheets. The interests in mutual funds are measured at fair value using quoted market prices. The Company has designated these marketable securities as trading investments.

As of June 30, 2017, the value of the trust assets related to the Company’s nonqualified deferred compensation plans increased by $ 20 as compared to June 30, 2016, primarily due to current year employees’ contributions to these plans.

Fair Value of Financial Instruments

Financial assets and liabilities measured at fair value on a recurring basis in the consolidated balance sheets are required to be classified and disclosed in one of the following three categories of the fair value hierarchy:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions.

As of June 30, 2017 and 2016, the Company’s financial assets and liabilities that were measured at fair value on a recurring basis during the period included derivative financial instruments, which were classified as either Level 1 or Level 2, and trust assets to fund the Company’s nonqualified deferred compensation plans, which were classified as Level 1.

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THE CLOROX COMPANY - 2017 Proxy Statement	B-43

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

The following table summarizes the fair value of Company’s assets and liabilities for which disclosure of fair value is required as of June 30:

	Balance sheet classification	Fair value hierarchy level	2017		2016
			Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Investments including money market funds	Cash and cash equivalents(a)	1	$221	$221	$234	$234
Time deposits	Cash and cash equivalents(a)	2	115	115	79	79
Commodity purchase futures contracts	Prepaid expenses and other current assets	1	—	—	1	1
Commodity purchase swaps contracts	Prepaid expenses and other current assets	2	1	1	—	—
Foreign exchange forward contracts	Prepaid expenses and other current assets	2	—	—	1	1
Commodity purchase swaps contracts	Other assets	2	—	—	1	1
Trust assets for nonqualified deferred compensation plans	Other assets	1	72	72	52	52
			$409	$409	$368	$368
Liabilities
Notes and loans payable	Notes and loans payable(b)	2	$404	$404	$523	$523
Commodity purchase swaps contracts	Accounts payable and accrued liabilities	2	1	1	1	1
Foreign exchange forward contracts	Accounts payable and accrued liabilities	2	1	1	4	4
Current maturities of long-term debt and Long-term debt	Current maturities of long- term debt and Long-term debt(c)	2	1,791	1,855	1,789	1,922
			$2,197	$2,261	$2,317	$2,450

(a)	Cash and cash equivalents are composed of time deposits and other interest bearing investments including money market funds with original maturity dates of 90 days or less. Cash and cash equivalents are recorded at cost, which approximates fair value.
(b)	Notes and loan payable is composed of U.S. commercial paper and/or other similar short-term debts issued by non-U.S. subsidiaries, all of which are recorded at cost, which approximates fair value.
(c)	Current maturities of long-term debt and Long-term debt are recorded at cost. The fair value of Long-term debt, including current maturities, was determined using secondary market prices quoted by corporate bond dealers, and is classified as Level 2.

B-44       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 11. OTHER CONTINGENCIES AND GUARANTEES

Contingencies

The Company is involved in certain environmental matters, including response actions at various locations. The Company had recorded liabilities totaling $28 and $14 as of June 30, 2017 and June 30, 2016, respectively, for its share of aggregate future remediation costs related to these matters.

One matter, which accounted for $14 and less than $1 of the recorded liability as of June 30, 2017 and June 30, 2016, respectively, relates to environmental costs associated with one of the Company’s former operations at a site located in Alameda County, California. In November 2016, at the request of regulators and with the assistance of environmental consultants, the Company submitted a Feasibility Study that evaluated various options for managing the site and included estimates of the related costs. As a result, the Company recorded in Other (income) expense, net an undiscounted liability for costs estimated to be incurred over a 30-year period, based on the option recommended in the Feasibility Study. However, as a result of ongoing discussions with regulators, in June 2017 the Company increased its recorded liability to $14, which reflects anticipated costs to implement additional remediation measures at the site. While the Company believes its latest estimate is reasonable, regulators could require the Company to implement one of the other options evaluated in the Feasibility Study, with estimated undiscounted costs of up to $28 over an estimated 30-year period, or require the Company to take other actions and incur costs not included in the study.

Another matter in Dickinson County, Michigan, at the site of one of the Company’s former operations for which the Company is jointly and severally liable, accounted for $12 and $11 of the recorded liability as of June 30, 2017 and June 30, 2016, respectively. This amount reflects the Company’s agreement to be liable for 24.3% of the aggregate remediation and associated costs for this matter pursuant to a cost-sharing arrangement with a third party. With the assistance of environmental consultants, the Company maintains an undiscounted liability representing its current best estimate of its share of the capital expenditures, maintenance and other costs that may be incurred over an estimated 30 -year remediation period. Although it is reasonably possible that the Company’s exposure may exceed the amount recorded for the Dickinson County matter, any amount of such additional exposures, or range of exposures, is not estimable at this time. The Company’s estimated losses related to these matters are sensitive to a variety of uncertain factors, including the efficacy of any remediation efforts, changes in any remediation requirements, and the future availability of alternative clean-up technologies.

The Company is subject to various legal proceedings, claims and other loss contingencies, including, without limitation, loss contingencies relating to contractual arrangements, product liability, patents and trademarks, advertising, labor and employment, environmental, health and safety and other matters. With respect to these proceedings, claims and other loss contingencies, while considerable uncertainty exists, in the opinion of management at this time, the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

Guarantees

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any material payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

The Company had not recorded any liabilities on the aforementioned guarantees as of June 30, 2017 and 2016.

The Company was a party to letters of credit of $10 as of both June 30, 2017 and 2016, primarily related to one of its insurance carriers, of which $0 had been drawn upon.

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THE CLOROX COMPANY - 2017 Proxy Statement	B-45

NOTE 11. OTHER CONTINGENCIES AND GUARANTEES (Continued)

Other Matters

During the second quarter of fiscal year 2017, the Company recognized a $21 non-cash charge related to impairing certain assets of the Company’s Aplicare business within the Cleaning reportable segment. The asset impairment charge was recorded to Other (income) expense, net, and primarily related to writing down Property, plant and equipment to fair value in connection with an updated valuation of the Aplicare business. Such updated valuation took into account proposed actions that the Company planned to take in response to a December 2016 FDA warning letter that focused on the validation of Aplicare’s sterilization process as well as quality controls and environmental monitoring for Aplicare’s povidone-iodine products. The Aplicare business, which represents slightly less than 1% of the Company’s net sales, is a business primarily focused on providing skin antisepsis products to health care institutions. While the Company continues to believe in the value of the processes that Aplicare has used for the past 30 years, the Company may have additional future charges as it continues to address the warning letter and explores a range of various strategic alternatives for the Aplicare business, including a sale of the business. For the fiscal year ended June 30, 2017, the Aplicare business had net sales of $46 and insignificant net earnings excluding the $21 non-cash impairment charge recorded in the second quarter of fiscal year 2017. As of June 30, 2017, the Aplicare business had net assets of $15.

NOTE 12. LEASES AND OTHER COMMITMENTS

The Company leases various property, plant, and equipment including office, warehousing, manufacturing and research and development facilities, in addition to certain manufacturing and information technology equipment. The Company expects that, in the normal course of business, existing contracts will be renewed or replaced by other leases. Rental expense for all operating leases was $84, $77 and $76 in fiscal years 2017, 2016 and 2015, respectively.

The future minimum annual lease payments required under the Company’s existing non-cancelable operating and capital lease agreements as of June 30, 2017, were as follows:

Year	Operating leases	Capital leases
2018	$52	$2
2019	46	1
2020	41	—
2021	37	—
2022	32	—
Thereafter	137	—
Total	$345	$3

B-46       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 12. LEASES AND OTHER COMMITMENTS (Continued)

The Company is also a party to certain purchase obligations, which are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The Company enters into purchase obligations based on expectations of future business needs. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Many of these purchase obligations are short term in nature and are flexible to allow for changes in the Company’s business and related requirements. As of June 30, 2017, the Company’s purchase obligations were as follows:

Year	Purchase Obligations
2018	$158
2019	70
2020	36
2021	20
2022	13
Thereafter	21
Total	$318

NOTE 13. STOCKHOLDERS’ EQUITY

The Company has two share repurchase programs: an open-market purchase program with an authorized aggregate purchase amount of up to $750, all of which was available for share repurchases as of both June 30, 2017 and 2016, and a program to offset the anticipated impact of share dilution related to share-based awards (the Evergreen Program), which has no authorization limit as to amount or timing of repurchases. There were no share repurchases under the open-market purchase program during the fiscal years ended June 30, 2017, 2016 and 2015.

Share repurchases under the Evergreen Program were as follows during the fiscal years ended June 30:

	2017		2016		2015
	Amount	Shares (in 000’s)	Amount	Shares (in 000’s)	Amount	Shares (in 000’s)
Evergreen Program	$189	1,505	$254	2,151	$434	4,016

Dividends per share declared and paid, respectively, during the fiscal years ended June 30 were as follows:

	2017	2016	2015
Dividends per share declared	$3.24	$3.11	$2.99
Dividends per share paid	3.20	3.08	2.96

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THE CLOROX COMPANY - 2017 Proxy Statement	B-47

NOTE 13. STOCKHOLDERS’ EQUITY (Continued)

Accumulated Other Comprehensive Net (Losses) Income

Changes in Accumulated other comprehensive net (losses) income by component were as follows for the fiscal years ended June 30:

	Foreign currency translation adjustments	Net unrealized gains (losses) on derivatives	Pension and postretirement benefit adjustments	Accumulated other comprehensive (losses) income
Balance June 30, 2014	$(246)	$(39)	$(132)	$(417)
Other comprehensive income (loss) before reclassifications	(92)	(18)	(29)	(139)
Amounts reclassified from Accumulated other comprehensive net losses	—	7	—	7
Recognition of deferred foreign currency translation loss	30	—	—	30
Income tax benefit (expense)	8	(3)	12	17
Net current period other comprehensive income (loss)	(54)	(14)	(17)	(85)
Balance June 30, 2015	(300)	(53)	(149)	(502)
Other comprehensive income (loss) before reclassifications	(43)	(7)	(38)	(88)
Amounts reclassified from Accumulated other comprehensive net losses	—	18	—	18
Income tax benefit (expense)	(10)	(2)	14	2
Net current period other comprehensive income (loss)	(53)	9	(24)	(68)
Balance June 30, 2016	(353)	(44)	(173)	(570)
Other comprehensive income (loss) before reclassifications	(3)	(4)	27	20
Amounts reclassified from Accumulated other comprehensive net losses	—	11	9	20
Income tax benefit (expense)	—	—	(13)	(13)
Net current period other comprehensive income (loss)	(3)	7	23	27
Balance June 30, 2017	$(356)	$(37)	$(150)	$(543)

Included in foreign currency adjustments are re-measurement losses on long-term intercompany loans where settlement is not planned or anticipated in the foreseeable future. For the fiscal years ended June 30, 2017, 2016 and 2015, Other comprehensive losses on these loans totaled $2, $14 and $9, respectively, and there were no amounts reclassified from Accumulated other comprehensive net (losses) income for the periods presented.

Pension and postretirement benefit reclassification adjustments are reflected in Cost of products sold, Selling and administrative expenses and Research and development costs.

NOTE 14. NET EARNINGS PER SHARE (EPS)

The following is the reconciliation of the weighted average number of shares outstanding (in thousands) used to calculate basic net EPS to those used to calculate diluted net EPS for the fiscal years ended June 30:

	2017	2016	2015
Basic	128,953	129,472	130,310
Dilutive effect of stock options and other	2,613	2,245	2,466
Diluted	131,566	131,717	132,776
Antidilutive stock options and other	11	42	23

B-48       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 15. STOCK-BASED COMPENSATION PLANS

In November 2012, the Company’s stockholders voted to approve the amended and restated 2005 Stock Incentive Plan (the Plan). The Plan permits the Company to grant various nonqualified stock-based compensation awards, including stock options, restricted stock, performance units, deferred stock units, stock appreciation rights and other stock-based awards. The primary amendment reflected in the Plan was an increase of approximately 3 million common shares that may be issued for stock-based compensation purposes. As of June 30, 2017, the Company is authorized to grant up to approximately 7 million common shares under the Plan, and, as of June 30, 2017, approximately 7 million common shares were available for grant.

Compensation cost and the related income tax benefit recognized for stock-based compensation plans were classified as indicated below for the fiscal years ended June 30:

	2017	2016	2015
Cost of products sold	$7	$6	$4
Selling and administrative expenses	40	35	25
Research and development costs	4	4	3
Total compensation costs	$51	$45	$32
Related income tax benefit	$19	$17	$12

Cash received during fiscal years 2017, 2016 and 2015 from stock options exercised under all stock-based payment arrangements was $81, $180 and $230, respectively. The Company issues shares for stock-based compensation plans from treasury stock. The Company may repurchase shares under its Evergreen Program to offset the estimated impact of share dilution related to stock-based awards (See Note 13).

Details regarding the valuation and accounting for stock options, restricted stock awards, performance units and deferred stock units for non-employee directors follow.

Stock Options

The fair value of each stock option award granted during fiscal years 2017, 2016 and 2015 was estimated on the date of grant using the Black-Scholes valuation model and assumptions noted in the following table:

	2017	2016	2015
Expected life	5.5 years	5.6 years	5.6 to 5.8 years
Weighted-average expected life	5.5 years	5.6 years	5.7 years
Expected volatility	16.2% to 16.9%	16.4% to 17.3%	16.3% to 18.6%
Weighted-average volatility	16.9%	17.2%	16.6%
Risk-free interest rate	1.3% to 2.2%	1.3% to 1.7%	1.4% to 2.0%
Weighted-average risk-free interest rate	1.3%	1.7%	1.9%
Dividend yield	2.4% to 2.8%	2.5% to 2.8%	2.8% to 3.4%
Weighted-average dividend yield	2.6%	2.8%	3.3%

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THE CLOROX COMPANY - 2017 Proxy Statement	B-49

NOTE 15. STOCK-BASED COMPENSATION PLANS (Continued)

The expected life of the stock options is based on observed historical exercise patterns. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant, historical implied volatility of the Company’s publicly traded options and other factors. The risk-free interest rate is based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option. The dividend yield is based on the projected annual dividend payment per share, divided by the stock price at the date of grant.

Details of the Company’s stock option activities are summarized below:

	Number of Shares (In thousands)	Weighted- Average Exercise Price per Share	Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding as of June 30, 2016	6,827	$85	7 years	$366
Granted	1,318	123
Exercised	(1,115)	75
Canceled	(123)	112
Options outstanding as of June 30, 2017	6,907	$93	6 years	$277
Options vested as of June 30, 2017	3,835	$80	5 years	$204

The weighted-average fair value per share of each option granted during fiscal years 2017, 2016 and 2015, estimated at the grant date using the Black-Scholes option pricing model was $13.75, $13.21 and $9.65, respectively. The total intrinsic value of options exercised in fiscal years 2017, 2016 and 2015 was $65, $142 and $140, respectively.

Stock option awards outstanding as of June 30, 2017, have been granted at prices that are equal to the market value of the stock on the date of grant. Stock option grants generally vest over 4 years and expire no later than 10 years after the grant date. The Company recognizes compensation expense on a straight-line basis over the vesting period. As of June 30, 2017, there was $17 of total unrecognized compensation cost related to non-vested options, which is expected to be recognized over a remaining weighted-average vesting period of 1 year, subject to forfeiture changes.

Restricted Stock Awards

The fair value of restricted stock awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation expense on a straight-line basis over the related vesting periods, which are generally 3 to 4 years. The total number of restricted stock awards expected to vest is adjusted by actual and estimated forfeitures. Restricted stock grants receive dividend distributions earned during the vesting period upon vesting.

As of June 30, 2017, there was $1 of total unrecognized compensation cost related to non-vested restricted stock awards, which is expected to be recognized over a remaining weighted-average vesting period of 1 year. The total fair value of the shares that vested in each of the fiscal years 2017, 2016 and 2015 was $1 for all fiscal years. The weighted-average grant-date fair value of awards granted was $131.67, $128.91 and $95.67 per share for fiscal years 2017, 2016 and 2015, respectively.

A summary of the status of the Company’s restricted stock awards is presented below:

	Number of Shares (In thousands)	Weighted-Average Grant Date Fair Value per Share
Restricted stock awards as of June 30, 2016	13	$108
Granted	10	132
Vested	(4)	110
Forfeited	(1)	96
Restricted stock awards as of June 30, 2017	18	$120

B-50       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 15. STOCK-BASED COMPENSATION PLANS (Continued)

Performance Units

As of June 30, 2017, there was $31 in unrecognized compensation cost related to non-vested performance unit grants that is expected to be recognized over a remaining weighted-average performance period of 1 year. The weighted-average grant-date fair value of awards granted was $122.73, $92.35 and $89.75 per share for fiscal years 2017, 2016 and 2015, respectively.

A summary of the status of the Company’s performance unit awards is presented below:

	Number of Shares (In thousands)	Weighted-Average Grant Date Fair Value per Share
Performance unit awards as of June 30, 2016	952	$90
Granted	253	123
Distributed	(35)	59
Forfeited	(308)	87
Performance unit awards as of June 30, 2017	862	$102
Performance units vested and deferred as of June 30, 2017	—	$—

The non-vested performance units outstanding as of June 30, 2017 and 2016 were 738,000 and 794,000, respectively, and the weighted average grant date fair value was $108.00 and $95.18 per share, respectively. There were no shares vested during fiscal year 2017. Deferred shares continue to earn dividends, which are also deferred. The total fair value of shares vested was $0, $26 and $24 during fiscal years 2017, 2016 and 2015, respectively. Upon vesting, the recipients of the grants receive the distribution as shares or, if previously elected by eligible recipients, as deferred stock.

Deferred Stock Units for Nonemployee Directors

Nonemployee directors receive annual grants of deferred stock units under the Company’s director compensation program and can elect to receive all or a portion of their annual retainers and fees in the form of deferred stock units. The deferred stock units receive dividend distributions, which are reinvested as deferred stock units, and are recognized at their fair value on the date of grant. Each deferred stock unit represents the right to receive one share of the Company’s common stock following the completion of a director’s service.

During fiscal year 2017, the Company granted 14,000 deferred stock units, reinvested dividends of 6,000 units and distributed 59,000 shares, which had a weighted-average fair value on the grant date of $121.37, $125.68 and $77.15 per share, respectively. As of June 30, 2017, 205,000 units were outstanding, which had a weighted-average fair value on the grant date of $74.28 per share.

NOTE 16. OTHER (INCOME) EXPENSE, NET

The major components of Other (income) expense, net, for the fiscal years ended June 30 were:

	2017	2016	2015
Income from equity investees	$(19)	$(15)	$(14)
Gain on sale of assets and investments, net	(11)	(11)	(13)
Interest income	(4)	(5)	(4)
Asset impairment charges	23	10	3
Amortization of trademarks and other intangible assets	10	8	8
Foreign exchange transaction losses, net	(1)	1	9
Other	8	5	(2)
Total	$6	$(7)	$(13)

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THE CLOROX COMPANY - 2017 Proxy Statement	B-51

NOTE 16. OTHER (INCOME) EXPENSE, NET (Continued)

In January 2017, the Company sold an Australian distribution facility, previously reported in the International reportable segment, which resulted in $23 in cash proceeds from investing activities and a gain of $10 included in Gain on sale of assets and investments, net in the table above for the fiscal year ended June 30, 2017.

In April 2016, the Company sold its Los Angeles bleach manufacturing facility, previously reported in the Cleaning reportable segment, which resulted in $20 in cash proceeds from investing activities and a gain of $11 included in Gain on sale of assets and investments, net in the table above for the fiscal year ended June 30, 2016.

In April 2015, a low-income housing partnership, in which the Company was a limited partner, sold its real estate holdings. The real property sale resulted in $15 in cash proceeds from investing activities and a net gain of $13 included in Gain on sale of assets and investments, net in the table above for the fiscal year ended June 30, 2015.

During the second quarter of fiscal year 2017, the Company recognized a $21 non-cash charge related to impairing certain assets of the Company’s Aplicare business within the Cleaning reportable segment. The asset impairment charge is included in Asset impairment charges in the table above for the fiscal year ended June 30, 2017 and primarily related to writing down Property, plant and equipment to fair value in connection with an updated valuation of the Aplicare business. Refer to Note 11 for further details.

During fiscal year 2016, the Company recognized $9 of intangible asset impairment charges, of which $6 related to the Aplicare® trademark within the Cleaning reportable segment. The Aplicare® trademark impairment is included in Asset impairment charges in the table above for the fiscal year ended June 30, 2016 and was recognized based on the anticipated impact on future results from a competitive market entrant.

During fiscal year 2017, the Company recognized $14 of projected environmental costs associated with its former operations at a site in Alameda County, California within Corporate. These costs are included in Other in the table above for the fiscal year ended June 30, 2017. Refer to Note 11 for further details.

NOTE 17. INCOME TAXES

The provision for income taxes on continuing operations, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2017	2016	2015
Current
Federal	$291	$254	$265
State	36	31	28
Foreign	38	45	38
Total current	365	330	331
Deferred
Federal	(29)	11	(13)
State	(2)	1	(1)
Foreign	(4)	(7)	(2)
Total deferred	(35)	5	(16)
Total	$330	$335	$315

The components of earnings from continuing operations before income taxes, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2017	2016	2015
United States	$927	$900	$829
Foreign	106	83	92
Total	$1,033	$983	$921

B-52       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 17. INCOME TAXES (Continued)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate on continuing operations follows for the fiscal years ended June 30:

	2017	2016	2015
Statutory federal tax rate	35.0%	35.0%	35.0%
State taxes (net of federal tax benefits)	2.2	2.1	2.1
Tax differential on foreign earnings	(0.6)	0.5	(0.3)
Federal domestic manufacturing deduction	(2.6)	(2.4)	(2.1)
Change in valuation allowance	0.2	0.5	0.6
Federal excess tax benefits	(2.0)	—	—
Other differences	(0.3)	(1.6)	(1.1)
Effective tax rate	31.9%	34.1%	34.2%

Applicable U.S. income taxes and foreign withholding taxes have not been provided on approximately $229 of undistributed earnings of certain foreign subsidiaries as of June 30, 2017, because these earnings are considered indefinitely reinvested. The estimated net federal income tax liability that could arise if these earnings were not indefinitely reinvested is approximately $60. Applicable U.S. income and foreign withholding taxes are provided on these earnings in the periods in which they are no longer considered indefinitely reinvested.

Beginning with the adoption of ASU 2016-09 in the first quarter of fiscal year 2017 (See Note 1), excess tax benefits resulting from stock-based payment arrangements are recognized as income tax benefits in the consolidated statements of earnings. Prior to this adoption, such excess tax benefits were recorded as increases to Additional paid-in capital. Excess tax benefits of approximately $22 were realized and recorded to Income tax expense for fiscal year 2017. Excess tax benefits of $51 and $42 were realized and recorded to Additional paid-in capital for fiscal years 2016 and 2015, respectively.

The components of net deferred tax assets (liabilities) as of June 30 are shown below:

	2017	2016
Deferred tax assets(a)
Compensation and benefit programs	$182	$193
Basis difference related to Venture Agreement	30	30
Accruals and reserves	41	34
Inventory costs	25	21
Net operating loss and tax credit carryforwards	52	48
Other	54	54
Subtotal	384	380
Valuation allowance	(40)	(37)
Total deferred tax assets	344	343
Deferred tax liabilities(a)
Fixed and intangible assets	(311)	(325)
Low-income housing partnerships	(25)	(23)
Unremitted foreign earnings	(7)	(16)
Other	(24)	(25)
Total deferred tax liabilities	(367)	(389)
Net deferred tax assets (liabilities)	$(23)	$(46)

(a)	In fiscal year 2016, the Company prospectively adopted ASU No. 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes," requiring all deferred tax assets and liabilities to be classified as noncurrent.

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THE CLOROX COMPANY - 2017 Proxy Statement	B-53

NOTE 17. INCOME TAXES (Continued)

The Company reviews its deferred tax assets for recoverability on a quarterly basis. A valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Valuation allowances have been provided to reduce deferred tax assets to amounts considered recoverable. Details of the valuation allowance were as follows as of June 30:

	2017	2016
Valuation allowance at beginning of year	$(37)	$(34)
Net decrease/(increase) for other foreign deferred tax assets	—	3
Net decrease/(increase) for foreign net operating loss carryforwards and tax credits	(3)	(6)
Valuation allowance at end of year	$(40)	$(37)

As of June 30, 2017, the Company had foreign tax credit carryforwards of $26 for U.S. income tax purposes with expiration dates between fiscal years 2023 and 2027. Tax credit carryforwards in foreign jurisdictions of $20 have expiration dates in fiscal year 2031. Tax credit carryforwards in foreign jurisdictions of $1 can be carried forward indefinitely. Tax benefits from foreign net operating loss carryforwards of $18 have expiration dates between fiscal years 2018 and 2037. Tax benefits from foreign net operating loss carryforwards of $13 can be carried forward indefinitely.

The Company files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. The federal statute of limitations has expired for all tax years through June 30, 2012. Various income tax returns in state and foreign jurisdictions are currently in the process of examination.

The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of June 30, 2017 and 2016, the total balance of accrued interest and penalties related to uncertain tax positions was $3 and $3, respectively. Interest and penalties related to uncertain tax positions included in income tax expense resulted in a net benefit of $1, $1 and $1 in fiscal years 2017, 2016 and 2015, respectively.

The following is a reconciliation of the beginning and ending amounts of the Company’s gross unrecognized tax benefits:

	2017	2016	2015
Unrecognized tax benefits at beginning of year	$37	$38	$71
Gross increases – tax positions in prior periods	1	3	3
Gross decreases – tax positions in prior periods	(6)	(3)	(8)
Gross increases – current period tax positions	9	8	6
Gross decreases – current period tax positions	—	—	—
Lapse of applicable statute of limitations	(1)	(4)	(34)
Settlements	—	(5)	—
Unrecognized tax benefits at end of year	$40	$37	$38

Included in the balance of unrecognized tax benefits as of June 30, 2017, 2016 and 2015, are potential benefits of $28, $27 and $27, respectively, which if recognized, would affect net earnings. During the fiscal year ended June 30, 2015, $32 of gross unrecognized tax benefits relating to other discontinued operations for periods prior to fiscal year 2015 were recognized upon the expiration of the applicable statute of limitations. Recognition of these previously disclosed tax benefits had no impact on the Company’s cash flow or earnings from continuing operations for the fiscal years ended June 30, 2017, 2016 and 2015.

B-54       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 18. EMPLOYEE BENEFIT PLANS

Retirement Income Plans

The Company has various retirement income plans for eligible domestic and international employees. As of June 30, 2017 and 2016, the domestic retirement income plans are frozen for most participants, and the benefits of the domestic retirement income plans are generally based on either employee years of service and compensation or a stated dollar amount per year of service.

The Company contributed $31, $31 and $13 to its domestic retirement income plans during fiscal years 2017, 2016 and 2015, respectively. The Company’s funding policy is to contribute amounts sufficient to meet benefit payments and minimum funding requirements as set forth in employee benefit tax laws plus additional amounts as the Company may determine to be appropriate.

Retirement Health Care Plans

The Company provides certain health care benefits for employees who meet age, participation and length of service requirements at retirement. The plans pay stated percentages of covered expenses after annual deductibles have been met or stated reimbursements up to a specified dollar subsidy amount. Benefits paid take into consideration payments by Medicare for the domestic plan. The plans are funded as claims are paid, and the Company has the right to modify or terminate certain plans.

The assumed domestic health care cost trend rate used in measuring the accumulated benefit obligation (ABO) was 6.50% for both medical and prescription drugs for fiscal year 2017. These rates have been assumed to gradually decrease each year until an assumed ultimate trend of 4.5% is reached in 2037. The health care cost trend rate assumption has a minimal effect on the amounts reported due primarily to the existence of benefit cap provisions in the Company’s domestic plan. As such, the effect of a hypothetical 100 basis point increase or decrease in the assumed domestic health care cost trend rate on the total service and interest cost components as well as the postretirement benefit obligation would have been immaterial for each of the fiscal years ended June 30, 2017, 2016 and 2015.

Continues on next page ►

THE CLOROX COMPANY - 2017 Proxy Statement	B-55

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Benefit Obligation and Funded Status

Summarized information for the Company’s retirement income and retirement health care plans as of and for the fiscal years ended June 30 is as follows:

	Retirement Income		Retirement Health Care
	2017	2016	2017	2016
Change in benefit obligations:
Benefit obligation as of beginning of year	$673	$639	$47	$45
Service cost	1	1	—	—
Interest cost	22	26	2	2
Actuarial loss (gain)	(21)	51	(4)	2
Plan amendments	—	(1)	—	—
Translation and other adjustments	—	(1)	—	—
Benefits paid	(42)	(42)	(3)	(2)
Benefit obligation as of end of year	633	673	42	47
Change in plan assets:
Fair value of assets as of beginning of year	$423	$409	$—	$—
Actual return on plan assets	22	26	—	—
Employer contributions	31	31	3	2
Benefits paid	(42)	(42)	(3)	(2)
Translation and other adjustments	—	(1)	—	—
Fair value of plan assets as of end of year	434	423	—	—
Accrued benefit cost, net funded status	$(199)	$(250)	$(42)	$(47)
Amount recognized in the balance sheets consists of:
Pension benefit assets	$2	$1	$—	$—
Current accrued benefit liability	(15)	(14)	(3)	(3)
Non-current accrued benefit liability	(186)	(237)	(39)	(44)
Accrued benefit cost, net	$(199)	$(250)	$(42)	$(47)

For the retirement income plans, the benefit obligation is the projected benefit obligation (PBO). For the retirement health care plan, the benefit obligation is the ABO.

The ABO for all retirement income plans was $632, $596 and $559 as of June 30, 2017, 2016 and 2015, respectively.

Retirement income plans with ABO in excess of plan assets as of June 30 were as follows:

	ABO Exceeds the Fair Value of Plan Assets
	2017	2016
Projected benefit obligation	$611	$651
Accumulated benefit obligation	610	650
Fair value of plan assets	409	399

B-56       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Net Periodic Benefit Cost

The net cost of the retirement income and health care plans for the fiscal years ended June 30 included the following components:

	Retirement Income			Retirement Health Care
	2017	2016	2015	2017	2016	2015
Service cost	$1	$1	$2	$—	$—	$—
Interest cost	22	26	25	2	2	2
Expected return on plan assets	(20)	(17)	(20)	—	—	—
Amortization of unrecognized items	10	10	12	(2)	(3)	2
Total	$14	$20	$19	$—	$(1)	$4

Items not yet recognized as a component of postretirement expense as of June 30, 2017, consisted of:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain)	$262	$(16)
Prior service benefit	—	(5)
Net deferred income tax (assets) liabilities	(98)	7
Accumulated other comprehensive loss (income)	$164	$(14)

Net actuarial loss (gain) recorded in Accumulated other comprehensive net (losses) income for the fiscal year ended June 30, 2017, included the following:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain) as of beginning of year	$296	$(13)
Amortization during the year	(11)	1
Loss (gain) during the year	(23)	(4)
Net actuarial loss (gain) as of end of year	$262	$(16)

The Company uses the straight-line amortization method for unrecognized prior service costs and benefits. In fiscal year 2018, the Company expects to recognize, on a pre-tax basis, $7 of the net actuarial loss as a component of net periodic benefit cost for the retirement income plans. In addition, in fiscal year 2018, the Company expects to recognize, on a pre-tax basis, $3 of the net actuarial gain as a component of net periodic benefit cost for the retirement health care plans.

Assumptions

Weighted-average assumptions used to estimate the actuarial present value of benefit obligations as of June 30 were as follows:

	Retirement Income		Retirement Health Care
	2017	2016	2017	2016
Discount rate	3.70%	3.42%	3.66%	3.42%
Rate of compensation increase	2.83%	2.92%	n/a	n/a

Continues on next page ►

THE CLOROX COMPANY - 2017 Proxy Statement	B-57

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Weighted-average assumptions used to estimate the retirement income and retirement health care costs as of June 30 were as follows:

	Retirement Income
	2017	2016	2015
Discount rate	3.42%	4.20%	4.05%
Rate of compensation increase	2.92%	3.37%	4.46%
Expected return on plan assets	4.73%	4.34%	5.28%

	Retirement Health Care
	2017	2016	2015
Discount rate	3.42%	4.16%	4.00%

The expected long-term rate of return assumption is based on an analysis of historical experience of the portfolio and the summation of prospective returns for each asset class in proportion to the fund’s current asset allocation.

Expected Benefit Payments

Expected benefit payments for the Company’s retirement income and retirement health care plans as of June 30, 2017, were as follows:

	Retirement Income	Retirement Health Care
2018	$40	$3
2019	51	3
2020	38	3
2021	37	3
2022	37	3
Fiscal years 2023 through 2027	190	12

Expected benefit payments are based on the same assumptions used to measure the benefit obligations and include estimated future employee service.

Plan Assets

The target allocations and weighted average asset allocations by asset category of the investment portfolio for the Company’s domestic retirement income plans as of June 30 were:

	% Target Allocation		% of Plan Assets
	2017	2016	2017	2016
U.S. equity	11%	11%	11%	11%
International equity	12	12	12	11
Fixed income	74	74	73	74
Other	3	3	4	4
Total	100%	100%	100%	100%

The target asset allocation is determined based on the optimal balance between risk and return and, at times, may be adjusted to achieve the plan’s overall investment objective to generate sufficient resources to pay current and projected plan obligations over the life of the domestic retirement income plan.

B-58       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

The following table sets forth by level within the fair value hierarchy, the retirement income plans’ assets carried at fair value as of June 30:

	2017
	Level 1	Level 2	Total
Cash equivalents	$2	$—	$2
Total assets in the fair value hierarchy	2	—	2
Common collective trusts measured at net asset value
Bond funds			$310
International equity funds			64
Domestic equity funds			46
Real estate fund			12
Total common collective trusts measured at net asset value			432
Total assets at fair value			$434

	2016
	Level 1	Level 2	Total
Cash equivalents	$2	$—	$2
Total assets in the fair value hierarchy	2	—	2
Common collective trusts measured at net asset value
Bond funds			$307
International equity funds			56
Domestic equity funds			44
Real estate fund			14
Total common collective trusts measured at net asset value			421
Total assets at fair value			$423

The carrying value of cash equivalents approximates its fair value as of June 30, 2017 and 2016.

Common collective trust funds are not publicly traded and are valued at a net asset value unit price determined by the portfolio’s sponsor based on the fair value of underlying assets held by the common collective trust fund on June 30, 2017 and 2016.

The common collective trusts are invested in various trusts that attempt to achieve their investment objectives by investing primarily in other collective investment funds which have characteristics consistent with each trust’s overall investment objective and strategy.

Defined Contribution Plans

The Company has various defined contribution plans for eligible domestic and international employees. The aggregate cost of the domestic defined contribution plans was $47, $45 and $45 in fiscal years 2017, 2016 and 2015, respectively. The aggregate cost of the international defined contribution plans was $3 for the fiscal years ended June 30, 2017, 2016 and 2015.

THE CLOROX COMPANY - 2017 Proxy Statement	B-59

NOTE 19. SEGMENT REPORTING

The Company operates through strategic business units that are aggregated into the following four reportable segments based on the economics and nature of the products sold:

●

Cleaning consists of laundry, home care and professional products marketed and sold in the United States. Products within this segment include laundry additives, including bleach products under the Clorox® brand and Clorox 2® stain fighter and color booster; home care products, primarily under the Clorox®, Formula 409®, Liquid-Plumr®, Pine-Sol®, S.O.S® and Tilex® brands; naturally derived products under the Green Works® brand; and professional cleaning and disinfecting products under the Clorox®, Dispatch®, Aplicare®, HealthLink® and Clorox Healthcare® brands.

●

Household consists of charcoal, bags, wraps and containers, cat litter and digestive health products marketed and sold in the United States. Products within this segment include charcoal products under the Kingsford® and Match Light® brands; bags, wraps and containers under the Glad® brand; cat litter products under the Fresh Step®, Scoop Away® and Ever Clean® brands; and digestive health products under the RenewLife® brand.

●

Lifestyle consists of food products, water-filtration systems and filters and natural personal care products marketed and sold in the United States. Products within this segment include dressings and sauces, primarily under the Hidden Valley®, KC Masterpiece®, Kingsford® and Soy Vay® brands; water-filtration systems and filters under the Brita® brand; and natural personal care products under the Burt’s Bees® brand.

●

International consists of products sold outside the United States. Products within this segment include laundry, home care, water-filtration, digestive health products, charcoal and cat litter products, food products, bags, wraps and containers, natural personal care products and professional cleaning and disinfecting products, primarily under the Clorox®, Glad®, PinoLuz®, Ayudin®, Limpido®, Clorinda®, Poett®, Mistolin®, Lestoil ®, Bon Bril®, Brita®, Green Works®, Pine-Sol®, Agua Jane ®, Chux®, RenewLife®, Kingsford®, Fresh Step®, Scoop Away®, Ever Clean ®, KC Masterpiece®, Hidden Valley®, Burt’s Bees® brands and Clorox Healthcare® brands.

B-60       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 19. SEGMENT REPORTING (Continued)

Certain non-allocated administrative costs, interest income, interest expense and various other non-operating income and expenses are reflected in Corporate. Corporate assets include cash and cash equivalents, prepaid expenses and other current assets, property and equipment, other investments and deferred taxes.

	Fiscal Year	Cleaning	Household	Lifestyle	International	Corporate	Total Company
Net sales	2017	$2,002	$1,961	$1,000	$1,010	$ —	$5,973
	2016	1,912	1,862	990	997	—	5,761
	2015	1,824	1,794	950	1,087	—	5,655
Earnings (losses) from continuing operations before income taxes	2017	523	419	244	81	(234)	1,033
	2016	511	428	251	66	(273)	983
	2015	445	375	257	79	(235)	921
Income from equity investees	2017	—	—	—	19	—	19
	2016	—	—	—	15	—	15
	2015	—	—	—	14	—	14
Total assets(1)	2017	881	1,103	902	1,060	627	4,573
	2016	883	1,092	880	1,057	598	4,510
Capital expenditures	2017	76	82	30	37	6	231
	2016	44	83	18	24	3	172
	2015	35	50	11	25	4	125
Depreciation and amortization	2017	51	64	20	22	6	163
	2016	61	60	19	21	4	165
	2015	52	67	19	24	7	169
Significant non-cash charges included in earnings (losses) from continuing operations before income taxes:
Stock-based compensation	2017	16	15	9	2	9	51
	2016	10	8	5	1	21	45
	2015	8	7	4	1	12	32
(1)

Prior year amounts have been retrospectively adjusted to conform to the current year presentation of debt issuance costs required by ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” See Note 1 for details.

All intersegment sales are eliminated and are not included in the Company’s reportable segments’ net sales.

Net sales to the Company’s largest customer, Walmart Stores, Inc. and its affiliates, were 26%, 27% and 26% of consolidated net sales for each of the fiscal years ended June 30, 2017, 2016 and 2015, respectively, and occurred across all of the Company’s reportable segments. No other customers accounted for 10% or more of the Company’s consolidated net sales in any of these fiscal years.

Continues on next page ►

THE CLOROX COMPANY - 2017 Proxy Statement	B-61

NOTE 19. SEGMENT REPORTING (Continued)

The Company’s product lines that accounted for 10% or more of consolidated net sales for the fiscal years ended June 30 were as follows:

	2017	2016	2015
Home Care products	25%	24%	24%
Bags, wraps and containers	18%	19%	19%
Laundry additives	15%	16%	17%
Charcoal products	11%	11%	11%
Food products	10%	10%	10%

Net sales and property, plant and equipment, net, by geographic area as of and for the fiscal years ended June 30 were as follows:

	Fiscal Year	United States	Foreign	Total Company
Net sales	2017	$5,001	$972	$5,973
	2016	4,805	956	5,761
	2015	4,609	1,046	5,655
Property, plant and equipment, net	2017	823	108	931
	2016	799	107	906

NOTE 20. RELATED PARTY TRANSACTIONS

The Company holds various equity investments with ownership percentages of up to 50% in a number of consumer products businesses, most of which operate outside the United States. The equity investments, presented in Other assets accounted for under the equity method, were $58 and $59 as of the fiscal years ended June 30, 2017 and 2016, respectively. The Company has no ongoing capital commitments, loan requirements, guarantees or any other types of arrangements under the terms of its agreements that would require any future cash contributions or disbursements arising out of an equity investment.

Transactions with the Company’s equity investees typically represent payments for contract manufacturing and purchases of raw materials. Payments to related parties, including equity investees, for such transactions during the fiscal years ended June 30, 2017, 2016 and 2015 were $62, $57 and $55, respectively. Receipts from and ending accounts receivable and payable balances related to the Company’s related parties were not significant during or as of the end of each of the fiscal years presented.

B-62       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

NOTE 21. UNAUDITED QUARTERLY DATA

Dollars in millions, except market price and per share data	Quarters Ended
	September 30	December 31	March 31	June 30	Total Year
Fiscal year ended June 30, 2017
Net sales	$1,443	$1,406	$1,477	$1,647	$5,973
Cost of products sold	803	777	827	895	3,302
Earnings from continuing operations	179	150	172	202	703
Earnings (losses) from discontinued operations, net of tax	—	(1)	—	(1)	(2)
Net earnings	179	149	172	201	701
Per common share:
Basic
Continuing operations	$1.39	$1.16	$1.34	$1.56	$5.45
Discontinued operations	—	—	—	(0.01)	(0.02)
Basic net earnings per share	$1.39	$1.16	$1.34	$1.55	$5.43
Diluted
Continuing operations	$1.36	$1.14	$1.31	$1.53	$5.35
Discontinued operations	—	—	—	(0.01)	(0.02)
Diluted net earnings per share	$1.36	$1.14	$1.31	$1.52	$5.33
Dividends declared per common share	$0.80	$0.80	$0.80	$0.84	$3.24
Market price (NYSE)
High	$140.47	$124.70	$139.30	$141.76	$141.76
Low	121.75	111.24	118.41	127.62	111.24
Year-end					133.24
Fiscal year ended June 30, 2016
Net sales	$1,390	$1,345	$1,426	$1,600	$5,761
Cost of products sold	765	745	780	873	3,163
Earnings from continuing operations	173	151	159	165	648
Losses from discontinued operations, net of tax	(1)	(2)	3	—	—
Net earnings	172	149	162	165	648
Per common share:
Basic
Continuing operations	$1.34	$1.16	$1.23	$1.28	$5.01
Discontinued operations	(0.01)	(0.01)	0.02	—	—
Basic net earnings per share	$1.33	$1.15	$1.25	$1.28	$5.01
Diluted
Continuing operations	$1.32	$1.14	$1.21	$1.26	$4.92
Discontinued operations	(0.01)	(0.01)	0.02	—	—
Diluted net earnings per share	$1.31	$1.13	$1.23	$1.26	$4.92
Dividends declared per common share	$0.77	$0.77	$0.77	$0.80	$3.11
Market price (NYSE)
High	$119.75	$131.78	$132.19	$138.41	$138.41
Low	104.26	114.06	122.40	119.23	104.26
Year-end					138.39

Continues on next page ►

THE CLOROX COMPANY - 2017 Proxy Statement	B-63

FIVE-YEAR FINANCIAL SUMMARY
The Clorox Company

	Years ended June 30
Dollars in millions, except per share data	2017	2016	2015	2014	2013
OPERATIONS
Net sales	$5,973	$5,761	$5,655	$5,514	$5,533
Gross profit	2,671	2,598	2,465	2,356	2,391
Earnings from continuing operations	$703	$648	$606	$579	$573
(Losses) earnings from discontinued operations, net of tax	(2)	—	(26)	(21)	(1)
Net earnings	$701	$648	$580	$558	$572
COMMON STOCK
Earnings per share
Continuing operations
Basic	$5.45	$5.01	$4.65	$4.47	$4.37
Diluted	5.35	4.92	4.57	4.39	4.31
Dividends declared per share	3.24	3.11	2.99	2.87	2.63

	As of June 30
Dollars in millions	2017	2016	2015	2014	2013
OTHER DATA
Total assets(1)	$4,573	$4,510	$4,154	$4,251	$4,302
Long-term debt(1)	1,391	1,789	1,786	1,588	2,161

(1)

Prior year amounts have been retrospectively adjusted to conform to the current year presentation of debt issuance costs required by ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” See Note 1 for details.

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES (Dollars in millions)

Column A	Column B	Column C	Column D		Column E
		Additions	Deductions
Description	Balance at beginning of period	Charged to costs and expenses	Credited to costs and expenses	Credited to other accounts	Balance at end of period
Allowance for doubtful accounts
Year ended June 30, 2017	$(5)	$—	$2	$—	$(3)
Year ended June 30, 2016	(4)	(1)	—	—	(5)
Year ended June 30, 2015	(3)	(1)	—	—	(4)
LIFO allowance
Year ended June 30, 2017	$(32)	$—	$—	$6	$(26)
Year ended June 30, 2016	(34)	(1)	—	3	(32)
Year ended June 30, 2015	(36)	—	—	2	(34)
Valuation allowance on deferred tax assets
Year ended June 30, 2017	$(37)	$(3)	$—	$—	$(40)
Year ended June 30, 2016	(34)	(5)	—	2	(37)
Year ended June 30, 2015	(51)	(4)	—	21	(34)

B-64       THE CLOROX COMPANY - 2017 Proxy Statement

Appendix B

THE CLOROX COMPANY
RECONCILIATION OF ECONOMIC PROFIT (UNAUDITED)(1)

Dollars in millions	FY17	FY16	FY15
Earnings from continuing operations before income taxes	$1,033	$983	$921
Add back:
Non-cash U.S. GAAP restructuring and intangible asset impairment
charges	4	9	1
Interest expense	88	88	100
Earnings from continuing operations before income taxes,
non-cash U.S. GAAP restructuring and intangible asset impairment
charges, and interest expense	$1,125	$1,080	$1,022
Less: Income taxes on earnings from continuing operations before income taxes, non-cash U.S. GAAP restructuring and intangible asset
impairment charges and interest expense(2)	359	368	350
Adjusted after tax profit	766	712	672
Average capital employed(3)	2,680	2,463	2,385
Less: Capital charge(4)	241	222	214
Economic profit(1) (Adjusted after tax profit less capital charge)	$525	$490	$458

(1)	Economic profit (EP) is defined by the Company as earnings from continuing operations before income taxes, excluding non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the Company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit.
(2)	The tax rate applied is the effective tax rate on earnings from continuing operations, which was 31.9%, 34.1% and 34.2% in fiscal years 2017, 2016 and 2015, respectively.
(3)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year after tax noncash U.S. GAAP restructuring and intangible asset impairment charges. Average capital employed is the average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:
(4)	Capital charge represents average capital employed multiplied by a cost of capital, which was 9% for all fiscal years presented. The calculation of capital charge includes the impact of rounding numbers.

Dollars in millions	FY17	FY16	FY15
Total assets(5)	$4,573	$4,510	$4,154
Less:
Accounts payable and accrued liabilities(6)	1,002	1,032	976
Income taxes payable	—	—	31
Other liabilities(6)	770	784	745
Deferred income taxes	61	82	95
Non-interest bearing liabilities	1,833	1,898	1,847
Total capital employed	2,740	2,612	2,307
After tax non-cash U.S. GAAP restructuring and intangible asset impairment charges	2	6	1
Adjusted capital employed	$2,742	$2,618	$2,308
Average capital employed	$2,680	$2,463	$2,385

(5)	Prior year amounts have been retrospectively adjusted to conform to the current year presentation of debt issuance costs required by ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” Refer to the Notes to Consolidated Financial Statements for further details.
(6)	Accounts payable and accrued liabilities were combined into one financial statement line as of June 30, 2016. The change has been retrospectively applied to all periods presented. Accounts payable and accrued liabilities and Other Liabilities are adjusted to exclude interest-bearing liabilities.

THE CLOROX COMPANY - 2017 Proxy Statement	B-65

IMPORTANT ANNUAL STOCKHOLDERS MEETING INFORMATION

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Available 24 hours a day, 7 days a week!
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Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends a vote FOR the election of each of the following director nominees:
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Amy Banse	☐	☐	☐	05 - Esther Lee	☐	☐	☐	09 - Pamela Thomas-Graham	☐	☐	☐
02 - Richard H. Carmona	☐	☐	☐	06 - A.D. David Mackay	☐	☐	☐	10 - Carolyn M. Ticknor	☐	☐	☐
03 - Benno Dorer	☐	☐	☐	07 - Robert W. Matschullat	☐	☐	☐	11 - Russell Weiner	☐	☐	☐
04 - Spencer C. Fleischer	☐	☐	☐	08 - Jeffrey Noddle	☐	☐	☐	12 - Christopher J. Williams	☐	☐	☐

B	The Board of Directors recommends a vote FOR Proposal 2.
	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

D	The Board of Directors recommends a vote FOR Proposal 4.
	For	Against	Abstain
4. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

F	The Board of Directors recommends a vote FOR Proposal 6.
	For	Against	Abstain
6. Approval of the Company’s Equity Award Policy for Non-Employee Directors.	☐	☐	☐
C	The Board of Directors recommends ONE YEAR for Proposal 3.
	1 Year	2 Years	3 Years	Abstain
3. Advisory Vote on the frequency of future Advisory Votes on Executive Compensation.	☐	☐	☐	☐

E	The Board of Directors recommends a vote FOR Proposal 5.
	For	Against	Abstain
5. Approval of the Material Terms of the Performance Goals under the Company’s 2005 Stock Incentive Plan.	☐	☐	☐

G	The Board of Directors recommends a vote AGAINST Proposal 7.
	For	Against	Abstain
7. Stockholder Proposal to amend Proxy Access Bylaws.	☐	☐	☐

Dear Stockholders:

Attached is the proxy for The Clorox Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”). It is important that you vote your shares. You may vote via telephone, the Internet or mail. If you wish to vote via telephone or the Internet, instructions are printed on this form. If you wish to vote by mail, please mark, sign, date and return the proxy using the enclosed envelope.

Only stockholders on the record date, September 18, 2017, or their legal proxy holders, may attend the Annual Meeting. To be admitted to the Annual Meeting, you must bring a current form of government-issued photo identification and proof that you owned Clorox common stock on the record date. Please see the “Attending the Annual Meeting” section of the proxy statement for further information.

Sincerely,
Angela C. Hilt
Vice President – Corporate Secretary
& Associate General Counsel

Annual Meeting of Stockholders
● Meeting Date: November 15, 2017
● Check-In Time: 7:30 a.m. Eastern Time
● Meeting Time: 8:00 a.m. Eastern Time
● Meeting Location: the Company’s Durham, NC, offices, 210 W. Pettigrew Street, Durham, NC 27701

Please note that cameras, recording equipment and other electronic devices will not be allowed to be used in the meeting except for use by the Company. For your protection, briefcases, purses, packages, etc. may be inspected as you enter the meeting.

The Notice of Annual Meeting, Proxy Statement and 2017 Integrated Annual Report — Executive Summary are available at www.envisionreports.com/CLX.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Clorox Company
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX COMPANY

ANNUAL MEETING OF STOCKHOLDERS — NOVEMBER 15, 2017

The stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Benno Dorer, Stephen M. Robb and Laura Stein, and each of them individually, as proxies, each with full power of substitution, to vote as designated on the reverse side of this ballot, all of the shares of common stock of The Clorox Company that the stockholder(s) whose signature(s) appear(s) on the reverse side would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern time on Wednesday, November 15, 2017, at the Company’s Durham, NC, offices, 210 W. Pettigrew Street, Durham, NC 27701 and any adjournment or postponement thereof. A majority of said proxies, including any substitutes, or if only one of them be present, then that one, may exercise all of the powers of said proxies hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, ONE YEAR FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR PROPOSAL 6 AND AGAINST PROPOSAL 7.

If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Items to be voted appear on reverse side)
H	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

I	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - I ON BOTH SIDES OF THIS CARD.